EXHIBIT 10.35
CONFIDENTIAL
Execution Copy
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
STRATEGIC ALLIANCE AGREEMENT
By and Between
ATHERSYS, INC.
and
ANGIOTECH PHARMACEUTICALS, INC.
Effective as of May 5, 2006

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(continued)
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(continued)
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(continued)
SCHEDULES
Schedule 1.13
Schedule 1.14
Schedule 1.33
Schedule 1.45
Schedule 2.2
Schedule 4.1
Schedule 7.3
Schedule 7.4
Schedule 14.3(b)
Schedule 14.3(g)
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(continued)

Page
Schedule 14.3(l)

EXHIBITS
Exhibit A – Note Purchase Agreement
Exhibit B – License Agreement
Exhibit C – Sublicense Agreement

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STRATEGIC ALLIANCE AGREEMENT
     This Strategic Alliance Agreement (this “Strategic Alliance Agreement”) is made and entered into as of May 5, 2006 (the “Effective Date”), by and between Athersys, Inc., a corporation organized under the laws of Delaware and having a place of business at 3201 Carnegie Avenue, Cleveland, Ohio 44115 (“Athersys”), and Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of British Columbia and having a place of business at 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6 (“Angiotech”). In this Strategic Alliance Agreement, Athersys and Angiotech may each be referred to as a “Party” and collectively as the “Parties.”
RECITALS
     A. Angiotech is engaged in, among other things, design, research, development, manufacture and commercialization of medical devices and therapeutic, biopharmaceutical and biosurgery products and biomaterials.
     B. Athersys is engaged in, among other things, the research and development of therapeutic biologics to treat disease.
     C. Angiotech and Athersys desire to enter into a strategic alliance relating to the research, development, manufacture, market and commercialization of clinical development candidates and cell therapy products for the treatment and/or prophylaxis of certain cardiovascular diseases, disorders and conditions.
     D. Concurrently with the execution of this Strategic Alliance Agreement, Angiotech and Athersys are entering into that certain Note Purchase Agreement attached hereto as Exhibit A, pursuant to which Angiotech will loan $5,000,000.00 to Athersys pursuant to a convertible promissory note (the “Note”) on the terms and conditions set forth therein (such Note Purchase Agreement and the exhibits and schedules thereto, the “Purchase Agreement”).
     E. Concurrently with the execution of this Strategic Alliance Agreement, Angiotech and Athersys are entering into that certain License Agreement attached hereto as Exhibit B (such License Agreement and the exhibits and schedules thereto, the “License Agreement”) concerning Athersys’ license to Angiotech of technology and intellectual property related to certain stem cells and stem cell therapies.
     F. Concurrently with the execution of this Strategic Alliance Agreement, Angiotech and Athersys are entering into that certain Sublicense Agreement attached hereto as Exhibit C (such Sublicense Agreement and the exhibits and schedules thereto, the “Sublicense Agreement”) concerning Athersys’ sublicense to Angiotech of technology and intellectual property related to certain stem cells and stem cell therapies licensed from the University of Minnesota.
     G. This Strategic Alliance Agreement, the License Agreement and the Sublicense Agreement hereinafter shall be referred to collectively as the “Transaction Agreements”, and unless expressly specified otherwise in the License Agreement, the Sublicense Agreement or this

Strategic Alliance Agreement, the terms and conditions of this Strategic Alliance Agreement shall apply to all Transaction Agreements.
AGREEMENT
     NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the Parties agree as follows:
ARTICLE I.
DEFINITIONS
     1.1 “Affiliate” means, with respect to any Party, any corporation or other business entity which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Party, but only for so long as the relationship exists. A corporation or other entity shall be regarded as in control of another corporation or entity (a) if it (or any of its subsidiaries or parents) beneficially owns, holds or directly or indirectly controls more than fifty percent (50%) of the voting capital stock (or such lesser maximum percentage permitted by applicable law considered a control percentage) or other ownership interest of such other corporation or entity, or (b) if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other corporation or entity, or (c) if it possesses, directly or indirectly, the power to elect or appoint more than fifty percent (50%) of the members of the governing body of such other corporation or entity.
     1.2 “Angiotech” has the meaning ascribed to it in the preamble.
     1.3 “Angiotech Indemnitees” has the meaning ascribed to it in Section 15.1.
     1.4 “Athersys” has the meaning ascribed to it in the preamble.
     1.5 “Athersys Indemnitees” has the meaning ascribed to it in Section 15.2.
     1.6 “Athersys Stem Cells” has the meaning ascribed to it in the License Agreement.
     1.7 “Athersys Stem Cell Technology” has the meaning ascribed to it in the License Agreement.
     1.8 “Cardiovascular Indications” means myocardial infarction (whether chronic (e.g., ischemia) or acute) and peripheral vascular disease (excluding neurovascular) in humans.
     1.9 “Cells” means the following cells identified, developed, and/or intended for use for treatment and/or prophylaxis of a disease or condition in humans: (a) MAPCs; (b) progeny or components of any MAPCs; (c) derivatives of any of the foregoing (a) or (b); (d) genetically-modified MAPCs; and (e) Athersys Stem Cells; and including, without limitation, cells or tissues that are derived from any of the foregoing, as any of the foregoing cells might be at the time of treatment (i) in their native, undifferentiated state, (ii) in a partially or fully pre-differentiated state, (iii) primed for differentiation (for example, through the introduction of a protein, peptide, gene, polynucleotide, small molecule or other active pharmaceutical ingredient), or (iv) in a modified form.
     1.10 “Cell Therapy” means the treatment and/or prophylaxis of a disease or condition, by regional, local, systemic or other delivery, localization and/or administration of Cells. The term “Cell Therapy” specifically excludes using (a) any of the Cells as reagents; (b) any of the Cells for diagnostic applications or assays; and (c) any of the Cells for drug and drug target validation screening. The term “Cell Therapy” specifically includes (x) delivery, localization and/or administration of a protein, peptide, gene, polynucleotide, small molecule or other active pharmaceutical ingredient (or any combination of the foregoing) at or near the time of delivery, localization and/or administration of Cells; (y) delivery, localization and/or administration of one or more fractions and/or subsets of Cells; and (z) delivery, localization and/or administration of one or more other cell types at or near the time of delivery, localization or administration of Cells.
     1.11 “Cell Therapy Product” means a therapeutic and/or prophylactic product for humans that (a) includes a Cell developed under this Agreement that is intended for use or used as Cell Therapy for at least one Cardiovascular Indication, and (b) has obtained Regulatory Approval in a given country or jurisdiction in the Territory.
     1.12 “Clinical Development Candidate” means (a) a Cell(s) that meets certain criteria and has certain characteristics that are necessary and desirable for the submission of an IND for use of such Cell(s) in Cell Therapy for at least one Cardiovascular Indication (and, therefore, make such Cell(s) suitable for a Clinical Development Program), as determined by the JSC; or (b) a Cell(s) that is or has been the subject of an IND for use of such Cell(s) in Cell Therapy for at least one Cardiovascular Indication. The term “Clinical Development Candidate” shall expressly exclude Cell Therapy Products.
     1.13 “Clinical Development Costs” means the costs incurred by the Parties in connection with their respective activities under a Clinical Development Plan, as such costs are more fully described on Schedule 1.13.
     1.14 “Clinical Development Plan” means, for each Clinical Development Candidate, a detailed plan that sets forth the responsibilities of, and the activities to be conducted by, each of the Parties in advancing each such Clinical Development Candidate to Regulatory Approval for a Cardiovascular Indication (including a detailed budget corresponding to each such plan). Each such Clinical Development Plan shall include, without limitation, the following activities (or their equivalents), to the extent applicable:
          (a) conducting pre-clinical research, pre-clinical development and other pre-clinical studies that are intended to support clinical development of a Clinical Development Candidate for a Cardiovascular Indication;

          (b) preparation and filing of an IND for a Clinical Development Candidate for a Cardiovascular Indication;
          (c) conducting clinical trials of such Clinical Development Candidate for a Cardiovascular Indication, including clinical trials that are intended to support Regulatory Approvals for such Clinical Development Candidate for such Cardiovascular Indication; and
          (d) preparation and filing of documentation, applications (including, for example, an NDA/BLA) and related activities to enable the Parties to seek Regulatory Approval for such Clinical Development Candidate for such Cardiovascular Indication.
Each Clinical Development Plan approved by the Parties shall be attached hereto as Schedule 1.14.
     1.15 “Clinical Development Program” means the clinical development activities conducted by (or to be conducted by) each Party pursuant to a Clinical Development Plan.
     1.16 “Commercialization Costs” means the costs incurred by Angiotech in connection with the promotion, marketing, advertising, sale and/or distribution of Cell Therapy Products, as such costs are more fully described on Schedule 1.13.
     1.17 “Commercially Reasonable Efforts” shall mean efforts and deployment of resources, consistent with the exercise of reasonable and prudent scientific and business judgment, normally used by a research-based pharmaceutical company for a product owned by it or to which it has rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory and reimbursement structure involved, the cost of scaling up a manufacturing process (including facility costs), the profitability of the applicable products, and other relevant factors.
     1.18 “Confidential Information” has the meaning ascribed to it in Section 13.1.
     1.19 “Disclosing Party” has the meaning ascribed to it in Section 13.1.
     1.20 “Effective Date” has the meaning ascribed to it in the preamble.
     1.21 “FDA” means the United States Food and Drug Administration and any successor governmental agency having substantially the same function.
     1.22 “FDA Approval” means the receipt by a Party of all approvals by the FDA necessary or required for the commercialization in the United States of a Cell Therapy Product.

     1.23 “First Commercial Sale” shall mean, for each Cell Therapy Product in each country in the Territory on a country-by-country basis, the first sale by Angiotech, or a sublicensee of Angiotech, of a Cell Therapy Product to an independent Third Party after the required Regulatory Approval to sell such Cell Therapy Product in that country has been granted by the relevant regulatory authority. If Regulatory Approval is not required in order to sell a Cell Therapy Product in a particular jurisdiction, then First Commercial Sale shall mean the first transfer of title by Angiotech, or a sublicensee of Angiotech, of a Cell Therapy Product to an independent Third Party for consideration in any arm’s-length transaction in such jurisdiction. Cell Therapy Product sale shall be deemed to occur on the earlier of (a) the date the Cell Therapy Product is shipped to the purchaser, or (b) the date of the invoice to the purchaser of the Cell Therapy Product.
     1.24 “IND” means (a) an Investigational New Drug Application, as defined in the United States Federal Food, Drug and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder, that is required to be filed with the FDA before beginning clinical testing in the United States of a Clinical Development Candidate in human subjects, or any successor application or procedure; and (b) all supplements and amendments thereto, including any supplemental Investigational New Drug Application; and (c) any related foreign counterparts of (a) and (b) that may be filed with respect to the foregoing.
     1.25 “Intellectual Property” means all of the following (including any substantial equivalent or counterpart) in any jurisdiction throughout the Territory: (a) Patents and Patent Rights; (b) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names; (c) copyrights, software, source code and copyrightable works; (d) applications and registrations for any of the foregoing; and (e) Know-How.
     1.26 “JSC” has the meaning ascribed to it in Section 3.1.
     1.27 “JSC Dispute” has the meaning ascribed to it in Section 3.7(a).
     1.28 “Know-How” means inventions, discoveries, data, information, trade secrets, processes, methods, techniques, materials, technology, results or other know-how, whether or not patentable.
     1.29 “License Agreement” has the meaning ascribed to it in the Recitals.
     1.30 “Local Therapeutic Company” means a corporation or other business entity engaged in the business of exploiting products for human or veterinary uses wherein all or a substantial portion of the activities of such corporation or other business entity are competitive with those of Angiotech.
     1.31 “Manufacturing Costs” means, with respect to each Clinical Development Candidate and Cell Therapy Product, the costs incurred by Athersys in connection with the manufacture and supply of the Clinical Development Candidate or Cell Therapy Product (respectively) to Angiotech or any Third Party on Angiotech’s behalf, as such costs are more fully described on Schedule 1.13.

     1.32 “Major Market” means the following markets: United States, Australia, Canada, United Kingdom, Germany, France, Italy, Spain and Japan.
     1.33 “MAPC” means any multipotent adult progenitor cell, including without limitation those described in the Patent Rights listed on Schedule 1.33 or described in any Patent Rights that claim priority to any such Patent Rights listed on Schedule 1.33.
     1.34 “NDA/BLA” means (a) a New Drug Application and/or a Biologics License Application as defined in the United States Federal Food, Drug and Cosmetic Act or the United States Public Health Service Act, each as amended, and the rules and regulations promulgated thereunder, that is required to be filed with the FDA before commercialization of a product in the United States, and any successor application or procedure; (b) all supplements and amendments thereto; and (c) any related foreign counterparts of (a) and (b) that may be filed with respect to the foregoing.
     1.35 “Net Sales” means the gross amount invoiced for sale or other commercial disposition of a Cell Therapy Product (or any Cells sold for use in the Therapeutic Field) by Athersys or Angiotech or any of their Affiliates or their respective direct or indirect licensees, sublicensees or subcontractors, to a Third Party (including, without limitation, sales to distributors), in bona fide, arm’s-length transactions, after deduction of the following items (to the extent actually incurred and to the extent not already deducted in the amount invoiced):
          (a) all trade, quantity and cash discounts, wholesaler-charge backs or rebates (including, but not limited to, rebates to governmental agencies, managed care organizations, health management organizations, pharmacy benefit managers and group purchasing organizations) actually allowed;
          (b) all credits or allowances actually granted for rejection or return of a previously sold Cell Therapy Product (or Cells sold for use in the Therapeutic Field);
          (c) excise, sales and other consumption taxes and customs duties;
          (d) retroactive price reductions including, but not limited to, those imposed by governmental agencies; and
          (e) any charge for freight or insurance if separately stated on the same invoice as for the sale of the Cell Therapy Product (or Cells sold for use in the Therapeutic Field) and directly related to the sale or distribution of the Cell Therapy Product (or Cells sold for use in the Therapeutic Field);
all in accordance with standard allocation procedures, allowance methodologies and accounting methods consistently applied, which procedures and methodologies shall be in accordance with generally accepted accounting principles (“GAAP”). A “sale” of a Cell Therapy Product (or Cells sold for use in the Therapeutic Field) is deemed to occur upon the invoicing, or if no invoice is issued, upon the earlier of shipment or transfer of title in the Cell Therapy Product (or the Cells) to the Third Party. Sales between or among a Party, on the one hand, and its Affiliates, licensees or sublicensees, on the other hand, shall not be used to calculate “Net Sales” unless the purchasing Affiliate, licensee or sublicensee is an end-user. “Net Sales” for purposes of this Strategic Alliance Agreement includes all such sales by assignees or other successors to either Party’s rights under this Strategic Alliance Agreement. If a Cell Therapy Product (or the Cells) is sold as part of a larger bundle or kit that incorporates or includes other products in addition to the Cell Therapy Product (or the Cells), Net Sales will be computed using an average net selling price of the Cell Therapy Product (or the Cells) sold separately or, if such average net selling price is unavailable, it will include only that part of such sale reasonably allocated by the JSC to the value of the Cell Therapy Product (or the Cells) as compared to the value of the larger bundle or kit sold without the Cell Therapy Product (or the Cells).
     1.36 “Non-Licensed Cardiovascular Indications” means any disease, disorder, condition, or the prevention, palliation, treatment, or correction of the same, which involves or relates to the heart and/or blood vessels, other than the Cardiovascular Indications and neurovascular disease (including stroke). Non-Licensed Cardiovascular Indications explicitly includes, but is not limited to, congestive heart failure.
     1.37 “Party” and/or “Parties” has the meaning ascribed to it in the preamble.
     1.38 “Patent” means any and all issued and granted patents, or other registration of ownership of an invention, granted by any governmental authority in the Territory, including, but not limited to, patents of implementation, improvement or addition; utility patents; design patents; and inventors’ certificates, as well as those patents that may issue or be granted from any divisions, reissues, continuations (in whole or in part), reexaminations, renewals, substitutions and extensions of any of the foregoing.
     1.39 “Patent Prosecution” means the (a) preparation, filing and/or prosecution of applications (of all types) for Patent(s); (b) maintenance of any Patent Rights; and (c) management of any interference or opposition proceeding relating to the foregoing.
     1.40 “Patent Rights” means rights in (a) issued Patents and pending provisional and non-provisional applications for Patents, including, without limitation, any continuations, continuations-in-part or divisions directed to inventions disclosed therein; (b) any re-examinations, reissues, renewals, substitutions or extensions of any Patents; and (c) foreign counterparts or equivalents of any of the foregoing.
     1.41 “Phase I Study” means a clinical study in human subjects that is intended to initially evaluate the tolerance, safety and/or pharmacological effects of (or to otherwise satisfy the requirements of 21 C.F.R. § 312.21(a) or its foreign equivalent with respect to) a Clinical Development Candidate for a particular Cardiovascular Indication.
     1.42 “Phase II Study” means a clinical study in human patients that is intended to initially evaluate the effectiveness of (or to otherwise satisfy the requirements of 21 C.F.R. § 312.21(b) or its foreign equivalent with respect to) a Clinical Development Candidate for a particular Cardiovascular Indication.

     1.43 “Phase III Study” means a pivotal clinical study in human patients with a defined dose or set of doses of a Clinical Development Candidate that is designed to ascertain the safety and efficacy of (or to otherwise satisfy the requirements of 21 C.F.R. § 312.21(c) or its foreign equivalent with respect to) such Clinical Development Candidate for a particular Cardiovascular Indication, which Phase III Study is conducted for the purpose of enabling the preparation and submission of applications for Regulatory Approval to the competent regulatory authorities in a country of the Territory.
     1.44 “Phase IV Study” means any clinical study in human patients that is commenced after receipt of Regulatory Approval of a Cell Therapy Product in any country of the Territory, which study is conducted within the parameters of the Regulatory Approval, and shall include studies required or requested by the Regulatory Authority as a condition of, or in connection with, obtaining Regulatory Approval with respect to such Cell Therapy Product for a particular Cardiovascular Indication. Phase IV Studies also shall include studies conducted to gather additional information regarding such Cell Therapy Product, including, without limitation, potential risks, medical or pharmacoeconomic benefits, optimal use, dose, route and schedule of administration, modeling and pharmacoeconomic studies, and investigator-sponsored clinical trials.
     1.45 “Pre-Clinical Development Plan” means a detailed plan that sets forth the responsibilities of, and activities to be conducted by, Athersys (and Angiotech pursuant to Section 4.3) in advancing one or more Cells and/or Cell Therapies into one or more potential Clinical Development Candidates for a particular Cardiovascular Indication (including a detailed budget corresponding to each such plan). Each such Pre-Clinical Development Plan shall include, without limitation, the following activities (or their equivalents), to the extent applicable:
          (a) conducting research and development activities related to Cells and Cell Therapy, as a step in the ultimate objective of identifying and characterizing Clinical Development Candidates; and
          (b) conducting pre-clinical research, pre-clinical development and other pre-clinical studies that are intended to facilitate and support progression of one or more Cells and/or Cell Therapies to selection as Clinical Development Candidates, and ultimately to Regulatory Approval of such Clinical Development Candidate(s) as a Cell Therapy Product(s);
An initial draft Pre-Clinical Development Plan(s) has been prepared by Athersys and presented to Angiotech prior to the Effective Date. Within ninety (90) days after the Effective Date, the JSC shall finalize such draft Pre-Clinical Development Plan(s), and such final Pre-Clinical Development Plan shall be attached hereto as Schedule 1.45.
     1.46 “Pre–Clinical Development Program” means the pre-clinical development activities conducted by (or to be conducted by) each Party pursuant to a Pre-Clinical Development Plan.
     1.47 “Profit(s)” has the meaning ascribed to it on Schedule 7.4.

     1.48 “Purchase Agreement” has the meaning ascribed to it in the Recitals.
     1.49 “Receiving Party” has the meaning ascribed to it in Section 13.1.
     1.50 “Regulatory Approval” means any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity necessary for the commercial manufacture, use, storage, import, export, transport, distribution, promotion, marketing, offer for sale and sale of a therapeutic and/or prophylactic product in a country of the Territory.
     1.51 “Royalty Term” shall mean, for a particular Sole Development Product in a particular country in the Territory, the period of time from First Commercial Sale of such Sole Development Product to the date on which market exclusivity in such country ends, which shall mean the later date to occur of the following: (a) the expiration of all Patent Rights covering such Sole Development Product in such country; or (b) the expiration of market exclusivity related to such Sole Development Product in such country.
     1.52 “Sole Development Income” shall mean any payments that the Developing Party receives from a licensee or sublicensee of the rights owned by or granted to the Developing Party hereunder, in consideration for the license or sublicense of such rights as applicable to a Sole Development Product, including, without limitation, license fees, milestone payments, license maintenance fees, and other payments received for such a license or sublicense, but specifically excluding royalty-type payments based on Net Sales, bona fide payments for research and development, marketing, sales and/or other services, bona fide reimbursement for costs and expenses incurred by the Developing Party (such as patent prosecution costs), payments to the extent of fair market value for the issuance of equity or debt (or for debt financing such as loans), and payments resulting from any bona fide arms length agreement relating to the supply to such licensee or sublicensee of the applicable Sole Development Products (and/or ingredients or components thereof).
     1.53 “Sole Development Product” has the meaning ascribed to it in Section 6.1.
     1.54 “Strategic Alliance Agreement” has the meaning ascribed to it in the preamble.
     1.55 “Sublicense Agreement” has the meaning ascribed to it in the Recitals.
     1.56 “Successful Completion” means, with respect to a clinical study of a Clinical Development Candidate in human patients, (a) completion of such clinical study; (b) the meeting of all primary and secondary clinical endpoints of such clinical study or the advancement of the Clinical Development Candidate to the next phase of clinical trials (or to commercialization, where the subject clinical study is a Phase III Study), even though the Clinical Development Candidate does not meet all secondary endpoints; and

(c) delivery to the JSC of the corresponding written, completed study report prepared according to the study protocol.
     1.57 “Term” has the meaning ascribed to it in Section 16.1.
     1.58 “Territory” means the world.
     1.59 “Therapeutic Field” means, as the context requires, a field comprising any one or more of the Cardiovascular Indications.
     1.60 “Third-Party” means a person or entity other than Angiotech or Athersys.
     1.61 “Third Party Payments” shall mean all amounts payable to a Third Party for rights or licenses to Intellectual Property in connection with the manufacture, use, sale, offer for sale or importation of Clinical Development Candidates and/or Cell Therapy Products, including without limitation license fees, milestone payments, license maintenance fees, royalties and other payments made for such a right or license.
     1.62 “Transaction Agreements” has the meaning ascribed to it in the Recitals.
     1.63 Additional Definitions.

Defined Term	Section in which Defined
CFOs	7.2(c)
Change of Control	16.2(e)
Change of Control Notice	16.2(e)
CHF Offer	2.2(b)
CHF Offer Notice	2.2(b)
Co-Chair	3.3
Code	16.2(c)
Developing Party	6.1
Diligence Requirement	6.4
Discontinuing Party	6.1
Existing Third Party Agreement	4.1
for cause	16.2(d)(i)
GAAP	1.35
Heads of Research	3.7(b)
Negotiation Notice	2.2(a)
New Pre-Clinical Development Programs	4.3
Offer Notice	2.2(a)

Defined Term	Section in which Defined
Offer Period	2.2(a)
Opt-Out Notice	6.1
Paying Party	7.6(a)
Phase I Milestone Fee	2.4(a)
Product Specifications	9.4
Proposed Clinical Plan(s)	3.5(c)
Replacement Fee	2.4(b)(i)
Royalty Recipient	7.6(a)
Sole Development Option	6.1
Supply Disruption	9.7
Terms and Conditions	2.2(b)
ARTICLE II.
CERTAIN TRANSACTION COMPONENTS
     2.1 Concurrent Execution. Each Party shall execute all of the Transaction Agreements and the Purchase Agreement, and shall deliver each of them to the other Party, and each of the Transaction Agreements and the Purchase Agreement shall be effective as of the Effective Date. Neither Party shall have any obligations under any of the Transaction Agreements or the Purchase Agreement unless and until all of the Transaction Agreements and the Purchase Agreement have been so executed and delivered.
     2.2 Right of First Negotiation for Non-Licensed Cardiovascular Indications.
          (a) Throughout the Term, Angiotech shall have the first right to negotiate to obtain an exclusive license to Cell Therapy for all or any part of the Non-Licensed Cardiovascular Indications. Athersys shall promptly notify Angiotech in writing if: (a) Athersys intends to initiate a research and/or development and/or commercialization program for Cell Therapy involving any of the Non-Licensed Cardiovascular Indications; (b) Athersys intends to take any action to initiate any process to license (whether exclusively or non-exclusively) to a Third Party (or otherwise grant to a Third Party) any rights to develop or commercialize Cell Therapy for any of the Non-Licensed Cardiovascular Indications; or (c) Athersys receives an unsolicited offer from a Third Party that desires to acquire any rights to develop or commercialize Cell Therapy for any of the Non-Licensed Cardiovascular Indications (where each of the events set forth in (a-c) above shall obligate Athersys to provide such written notice, hereinafter termed an “Offer Notice”). The Offer Notice shall specify the indications within the Non-Licensed Cardiovascular Indications to which the notice applies, and in the case of (c), shall summarize the terms of the Third Party’s offer. Upon Angiotech’s receipt of the Offer Notice, Angiotech shall have fifteen (15) days (the “Offer Period”) to notify Athersys that Angiotech desires to negotiate with Athersys to obtain a license for Cell Therapy for the applicable Non-Licensed Cardiovascular Indications (such notice by Angiotech is hereinafter referred to as the “Negotiation Notice”). If Angiotech delivers such Negotiation Notice to Athersys, Athersys shall negotiate in good faith exclusively with Angiotech, for a period of not less than ninety (90) days from the date of Athersys’ receipt of the Negotiation Notice (the “Negotiation Period”), mutually acceptable, commercially reasonable terms and conditions of an exclusive license to Angiotech for the applicable Non-Licensed Cardiovascular Indications. Accordingly, Angiotech shall have the right of first and exclusive negotiation to obtain an exclusive license to Cell Therapy for all or any part of the Non-Licensed Cardiovascular Indications identified in the Negotiation Notice. If Angiotech fails to deliver the Negotiation Notice prior to expiration of the Offer Period, or if Athersys and Angiotech are unable to consummate a mutually acceptable transaction prior to expiration of the Negotiation Period, Athersys shall be free to license Cell Therapy for the applicable Non-Licensed Cardiovascular Indications to a Third Party. If Athersys is unable to complete a transaction granting rights to Cell Therapy for the applicable Non-Licensed Cardiovascular Indications to a Third Party within ninety days (90) days after (y) the expiration of the applicable Offer Period if Angiotech has not delivered a Negotiation Notice, or (z) the expiration of the applicable Negotiation Period if Angiotech has delivered a Negotiation Notice, then Athersys’ notification requirement shall “reset” with respect to Cell Therapy for the applicable Non-Licensed Cardiovascular Indications. For the avoidance of doubt, this right of first negotiation shall apply to Cell Therapy for all indications within the Non-Licensed Cardiovascular Indications.
          (b) In addition to Section 2.2(a) above, throughout the Term with respect to Cell Therapy involving congestive heart failure, Angiotech shall have the right of first refusal to obtain a license to Cell Therapy for congestive heart failure as described in this Section 2.2(b). Upon the receipt by Athersys from a Third Party of any offer for any rights relating to Cell Therapy for congestive heart failure that Athersys desires to accept (a “CHF Offer”), Athersys shall provide written notice of such CHF Offer to Angiotech (the “CHF Offer Notice”). The CHF Offer Notice shall include a detailed summary of the material terms and conditions of the CHF Offer (the “Terms and Conditions”). If the Terms and Conditions are substantially more favorable to such Third Party than the terms and conditions offered by Angiotech pursuant to Section 2.2(a), Angiotech shall have thirty (30) days from receipt of the CHF Offer Notice to accept or reject the CHF Offer according to the Terms and Conditions. If Athersys and Angiotech do not conclude such transaction within a ninety (90)-day period of exclusive, good faith negotiations that begins on receipt of Angiotech’s notice of “acceptance,” or if Angiotech does not provide such written notice before expiration of its 30-day acceptance period (or if Angiotech rejects the CHF Offer in writing before the end of such 30-day period), Athersys shall then have ninety (90) days to negotiate definitive, binding agreements with such Third Party on terms and conditions not substantially more favorable to such Third Party than the Terms and Conditions. If (i) Athersys is unable to complete such a transaction within such ninety (90) day period with such Third Party, then the notification requirement shall “reset” with respect to Cell Therapy for congestive heart failure, or (ii) the terms and conditions negotiated with such Third Party and acceptable to both Athersys and such Third Party concerning such transaction are substantially more favorable to such Third Party than the Terms and Conditions, then the terms and conditions of the transaction as negotiated shall be considered to be a new CHF Offer that is subject to the right of first refusal on behalf of Angiotech described in this Section 2.2(b).
     2.3 Additional Investment.
          (a) Angiotech shall make an additional $5,000,000.00 investment in Athersys pursuant to the terms described in Section 2.3(b) within ten (10) business days after Athersys fulfills the first of the following conditions to occur (provided that if Athersys fulfills any such condition prior to January 1, 2007, then such condition shall be deemed to have been fulfilled on January 1, 2007):
          (i) Athersys has commenced at least one additional pre-clinical animal study between the Effective Date and January 1, 2007 (in accordance with the applicable Pre-Clinical Development Plan) and either (A) such study has been completed prior to January 1, 2007 in accordance with the applicable pre-clinical animal study protocol; or (B) such study is ongoing as of January 1, 2007 and is being conducted in accordance with the applicable pre-clinical animal study protocol, or
          (ii) at any time after January 1, 2007 Athersys completes at least one additional pre-clinical study (in accordance with the applicable Pre-Clinical Development Plan) in accordance with the applicable pre-clinical animal study protocol.
          (b) With respect to the investment described in (a) above:
          (i) if the Note has not been converted into capital stock of Athersys prior to the date of such investment, then Angiotech and Athersys shall enter into a note purchase agreement, in substantially the form of the Purchase Agreement, pursuant to which Angiotech shall loan $5,000,000.00 in cash to Athersys pursuant to a convertible promissory note having the same terms and conditions as the Note; and
          (ii) if the Note has been converted into capital stock of Athersys prior to the date of such investment, then Angiotech and Athersys shall enter into a securities purchase agreement, in substantially the form of the Purchase Agreement (except for necessary adaptations for a securities purchase instead of a note purchase), pursuant to which Angiotech shall purchase with cash the number of whole shares of capital stock of Athersys that can be purchased with $5,000,000.00 in cash, at one hundred ten percent (110%) of the per share price at which stock is sold in the Bona Fide Financial Investment (as defined in the Note), on the terms and conditions set forth therein. The class and series of capital stock shall be the same as that sold in the Bona Fide Financial Investment.
     2.4 Phase I Milestone Fee.
          (a) As soon as reasonably practicable after the passage of thirty (30) days (or such other period of time during which the FDA may then be permitted to impose a clinical hold) following the first IND submission to the FDA in connection with the first Clinical Development Candidate hereunder without the FDA imposing a clinical hold, thereby enabling the Parties to lawfully initiate a Phase I Study of such Clinical Development Candidate, subject to Section 2.4(b) below, the Parties shall enter into a one-time only securities purchase agreement, in substantially the form of the Purchase Agreement (except for necessary adaptations for a securities purchase instead of a note purchase), pursuant to which Angiotech shall purchase with cash the number of whole shares of capital stock of Athersys that can be purchased with $ 5,000,000 in cash, at the per share price determined in accordance with Schedule 2.2, on the terms and conditions set forth therein (the “Phase I Milestone Fee”). For the avoidance of doubt, Angiotech shall not be required to enter into any further securities purchase agreement(s) in connection with any subsequent IND submission .
          (b) Angiotech, in its sole discretion, may elect to decline payment of the Phase I Milestone Fee by providing written notice of such election within the applicable 30-day period set forth in Section 2.4(a). Within thirty (30) days after receipt of such written notice from Angiotech, Athersys shall provide written notice to Angiotech choosing one of the following items as a replacement for the Phase I Milestone Fee:
          (i) requiring Angiotech to, within ten (10) business days following the Successful Completion of the first Phase III Study for a Clinical Development Candidate in the U.S. (or foreign equivalent trial) in any Cardiovascular Indication, pay to Athersys a one-time milestone payment in cash equal to $ 10,000,000 (the “Replacement Fee”) upon the Successful Completion of the first Phase III Study for a Clinical Development Candidate in the U.S. (or foreign equivalent trial) in any of the Cardiovascular Indications; or
          (ii) modifying the split of Profits from the commercialization of a Cell Therapy Product described in Schedule 7.4 to be [*]% to Athersys and [*]% to Angiotech.
     2.5 Exclusivity. Except as expressly provided pursuant to a Clinical Development Plan or in any Transaction Agreement, during the Term Athersys shall not engage (itself or with a Third Party) in any clinical development or commercialization activities directed to the Cardiovascular Indications using any stem cells.
     2.6 Retained Rights. Except as expressly set forth herein or as otherwise mutually agreed by the Parties in writing, no Intellectual Property rights or licenses are granted by Angiotech to Athersys under this Strategic Alliance Agreement. Angiotech retains all rights to Angiotech Intellectual Property. Except as expressly set forth herein or as otherwise mutually agreed by the Parties in writing, no Intellectual Property rights or licenses are granted by Athersys to Angiotech under this Strategic Alliance Agreement.

*	Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

Athersys retains all rights to Athersys Intellectual Property to the extent such Intellectual Property rights are not expressly granted to Angiotech hereunder.
     2.7 Costs Borne by Each Party. Except as expressly set forth herein, including without limitation Sections 7.1, 7.2 and 7.4 and Schedule 7.4, all costs and expenses connected with a Party’s activities or performance under any Pre-Clinical Development Program, Clinical Development Plan or this Strategic Alliance Agreement shall be borne solely by that Party.
     2.8 Certain Restrictions on Athersys’ Activities Outside of Cardiovascular Indications. In its research and development activities in connection with Third Parties related to products for Cell Therapy outside of the Cardiovascular Indications, Athersys shall make Commercially Reasonable Efforts to position such products in a way that reduces the potential for such products to be used off label in any of the Cardiovascular Indications.
ARTICLE III.
JOINT STEERING COMMITTEE
     3.1 Joint Steering Committee. Promptly following the Effective Date, the Parties shall establish a Joint Steering Committee (“JSC”) to oversee and coordinate the Parties’ responsibilities and activities in accordance with and in furtherance of the Pre-Clinical Development Plan(s), Clinical Development Plan(s) and this Strategic Alliance Agreement. The JSC shall be composed of up to four (4) senior, qualified representatives from each Party (or from a Party’s Affiliate). The total number of JSC members will initially be up to eight (8), but the number may be increased or decreased from time-to-time by mutual written agreement of the Parties; provided that the number of representatives from Angiotech shall always be equal to the number of representatives from Athersys. Each of Angiotech and Athersys may replace any of its representatives on the JSC at will by giving written notice thereof to the other Party.
     3.2 Subcommittees. The JSC shall be empowered to create one or more subcommittees, project teams or working groups, as it may deem appropriate or necessary. Each such subcommittee, project team and working group shall report to the JSC, which shall have authority to approve or reject recommendations or actions proposed thereby, subject to the terms of this Strategic Alliance Agreement. In general, the Parties contemplate that all JSC subcommittees shall have an equal number of members appointed by each Party.
     3.3 Chairperson. Each Party shall appoint one of its representatives on the JSC as a co-chair of the JSC (each, a “Co-Chair”), and a Party may change its Co-Chair from time to time by written notice to the other Party. Each Party’s Co-Chair shall serve as a co-chair of the JSC meetings, unless the Co-Chairs jointly determine that they shall alternate responsibility for chairing JSC meetings (whether on a meeting-by-meeting, calendar quarter-by-calendar quarter or calendar year-by-calendar year basis).
     3.4 JSC Meetings.

          (a) The JSC shall meet at least once every calendar quarter during the Term, either in person, by video conference or by telephone conference, as appropriate, as reasonably arranged by the Co-Chairs; provided that at least one (1) JSC meeting per calendar year shall be held in person. Meetings of the JSC shall be effective only if at least one (1) JSC representative of each Party participates in the meeting (in person or by telephone or videoconference). The Co-Chairs (or the responsible JSC chairperson, if applicable) shall be responsible for scheduling meetings of the JSC, preparing agendas for JSC meetings, sending to all JSC members notices of all regular JSC meetings (at least thirty (30) days before such meetings) and agendas for such meetings (at least ten (10) days before such meetings).
          (b) In addition, either Co-Chair may from time to time request a special JSC meeting by contacting the other Co-Chair and providing a proposed agenda for such meeting. The Co-Chairs shall arrange a mutually acceptable time for such special JSC meeting as promptly thereafter as reasonably possible, and shall prepare and circulate an agenda for such special JSC meeting as far in advance of such meeting as reasonably possible.
          (c) The Co-Chairs (or the responsible JSC chairperson, if applicable) shall be responsible for having minutes of each JSC meeting prepared and circulated among the JSC members. The JSC meeting minutes will be documented in writing and shall provide a description in reasonable detail of the discussions held at the JSC meeting, and a list of any actions, decisions or determinations taken or approved by the JSC. In addition, the JSC meeting minutes shall include, with respect to the Parties’ responsibilities, activities and tasks hereunder, (i) the Parties’ progress to date, (ii) difficulties encountered by the Parties to date, (iii) schedules for performing and completing the Parties’ tasks and activities, (iv) each Party’s action plans, and (v) any JSC recommendation that the Parties approve a Proposed Clinical Plan or end an existing Clinical Development Plan. The responsible Co-Chair shall distribute the minutes of the JSC meeting to the Parties and the JSC members within ten (10) days after the conclusion of each JSC meeting. The JSC meeting minutes shall be deemed to be approved by the JSC members if no written objections to the meeting minutes are submitted to the JSC within ten (10) days after being distributed to the JSC members. Each Party shall be responsible for expenses incurred by its JSC representatives in attending or otherwise participating in JSC meetings.
     3.5 Responsibilities of the Joint Steering Committee.
          (a) Clinical Development Plans and Clinical Development Candidates. In addition to its general responsibility to oversee and coordinate the activities of the Parties in connection with the Pre-Clinical Development Plans, Clinical Development Plans and this Strategic Alliance Agreement, the JSC shall in particular:
          (i) monitor the progress made by Athersys in connection with the Pre-Clinical Development Programs in a manner consistent with the corresponding Pre-Clinical Development Plans and this Strategic Alliance Agreement;

          (ii) monitor the Existing Third Party Agreements and any other agreements with a Third Party related to the Pre-Clinical Development Plans, Clinical Development Plans and/or Cell Therapy in the Therapeutic Field, including without limitation monitoring compliance with such agreements and activities thereunder, reviewing reports prepared by or for a Party, evaluating Intellectual Property resulting from such agreements and ensuring that the appropriate Party obtains rights to any such Intellectual Property when advisable;
          (iii) designate Cell(s) as Clinical Development Candidate(s) in accordance with criteria determined by the JSC;
          (iv) monitor the progress made, and direct the activities to be undertaken, by the Parties in connection with the Clinical Development Programs in a manner consistent with the corresponding Clinical Development Plans and this Strategic Alliance Agreement;
          (v) review, modify as it deems appropriate, and recommend, as necessary from time-to-time, the Clinical Development Plan(s);
          (vi) oversee and, whenever practicable, expedite the implementation of each Pre-Clinical Development Plan and each Clinical Development Plan;
          (vii) create and update a risk analysis plan;
          (viii) clarify or adjust the tasks of the respective Parties under the Pre-Clinical Development Plans and Clinical Development Plans, in a manner consistent with this Strategic Alliance Agreement;
          (ix) ensure adequate resources are assigned by each Party for research planning, project management and personnel and other resource management related to the Clinical Development Plans;
          (x) create, review, modify as it deems appropriate, and recommend an annual budget corresponding to each Clinical Development Plan, in a manner consistent with this Strategic Alliance Agreement;
          (xi) reasonably determine or adjust milestones and progress related to the Clinical Development Plans; and
          (xii) recommend whether or not, and to what extent, research or development studies, beyond those identified in an existing Pre-Clinical Development Plan or Clinical Development Plan, should be conducted.
          (b) Existing Third Party Agreements. Within thirty (30) days after the Effective Date, Athersys shall provide to the JSC a report describing the status of, purpose of, scope of activities encompassed by, recent activities conducted under, and Intellectual Property developed under each Existing Third Party Agreement related to the

Pre-Clinical Development Plans, Clinical Development Plans and/or Cell Therapy in the Therapeutic Field, together with complete, unredacted copies of each such agreement and any reports delivered by or provided to Athersys thereunder, subject to confidentiality obligations to the counterparty to each such Agreement; provided that where such obligations of confidentiality preclude or limit any such disclosures hereunder, Athersys shall use Commercially Reasonable Efforts to obtain consent from such counterparty to permit such disclosures to Angiotech.
          (c) Proposed Clinical Plans. The Parties, either separately or jointly, may submit written proposals for Clinical Development Plans for any Clinical Development Candidate (“Proposed Clinical Plans”) to the JSC for review (which review shall take place at the first JSC meeting following submission of a Proposed Clinical Plan to the JSC) and recommendation to the Parties; provided that each Party may submit no more than one Proposed Clinical Plan per calendar quarter during the Term. Each Proposed Clinical Plan shall include, as appropriate, (i) an objective, key milestones and a timetable for the Proposed Clinical Plan; (ii) a summary of resources expected to be required to conduct the Proposed Clinical Plan to completion; (iii) a summary of expected Third Party arrangements that may be necessary or useful, including, without limitation, license agreements and/or supply arrangements; and (iv) a proposed budget and term for the Proposed Clinical Plan. Any Proposed Clinical Plan that is recommended by the JSC and approved in writing by the Parties will be deemed a Clinical Development Plan, and each such approved Clinical Development Plan shall be a part of, and subject to all of the provisions of, this Strategic Alliance Agreement and the other Transaction Agreements, as applicable.
          (d) New Pre-Clinical Development Programs. The JSC shall oversee and coordinate the Parties’ responsibilities and activities, and shall recommend to the Parties appropriate cost-sharing by the Parties, in connection with each New Pre-Clinical Development Program.
          (e) Advancement or Termination of Clinical Development Plans. Upon the completion of each Clinical Development Plan, the JSC will have sixty (60) days thereafter to provide written recommendations to the Parties as to whether the Clinical Development Plan should either (i) be advanced to the next phase of development or commercialization, as applicable, or (ii) be terminated by the Parties. With the prior written approval of both Parties, the JSC will also have the authority to terminate a Clinical Development Plan at any time.
          (f) Other Responsibilities. The JSC shall have such other responsibilities as are expressly set forth elsewhere in this Strategic Alliance Agreement, the Transaction Agreements or as are assigned to it as mutually agreed upon by the Parties.
          (g) Angiotech Proposals. During the term of this Strategic Alliance Agreement, Angiotech may, but is not obligated to, present to the JSC for consideration medical devices, biomaterials, compositions and methods that may enhance the development of Cells, Clinical Development Candidates and/or Cell Therapy Products in the Cardiovascular Field. The JSC shall consider the value of any such enhancements

(including where appropriate, for example, an evaluation of market analysis, financial projections, costs, resources, responsibilities of Athersys and Angiotech, and timelines). After due consideration, the Steering Committee shall accept or reject each such proposed enhancement. If the JSC accepts a proposed enhancement, then the JSC shall (i) recommend appropriate compensation to Angiotech with respect to such enhancement and the applicable Pre-Clinical Development Plan or Clinical Development Plan shall be modified to include such enhancement; and (ii) determine ownership of any Intellectual Property related to the accepted enhancement that may be made, created, identified, conceived, reduced to practice or derived by or on behalf of the Parties (either alone or jointly) during the course of performance of a Party’s obligations under the applicable Pre-Clinical Development Plan or Clinical Development Plan; provided that Angiotech shall own all Intellectual Property related to any proposed or accepted enhancement that is made, created, identified, conceived, reduced to practice or derived by or on behalf of Angiotech or its Affiliates at or prior to the time the enhancement is presented to the JSC for consideration.
     3.6 Voting; Decision-Making. Regardless of the number of JSC representatives from any Party, Angiotech shall present one consolidated view and have one vote on any issue before the JSC, to be cast by Angiotech’s Co-Chair or his/her designee, and Athersys shall present one consolidated view and have one vote on any issue before the JSC, to be cast by Athersys’ Co-Chair or his/her designee. Except as otherwise expressly set forth herein, the JSC may only act by unanimous written agreement. Except as otherwise expressly set forth herein, the JSC shall have final decision-making authority (which decision-making authority may be delegated to a subcommittee by the JSC, in its discretion) regarding all issues relating to the Pre-Clinical Development Plans and Clinical Development Plans; provided that the JSC may not modify or renegotiate any terms or conditions of this Strategic Alliance Agreement. In making decisions on the JSC, each Party shall duly consider in good faith any suggestions, opinions and proposals made by the other Party, and shall use good faith efforts to reach consensus with the other Party. If the JSC fails to reach unanimous agreement on any matter within the scope of its responsibilities, as described in this Strategic Alliance Agreement or as expressly delegated to the JSC by written agreement of the Parties, the dispute shall be resolved as set forth in Section 3.7.
     3.7 JSC Disputes.
          (a) If, before adjourning any JSC meeting, the JSC fails to reach unanimous agreement on any matter or issue upon which the JSC has voted at such JSC meeting, and upon which the JSC has authority to vote, in accordance with this ARTICLE III (each such matter or issue, a “JSC Dispute”), such JSC Dispute shall automatically be added as an agenda item for the next regular meeting of the JSC. Between the meeting in which the JSC Dispute arose and such next regularly scheduled JSC meeting, the JSC and/or the Parties may negotiate in good faith to attempt to resolve the JSC Dispute. At any time during such interim time period, the JSC may call a special meeting to attempt to resolve the JSC Dispute.

          (b) If the JSC members are unable to resolve such JSC Dispute before or at the next regularly scheduled JSC meeting, such JSC Dispute shall be referred for resolution to the Chief Scientific Officer (or person fulfilling the equivalent function) of each Party (each, a “Head of Research”). Resolution of such JSC Dispute by the Heads of Research shall occur within thirty (30) days after the date of referral to the Heads of Research. If the Heads of Research are unable to reach consensus and resolve such JSC Dispute within such 30-day period after good faith attempts to reach such consensus and resolution, then the JSC Dispute shall be referred for final resolution to Athersys’ President (or other designated executive level officer of Athersys), if the JSC Dispute relates to a Phase I Study completion or earlier matter or issue, and to Angiotech’s CFO (or other designated executive level officer of Angiotech), if the JSC Dispute relates to a post-Phase I Study (or later) or commercialization matter or issue; provided that, when exercising such final, decision-making authority, neither Party’s President, CFO (or other designated executive level officer) shall be empowered to alter the Parties’ respective rights or obligations under this Strategic Alliance Agreement; and provided further that neither Party’s President, CFO (or other designated executive level officer) shall have final decision-making authority with respect to approval or modification of (i) designation of any Cell as a Clinical Development Candidate; (ii) any Pre-Clinical Development Plan or Clinical Development Plan (but expressly excluding any immaterial modifications to such Pre-Clinical Development Plan or Clinical Development Plan); (iii) any Clinical Development Plan budget (but expressly excluding any immaterial modifications to such Clinical Development Plan budget), (iv) any IND filing pertaining to a Clinical Development Candidate, (v) any NDA/BLA filing pertaining to a Clinical Development Candidate; (vi) clinical trial design; or (vii) termination, or advancement to the next stage, of development of a Clinical Development Candidate; instead, such designations, plans, budgets filings, designs, termination and advancements set forth in (i-vii) shall be approved or modified only by consensus of the Parties and shall not be subject to the dispute resolution process described in ARTICLE XVII.
ARTICLE IV.
PRE-CLINICAL DEVELOPMENT
     4.1 Existing Pre–Clinical Development Programs. Athersys shall conduct, and shall be responsible for, the Pre-Clinical Development Programs in existence as of the Effective Date within the Cardiovascular Indications. With respect to each such existing Pre-Clinical Development Program, Athersys may modify its activities and undertake new activities in connection with such Pre-Clinical Development Program, but only after consultation with and approval of the JSC; provided that Athersys shall: (a) use its Commercially Reasonable Efforts to make available the resources specified in the Pre-Clinical Development Plan (or otherwise by mutual agreement of the Parties), (b) use its Commercially Reasonable Efforts to undertake its obligations and responsibilities in the Pre-Clinical Development Plan (or otherwise by mutual agreement of the Parties), (c) perform its activities and discharge the responsibilities that will facilitate the ability of the Parties to obtain Regulatory Approval to manufacture Cells to be used in Clinical Development Candidates and in Cell Therapy Products in the United States and other countries of the Territory, as determined by the JSC, and (d) manufacture the Cells in conformance with the quantity and quality reasonably required for the conduct of the Pre-

Clinical Development Programs. With respect to each such existing Pre-Clinical Development Program, and subject to the foregoing sentence, Athersys shall consider in good faith any recommendations and requests made by Angiotech and its representatives on the JSC concerning the existing Pre-Clinical Development Program. Athersys may subcontract any of its obligations under this Section 4.1, provided that it furnishes the JSC and Angiotech with advance written notice thereof specifying the work to be subcontracted, and with an opportunity to object to such subcontract for sound business reasons. Any dispute regarding Athersys’ use of a subcontractor pursuant to the foregoing sentence shall be referred to the JSC, and any corresponding JSC Dispute shall be resolved in accordance with Section 3.7. As of the Effective Date, Athersys has executed agreements related to the existing Pre-Clinical Development Programs with the Third Parties listed on Schedule 4.1 of this Strategic Alliance Agreement (each such agreement, an “Existing Third Party Agreement”).
     4.2 Costs for Existing Pre-Clinical Development Programs. Athersys shall be fully and solely responsible for all costs and expenses relating to the activities conducted by or for Athersys in connection with the existing Pre-Clinical Development Programs.
     4.3 New Pre-Clinical Development Programs. During the Term, the Parties expect to undertake additional Pre-Clinical Development Programs (“New Pre-Clinical Development Programs”), and the Parties acknowledge that Angiotech may assume certain responsibilities, and may conduct certain activities, in connection with such New Pre-Clinical Development Programs. Irrespective of Angiotech’s responsibilities or activities in connection with any New Pre-Clinical Development Program, the JSC shall assume oversight and coordination of the Parties’ responsibilities and activities (if any), and shall recommend appropriate compensation to Angiotech with respect to its activities under each New Pre-Clinical Development Program and any Intellectual Property and materials (including without limitation biomaterials and medical devices) contributed by Angiotech to such New Pre-Clinical Development Program.
ARTICLE V.
CLINICAL DEVELOPMENT
     5.1 Proposed Clinical Plans; Clinical Development Plans. Angiotech and/or Athersys may prepare and submit a Proposed Clinical Plan to the JSC in accordance with Section 3.5(c) for any Clinical Development Candidate. Each Proposed Clinical Plan shall address the specific roles and responsibilities of each Party consistent with this Strategic Alliance Agreement, shall address and/or incorporate any JSC recommendations, and shall propose appropriate Clinical Development Programs for each stage of development set out in such Proposed Clinical Plan. The responsibilities of the Parties set forth in this ARTICLE V will apply only to those Clinical Development Plans approved by the Parties in accordance with Section 3.5 and 3.7.
     5.2 Athersys Responsibilities. During each Clinical Development Program, Athersys, after consulting with the JSC, shall direct all Clinical Development Program activities through the completion of Phase I Studies. In this regard, Athersys’ President shall have ultimate, final decision-making authority for JSC Disputes pertaining to Phase

I Study completion or earlier matters and issues, as described in Section 3.7(b). During the Term, Athersys shall: (a) use its Commercially Reasonable Efforts to make available the resources specified as the responsibility of Athersys in the Clinical Development Plan (or otherwise by mutual agreement of the Parties), (b) use its Commercially Reasonable Efforts to undertake the obligations and responsibilities assigned to Athersys in the Clinical Development Plan (or otherwise by mutual agreement of the Parties), (c) perform the activities and discharge the responsibilities that are required to obtain Regulatory Approval to manufacture Cells that are used in Clinical Development Candidates and in Cell Therapy Products in the United States and other countries of the Territory, as determined by the JSC, and (d) manufacture the Cells in conformance with the quantity and quality reasonably required for the conduct of the Clinical Development Programs, and supply such Cells to Angiotech (or its designee) or to one or more Third Parties engaged by a Party to perform clinical studies of Clinical Development Candidates and/or Cell Therapy Products in accordance with this Strategic Alliance Agreement.
     5.3 Angiotech Responsibilities. During each Clinical Development Program, Angiotech shall direct all Clinical Development Program activities after the completion of Phase I Studies. In this regard, Angiotech’s CFO shall have ultimate, final decision-making authority for JSC Disputes pertaining to post-Phase I Study (or later) matters and issues, as described in Section 3.7(b). During the Term, Angiotech shall: (a) use its Commercially Reasonable Efforts to make available the resources specified as the responsibility of Angiotech in the Clinical Development Plan (or otherwise by mutual agreement of the Parties), (b) use its Commercially Reasonable Efforts to undertake the obligations and responsibilities assigned to Angiotech in the Clinical Development Plan (or otherwise by mutual agreement of the Parties), and (c) perform the activities and discharge the responsibilities that are required to obtain Regulatory Approval to market and sell Cell Therapy Products in the United States and the other countries of the Territory, as determined by the JSC (to the extent such Regulatory Approval is not described as an obligation of Athersys pursuant to Section 5.2).
     5.4 Subcontracting. Either Party may subcontract any of its obligations under a Clinical Development Plan, provided that it furnishes the JSC and the other Party with advance written notice thereof specifying the work to be subcontracted, and with an opportunity to object to such subcontract for sound business reasons. Any dispute regarding a Party’s use of a subcontractor pursuant to the foregoing sentence shall be referred to the JSC, and any corresponding JSC Dispute shall be resolved in accordance with Section 3.7. In any subcontract agreement with a Third Party, the subcontracting Party shall ensure that (a) such Third Party subcontractor is bound by obligations of confidentiality no less stringent than those imposed on the Parties under this Strategic Alliance Agreement, (b) all inventions, copyrightable subject matter, discoveries or materials created, identified, conceived, reduced to practice or developed by the Third Party subcontractor in the scope of its, his or her engagement with a Party in connection with the subcontract agreement, and in furtherance of a Clinical Development Program or this Strategic Alliance Agreement, are appropriately documented and disclosed to the subcontracting Party, and (c) all such inventions, copyrightable subject matter, discoveries or materials directly related to the Cells (and not related to Angiotech

Intellectual Property) shall be owned solely by Athersys (or jointly with Angiotech in the case of Joint IP), or in the case of subcontractors that are not-for-profit institutions, (i) either owned solely by Athersys (or jointly with Angiotech in the case of Joint IP), (ii) jointly owned by Athersys and the institution (and jointly with Angiotech in the case of Joint IP), or (iii) owned solely by the institution, and in the case of (ii) or (iii), the institution’s right, title and interest in such inventions, copyrightable subject matter, discoveries or materials related to the Cells shall be either exclusively licensed to Athersys (and Angiotech in the case of Joint IP) or the institution shall have granted to Athersys (and Angiotech in the case of Joint IP) the exclusive option to obtain an exclusive license thereto; provided, however, that the foregoing shall not require Athersys to modify the terms or conditions of any of the Existing Third Party Agreements which the Parties recognize may not contain the terms described in this sentence. Any subcontract agreement under this Section 5.4 shall (w) grant to the subcontracting Party a right to inspect the subcontractor’s relevant records and facilities; (x) require the subcontractor to be in good standing with all applicable regulatory authorities; (y) require the subcontractor to comply (as appropriate) with current good laboratory practices, current good manufacturing laboratory practices and applicable laws, regulations, rules and guidelines; and (z) require that the subcontractor have no outstanding violations or citations that would or may impair the services or deliverables to be provided to the subcontracting Party by such subcontractor; provided, however, that the foregoing shall not require Athersys to modify the terms or conditions of any of the Existing Third Party Agreements which the Parties recognize may not contain the terms described in this sentence.
ARTICLE VI.
OPT-OUT RIGHTS
     6.1 Opt-Out Rights. Either Party may elect to discontinue (a “Discontinuing Party”) joint research on, development and commercialization of a Clinical Development Candidate or a Cell Therapy Product upon six (6) months prior written notice (“Opt-Out Notice”) to the other Party; provided that the effective date of either Party’s election to opt out shall not be prior to the completion of the first Phase I Study conducted by the Parties hereunder, and provided further that neither Party shall be relieved of its obligations to pay for its share of Clinical Development Costs for a clinical study that is ongoing at the effective date of a Party’s election to opt-out with respect to the applicable Clinical Development Candidate. Notwithstanding the foregoing, if a Party is unable to pay any or all of its portion of Clinical Development Costs when due, such Party shall be deemed to have delivered an Opt-Out Notice on the date such payment was due. Upon delivery of the Opt-Out Notice, the subject Clinical Development Candidate or Cell Therapy Product shall be deemed a “Rejected Product.” The Discontinuing Party shall be required to continue co-funding all of its activities under this Strategic Alliance Agreement during such six (6) month notice period (subject to the first sentence of this Section 6.1). Upon receipt of an Opt-Out Notice for a Clinical Development Candidate or Cell Therapy Product, the non-discontinuing Party shall have the option (the “Sole Development Option”), exercisable by providing written notice to the Discontinuing Party by the end of such six (6) month period, to continue the development and commercialization of such Rejected Product in the Therapeutic Field (and in such event, such Rejected Product shall thereafter be referred to as a “Sole Development Product”), at its own expense. Upon the exercise of such option, the non-discontinuing Party shall be deemed the “Developing Party,” and the Developing Party shall be released from its exclusivity obligations set forth in Section 2.5 above with respect only to such Sole Development Product. The Parties shall have the following rights and obligations upon exercise of the Sole Development Option:
          (a) if Angiotech is the Developing Party, such Sole Development Product shall continue to be considered a Clinical Development Candidate or Cell Therapy Product (as applicable) for purposes of the Transaction Agreements; provided, however that (i) the provisions of Section 2.4 and ARTICLES III, V, VII (other than Sections 7.5-7.10) and IX (other than Sections 9.7 and 9.8) shall no longer apply to such Sole Development Product; (ii) a Supply Disruption shall be deemed to have occurred pursuant to Section 9.7 (and Section 9.7 shall apply in its entirety with respect to such Supply Disruption), and Angiotech shall have the right to engage a back-up supplier pursuant to Section 9.8 (and Section 9.8 shall apply in its entirety with respect to engagement of such back-up supplier); and further provided that if neither a Third-Party manufacturer nor a Third-Party back-up manufacturer of the Cells, Clinical Development Candidates and/or Cell Therapy Products is reasonably available at the effective date of Athersys’ opt-out, Athersys shall manufacture and supply Cells, Clinical Development Candidates and/or Cell Therapy Products to Angiotech (as the supply chain for each exists at such time) for the Territory for a period of up to twenty-four (24) months after the effective date of such opt-out (during which Section 9.6 shall apply in its entirety), wherein such Cells, Clinical Development Candidates and/or Cell Therapy Products supply shall be provided by Athersys on commercially reasonable terms and conditions to be discussed and agreed upon by Angiotech and Athersys at such time (which terms shall include a reasonable price, and shall set forth any subsequent period (after such 24-month period) during which Athersys is willing (in its sole discretion) to supply Cells, Clinical Development Candidates and/or Cell Therapy Products to Angiotech); and (iii) Angiotech shall be responsible for all activities described in ARTICLE X with respect to such Sole Development Product;
          (b) if Athersys is the Developing Party, such Sole Development Product shall no longer be considered a Clinical Development Candidate or Cell Therapy Product for purposes of the License Agreement and Sublicense Agreement, but shall continue to be considered a Clinical Development Candidate or Cell Therapy Product for purposes of this Strategic Alliance Agreement; provided, however, that (i) the provisions of ARTICLES II, III, V, VII (other than Sections 7.5-7.10), VIII and IX shall no longer apply to such Sole Development Product, and (ii) Athersys shall be responsible for all activities described in ARTICLE X with respect to such Sole Development Product;
          (c) any Regulatory Approvals filed, and clinical data owned or licensed, and any product trademarks owned or licensed by the Discontinuing Party or its Affiliates relating to the applicable Sole Development Product shall be (i) assigned or (ii) exclusively licensed to the Developing Party or any Third Party or Affiliate designated by such Party, until such time as the Developing Party or its designee is qualified to hold such Regulatory Approvals or product trademarks under applicable laws and regulations, and then shall be transferred or assigned to the Developing Party or its designee, as appropriate, as soon as practicable thereafter; provided, however, that in any country where such transfer or assignment is not possible, the Discontinuing Party shall use Commercially Reasonable Efforts to ensure that the Developing Party has the benefit of such Regulatory Approvals and product trademarks, and to this end consents to any regulatory authority cross-referencing to the data and information on file with any regulatory authority as may be necessary; and
          (d) the Developing Party shall pay a royalty on Sole Development Products to the Discontinuing Party and shall share Sole Development Income with the Discontinuing Party in accordance with Sections 7.5 through 7.10 below.
     6.2 Development Updates. At least every six (6) months during the Term, the Developing Party shall provide the Discontinuing Party with a written update regarding the status of the Developing Party’s efforts to develop and commercialize Sole Development Products. All information provided by the Developing Party to the Discontinuing Party pursuant to this Section 6.2 shall be considered Confidential Information (as defined in Section 13.1) of the Developing Party.
     6.3 Failure to Exercise Sole Development Option. In the event the non-discontinuing Party does not exercise the Sole Development Option within the six (6) month time period set forth in Section 6.1 above, and if agreed upon in writing by the Parties, the JSC may seek, or designate one of the Parties to seek, qualified Third Party(ies) to develop the applicable Clinical Development Candidate or Cell Therapy Product. Both Parties shall have the right to approve any such qualified Third Party(ies). The Parties shall share equally all (a) income received from such Third Party(ies) and (b) Clinical Development Costs, Commercialization Costs and Manufacturing Costs (as applicable) associated with the wind-down of activities related to the applicable Clinical Development Candidate or Cell Therapy Product.
     6.4 Diligence Requirement. The Developing Party’s right to exclusively develop and commercialize a Sole Development Product is expressly conditioned on such Party’s continuing effort to use Commercially Reasonable Efforts to develop such Sole Development Product (the “Diligence Requirement”). The Diligence Requirement shall be conditioned upon the continuing absence of any adverse condition or event that warrants a delay in the development, clinical testing or commercialization of a particular Sole Development Product; provided that a delay shall only be warranted for as long as the condition or event preventing the performance continues and, upon cessation of such condition or event, the Developing Party shall promptly resume performance hereunder. Such conditions and events shall include, without limitation, the inability to produce preclinical or clinical supplies, events that would cause delays in clinical studies (e.g., negative toxicological or pharmacological test results or an adverse clinical event), challenges within the regulatory process, or intellectual property impediments to developing a Sole Development Product that the Developing Party could not reasonably have foreseen. If the Discontinuing Party reasonably believes that the Developing Party has failed to satisfy the Diligence Requirement with respect to a Sole Development Product, it shall so notify the Developing Party in writing and the Developing Party shall then have ninety (90) days to demonstrate to the Discontinuing Party’s reasonable satisfaction that the Diligence Requirement for such Sole Development Product has been satisfied. Any dispute regarding the satisfaction of the Diligence Requirement shall be resolved by the Parties under the terms of ARTICLE XVII below. If it is determined that the Diligence Requirement has not been satisfied with respect to a Sole Development Product, then the Parties shall meet and discuss in good faith a mutually agreeable process for development and commercialization of the Sole Development Product.
ARTICLE VII.
COSTS, PAYMENTS AND FINANCIAL RECORD KEEPING
     7.1 Clinical Development Costs. All Clinical Development Costs incurred in accordance with the corresponding Clinical Development Plan budget shall be borne by Athersys and Angiotech in the following proportions:
          (a) Clinical Development Costs associated with the execution of any Phase I Study or Phase II Study pursuant to any Clinical Development Plan shall be shared [*] percent ([*]%) by Athersys and [*] percent ([*]%) by Angiotech;
          (b) Clinical Development Costs associated with the execution of the first Phase III Study conducted pursuant to this Strategic Alliance Agreement shall be shared [*] percent ([*]%) by Athersys and [*] percent ([*]%) by Angiotech; and
          (c) Clinical Development Costs associated with the execution of any Phase III Study that is subsequent to the first Phase III Study trial described in clause (b) above shall be shared [*] percent ([*]%) by Athersys and [*] percent ([*]%) by Angiotech.
     7.2 Development Costs Quarterly Reconciliation.
          (a) Within thirty (30) days following the end of each calendar quarter during the Term, Athersys shall submit to Angiotech a written report setting forth in reasonable detail, and separately with respect to each Clinical Development Plan and each of the categories of Clinical Development Costs set forth in Section 7.1(a-c), all associated Clinical Development Costs incurred by Athersys in the immediately preceding calendar quarter.
          (b) Within thirty (30) days following the end of each calendar quarter during the Term, Angiotech shall submit to Athersys a written report setting forth in reasonable detail, and separately with respect to each Clinical Development Plan and each of the categories of Clinical Development Costs set forth in Section 7.1(a-c), all associated Clinical Development Costs incurred by Angiotech in the immediately preceding calendar quarter.

*	Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          (c) Within forty-five (45) days following the end of each calendar quarter, Angiotech shall submit to Athersys a written report (i) reconciling the Clinical Development Costs set forth in the reports required under Section 7.2(a) and Section 7.2(b), and (ii) setting forth the calculation of any net amount owed by Athersys to Angiotech, or by Angiotech to Athersys (as the case may be) in order to ensure the sharing of such Clinical Development Costs in accordance with Section 7.1. The net amount payable in accordance with clause (ii) shall be paid by Angiotech or Athersys, as the case may be, within ten (10) business days after Athersys’ receipt of such written report, without regard to any dispute as to the amounts incurred by a Party or owed to a Party under this Section 7.2(c) in accordance with the applicable budget. In the event of such dispute under this Section 7.2(c), the disputing Party shall provide written notice to the other Party within such ten (10)-business day period after receipt of the written report in question, specifying in detail such dispute. The Chief Financial Officers (“CFOs”) of the Parties shall promptly thereafter meet and shall negotiate in good faith a final resolution to such dispute.
     7.3 Milestone Payments. Angiotech shall provide written notice to Athersys within thirty (30) days of achievement of any milestone set forth on Schedule 7.3; provided that such notice with respect to items 4 and 5 on Schedule 7.3 shall be given within thirty (30) days following the calendar quarter in which such milestone occurred. Angiotech shall pay to Athersys the corresponding amount set forth on Schedule 7.3 within ten (10) business days following receipt of such written notice by Athersys. An additional milestone payment is described in Section 2.4.
     7.4 Profit Sharing. Angiotech and Athersys shall share Profits from the sale of Cell Therapy Products in accordance with Schedule 7.4.
     7.5 Royalties on Sole Development Products.
          (a) Royalty Amounts. During the Royalty Term for each Sole Development Product commercialized by the Developing Party under ARTICLE VI, the Developing Party will pay the Discontinuing Party a royalty on Net Sales of such Sole Development Product (except to the extent otherwise provided under Section 7.5(b)) at the following rates:
          (i) if, as of the date the Opt-Out Notice is delivered, the first patient has not yet been enrolled in a Phase II Study of such Sole Development Product, such royalty shall be [*] percent ([*%]) with respect to Net Sales of Sole Development Products for which Angiotech is the Developing Party, and no royalty with respect to Net Sales of Sole Development Products for which Athersys is the Developing Party;
          (ii) if, as of the date the Opt-Out Notice is delivered, the first patient has been enrolled in a Phase II Study of such Sole Development Product

*	Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

but the first patient has not yet been enrolled in a Phase III Study of such Sole Development Product, such royalty shall be [*] percent ([*%]) with respect to Net Sales of Sole Development Products for which Angiotech is the Developing Party, and [*] percent ([*%]) with respect to Net Sales of Sole Development Products for which Athersys is the Developing Party; and
          (iii) if, as of the date the Opt-Out Notice is delivered, the first patient has been enrolled in a Phase III Study for such Sole Development Product and thereafter, such royalty shall be [*] percent ([*%]) with respect to Net Sales of Sole Development Products regardless of which Party is the Developing Party;
provided, however, that if it is unclear whether a clinical trial is in a particular phase, the actual phase of such clinical trial shall be determined by reference to the next following clinical trial for such Sole Development Product (e.g., a Phase I/II clinical trial would be considered a Phase II Study if, following completion of such trial, the Developing Party commences a Phase III Study of such Sole Development Product). If (xi) Angiotech is the Discontinuing Party and has elected to decline payment of the Phase I Milestone Fee pursuant to Section 2.4(b), and (xii) Athersys has elected to receive a greater share of Profits pursuant to Section 2.4(b)(ii), then the royalty rate payable to Angiotech pursuant to clause (ii) above shall be [*] percent [*%] and the royalty rate payable to Angiotech pursuant to clause (iii) above shall be [*] percent [*%]. The royalties payable pursuant to this Section 7.5(a) shall not be creditable against any other payment by the Developing Party under this ARTICLE VII.
          (b) Licensee and Sublicensee Royalties on Sole Development Products. Any sales of Sole Development Products by a licensee or sublicensee of a Developing Party or its Affiliate shall be subject to royalties under Section 7.5(a) to the same extent as if the sale had been made by the Developing Party; provided that the royalty payable to the Discontinuing Party pursuant to (i) Section 7.5(a)(i) shall not exceed twenty-five percent (25%) of the royalty revenue received by the Developing Party from such licensee or sublicensee; (ii) Section 7.5(a)(ii) shall not exceed thirty percent (30%) of the royalty revenue received by the Developing Party from such licensee or sublicensee; and (iii) Section 7.5(a)(iii) shall not exceed thirty-five percent (35%) of the royalty revenue received by the Developing Party from such licensee or sublicensee. The royalties payable pursuant to this Section 7.3(b) shall not be creditable against any other payment by the Developing Party under this ARTICLE VII.
          (c) Third Party Payments on Sole Development Products. The Developing Party shall pay all Third Party Payments due as a result of any Sole Development Product sold by the Developing Party. For the avoidance of doubt, such Third Party Payments shall be in addition to any royalties that may be due pursuant to Sections 7.5(a) and 7.5(b).

*	Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          (d) Reduction due to Royalty Stacking. In the event the Developing Party obtains or possesses a license to one or more Patent Rights of a Third Party in order to make, have made, use, lease, offer to sell, sell, export or import a Sole Development Product and is required to pay Third Party Payments with respect to the Sole Development Product in connection with such license(s), then the Developing Party may deduct, from royalties due the other Party pursuant to this Section 7.5(d), fifty percent (50%) of the Third Party Payments that are actually paid and are attributable to such Sole Development Product, but in no event may the royalties due to the other Party pursuant to this Section 7.5(d) be reduced by more than fifty percent (50%) as a result of this provision. Any amounts for which the Developing Party is entitled to receive credit, which are not deducted as a result of the fifty percent (50%) cap, shall be carried forward and credited against future royalties due to such Party.
     7.6 Calculation and Payment of Royalties.
          (a) Timing of Royalty Payments. A Party paying a royalty required under Section 7.5 (the “Paying Party”) shall pay all such royalties to the other Party (the “Royalty Recipient”) within forty-five (45) days after the last day of the calendar quarter in which such royalties accrue; provided that the Paying Party shall be entitled to offset any such royalty payment against amounts owed to the Paying Party by the Royalty Recipient; and provided further that if: (i) Angiotech is the Royalty Recipient and has elected to decline payment of the Phase I Milestone Fee pursuant to Section 2.4(b); (ii) Athersys has elected to receive the Replacement Fee pursuant to Section 2.4(b)(i); and (iii) the Replacement Fee has not yet been paid, then before paying any royalties to Angiotech under Section 7.5 or Sole Development Income to Angiotech under Section 7.7, Athersys shall be entitled to withhold from such royalties and Sole Development Income the Replacement Fee (plus interest) on the unpaid amount of the Replacement Fee, at the rate set forth in Section 7.10, from the date of Successful Completion of the first Phase III Study for a Clinical Development Candidate in the U.S. in any Cardiovascular Indication(s), until the unpaid amounts of the Replacement Fee (plus interest) are recovered by Athersys.
          (b) Payment Method. The Paying Party shall pay royalties hereunder in U.S. dollars by wire transfer in immediately available funds to an account designated by the Royalty Recipient.
          (c) Accrual of Royalties. Sales between a Party and its Affiliates or their respective direct or indirect licensees, sublicensees or subcontractors , or between such parties, shall not be subject to royalties, but in such cases royalties shall be calculated upon the quarterly Net Sales of Sole Development Products by such parties to an independent Third Party. Only one (1) royalty payment shall accrue with respect to the same unit of a Sole Development Product. No royalties shall accrue on disposition of reasonable quantities of Sole Development Products for no charge as samples, pursuant to an indigent patient assistance program, or donations to Third Parties. Royalties shall accrue on Sole Development Products distributed for free other than as described in the preceding sentence based on average Net Sales for such Sole Development Product during the corresponding period, excluding such free Sole Development Product.

          (d) Taxes. Any withholding of taxes levied by tax authorities on the payments hereunder shall be deducted by the Paying Party from the sums otherwise payable by the Paying Party hereunder for payment to the proper tax authorities on behalf of the Royalty Recipient and shall be paid by the Paying Party to such proper tax authorities. The Parties agree to cooperate with each other in the event the Royalty Recipient claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to the Parties.
          (e) Royalty Reports. Within forty-five (45) days after the last day of each calendar quarter in which royalties are due, the Paying Party shall deliver to the Royalty Recipient a report setting forth in reasonable detail the calculation of Net Sales and of royalties payable to the Royalty Recipient for such calendar quarter identifying, by country, the Sole Development Products sold by the Paying Party and its Affiliates, licensees, sublicensees and distributors. Such reports shall be considered Confidential Information of the Paying Party subject to the terms of ARTICLE XII hereof.
     7.7 Sharing of Sole Development Income. The Developing Party shall pay to the Discontinuing Party the following percentage share of all Sole Development Income received by the Developing Party that is attributable to the rights owned by or granted to the Developing Party hereunder: (i) if the royalty rate specified in Section 7.5(a)(i) would be payable on Net Sales of such Sole Development Product, [*] percent ([*%]) of all such Sole Development Income; (ii) if the royalty rate specified in Section 7.5(a)(ii) would be payable on Net Sales of such Sole Development Product, [*] percent ([*%]) of all such Sole Development Income; or (iii) if the royalty rate specified in Section 7.5(a)(iii) would be payable on Net Sales of such Sole Development Product, [*] percent ([*%]) of all such Sole Development Income. All such amounts owed by the Developing Party in accordance with this Section 7.7 shall be due and payable to the Discontinuing Party within thirty (30) days after receipt of such Sole Development Income by the Developing Party, subject to any right of offset pursuant to Section 7.6(a). In the case of receipt by the Developing Party of any non-cash consideration from a licensee or sublicensee in consideration for the granting of a license or sublicense to a Sole Development Product that is attributable to the rights owned by or granted to the Developing Party hereunder (but excluding, for the avoidance of doubt, consideration received by the Developing Party that is attributable to the items excluded from the definition of Sole Development Income, and further excluding standard contractual benefits, such as indemnities, warranties, diligence and confidentiality obligations and the like), Sole Development Income shall be calculated based on the value of such non-cash consideration received by the Developing Party (and shall be combined with the value of any cash consideration received for purposes of determining the applicable percentage share above).

*	Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     7.8 Financial Record Keeping. During the Term and for seven (7) years thereafter, each Party shall keep complete and accurate records of its Clinical Development Costs, Manufacturing Costs, Commercialization Costs, Net Sales and other business and financial data and information underlying the reconciliations, cost reports, calculation of costs and Profits, and payments that are the subject of the Transaction Agreements.
     7.9 Audits. Upon at least forty-five (45) days prior written notice to the other Party, a Party will have the right, once annually at its own expense, to have an independent, certified public accounting firm, selected by such Party and reasonably acceptable to the other Party, inspect relevant books and records of the other Party in the location(s) where such books and records are maintained by the other Party. The written notice from the auditing Party shall name the accounting firm and shall describe the scope of the audit to be conducted and the records and statements sought to be verified. Such audit shall be conducted during regular business hours and under obligations of strict confidence, and shall be conducted for the sole purpose of verifying the basis and accuracy of any report(s) submitted by the audited Party and the payment of costs and Profit-sharing amounts hereunder, as applicable, all to ascertain that all costs charged and payments made hereunder are correct in accordance with the Transaction Agreements, in each case with respect to relevant books and records corresponding to the prior twenty-four (24) month period. If such audit of such books and records concludes that the audited Party has failed to accurately report any cost, Profit or payment information, then in the event of any underpayment, the audited Party shall pay to the auditing Party any undisputed additional amounts due within thirty (30) days after the date the audited Party receives such accounting firm’s written report so concluding, together with interest calculated using the prime rate (as published in The Wall Street Journal on the date when payment was due) plus three percent (3%) for the time from which the amounts should have been paid until the time of actual payment. If such undisputed underpayment exceeds seven and one-half percent (7.5%) of the payments that were to be paid to the auditing Party during the period audited, the audited Party also shall reimburse the auditing Party for the amounts (reasonable fees and expenses) paid to the accounting firm in conducting the audit. If such accounting firm concludes that the audited Party overpaid the auditing Party, the auditing Party shall refund such undisputed overpayments to the audited Party within thirty (30) days after the date the auditing Party receives such accounting firm’s report so concluding. If the audited Party disputes the results of the audit, such dispute shall be resolved by the Parties’ CFOs, and any purported underpayment shall be withheld until such dispute is finally resolved.
     7.10 Late Payments. Interest will be assessed on any overdue payments at a rate equal to the prime rate (as published in The Wall Street Journal on the date when payment was due) plus three percent (3%) for the time from which the amounts should have been paid until the time of actual payment, or at such lower maximum rate permitted by law. The payment of such interest will not prevent the Party to which such payment is due from exercising any other rights it may have as a consequence of the lateness of any payment.

ARTICLE VIII.
COMMERCIALIZATION
     8.1 Commercialization of Cell Therapy Products. During the Term, Angiotech shall have the sole authority and the exclusive right to commercialize Cell Therapy Products (itself or through one or more Third Parties selected by Angiotech), and shall have sole authority and responsibility in all matters relating to the commercialization of Cell Therapy Products including, without limitation, the following activities (and other associated activities) with respect to Cell Therapy Products: (a) executing product promotion, marketing and sales activities; (b) booking sales; (c) handling all aspects of order intake and processing, invoicing and collection, distribution, warehousing, inventory and receivables, and collection of data of sales to hospitals and other end users (i.e., market research data); (d) handling all privacy and reimbursement-related activities; (e) handling the logistics of all recalls; (f) handling all returns; (g) handling all other customer service related functions; and (h) filing Cell Therapy Product promotional materials with the relevant regulatory authority as permitted or required under applicable law. Angiotech shall use Commercially Reasonable Efforts to commercialize at least one Cell Therapy Product (at its discretion) for a myocardial infarction indication and a peripheral vascular disease indication in countries of the Territory where Regulatory Approval has been obtained for such Cell Therapy Product(s); provided that Angiotech shall consider in good faith any recommendations and requests by Athersys’ representatives on the JSC regarding commercialization of Cell Therapy Products.
ARTICLE IX.
MANUFACTURE AND SUPPLY OF CLINICAL DEVELOPMENT CANDIDATES AND CELL THERAPY PRODUCTS
     9.1 Athersys’ Manufacturing Obligation. Athersys shall be responsible for manufacturing and supplying Clinical Development Candidates and Cell Therapy Products for development and commercialization by the Parties in accordance with the Transaction Agreements. In accordance with this ARTICLE IX, Athersys shall supply (or shall engage a Third-Party manufacturer to supply) sufficient quantities of the Clinical Development Candidates and Cell Therapy Products in final packaged form to the extent reasonably required by Athersys and Angiotech to implement the Clinical Development Programs and by Angiotech to commercialize the Cell Therapy Products in the Territory. The specific terms and procedures by and upon which Athersys shall supply the Cell Therapy Products to Angiotech hereunder shall be reasonably mutually determined by the Parties in good faith, and shall be set forth in a separate manufacturing and supply agreement not less than twelve (12) months prior to the anticipated First Commercial Sale of a Cell Therapy Product in the Territory, such terms and procedures to be commercially reasonable and consistent with the provisions of the Transaction Agreements. The Parties also may agree to negotiate in good faith a separate quality agreement that sets forth the Parties’ obligations with respect to current good manufacturing practices, production, release and/or distribution of Clinical Development Candidates and Cell Therapy Products in the Territory, the first draft of which shall be prepared collaboratively by the quality departments of each Party. Unless otherwise provided herein, Athersys shall have the exclusive right and obligation to manufacture

(itself and/or through Third Parties selected by Athersys) and supply Clinical Development Candidates and Cell Therapy Products for development and commercialization hereunder.
     9.2 Manufacturing Costs. Athersys shall keep, and shall require all Third-Party manufacturers of the Clinical Development Candidates and/or Cell Therapy Products to keep, accurate records in sufficient detail concerning the Manufacturing Costs. Angiotech shall be entitled to engage an independent public accounting firm to audit the Manufacturing Costs as provided in, and in accordance with, Section 7.6. For this purpose, Athersys itself shall keep, and to the extent that Athersys has obtained records or documents from its Third-Party manufacturers shall keep, such account books and related records or documents for a period of at least seven (7) years after the end of the fiscal year to which the Manufacturing Costs relate.
     9.3 Manufacturing Compliance. All Clinical Development Candidates and Cell Therapy Products supplied hereunder shall be manufactured by or on behalf of Athersys in compliance with current good manufacturing practices, other applicable requirements of relevant regulatory authorities, and other applicable laws and regulations, including applicable laws and regulations relating to the transportation, storage, use, handling and disposal of waste materials and hazardous materials used to manufacture Clinical Development Candidates and/or Cell Therapy Products. Athersys, at its expense, shall obtain and maintain, and/or shall require that its Third-Party manufacturers obtain and maintain, for so long as Athersys is supplying Clinical Development Candidates and/or Cell Therapy Products hereunder, all facility licenses and government permits necessary to manufacture and supply the Clinical Development Candidates and Cell Therapy Products.
     9.4 Product Conformity. Angiotech, in consultation with the JSC, shall determine the Clinical Development Product and Cell Therapy Product specifications and testing methods (“Product Specifications”) for the Clinical Development Products and Cell Therapy Products to be supplied by Athersys hereunder, and such specifications and testing methods shall be consistent with industry standards and applicable regulatory requirements. When Regulatory Approval is obtained in any country of the Territory, the Product Specifications shall be those specifications and testing methods which have been approved by the regulatory authority in that country. The Product Specifications may be amended from time to time by written mutual agreement of the Parties. Athersys shall, and shall ensure that any Third-Party manufacturer shall, manufacture the Clinical Development Products and Cell Therapy Products in conformance with the Product Specifications and in compliance with the requirements set forth in Section 9.3.
     9.5 Ordering; Forecasting; Acceptance and Rejection. The terms and procedures set forth in the manufacturing and supply agreement described in Section 9.1 may include provisions related to Cell Therapy Product orders and forecasts, Cell Therapy Product acceptance, and, subject to the provisions of this Section 9.5, Cell Therapy Product rejection and remedies for defective Cell Therapy Product. Any dispute arising between Athersys and Angiotech concerning a shipment of Cell Therapy Product that the Parties do not resolve within thirty (30) days of Angiotech providing a notice of shipment of defective Cell Therapy Product shall be submitted to a reputable independent test organization located in the Territory, to be mutually agreed upon by the Parties. Such independent test organization shall determine whether the Cell Therapy Product in a given shipment was defective, and the decision of said independent test organization shall be final and binding on Athersys and Angiotech. If the defective Cell Therapy Product was supplied by a Third-Party manufacturer or by Athersys, then any expenses actually incurred by Athersys in connection with such defective Cell Therapy Product shall be borne solely by Athersys, and shall not be included in Manufacturing Costs hereunder.
     9.6 Inspection. With respect to the manufacture of the Clinical Development Candidates and Cell Therapy Products, Angiotech may, at its expense, upon reasonable notice and during normal business hours, conduct appropriate review and inspection of the Clinical Development Candidates and Cell Therapy Products manufacturing facilities, procedures and related documentation to verify Athersys’ and/or its Third-Party manufacturer’s (as applicable) compliance with current good manufacturing practices, other applicable requirements of relevant regulatory authorities, and other applicable laws and regulations, and conformity of Clinical Development Candidates and Cell Therapy Products with the applicable Product Specifications.
     9.7 Supply Disruption. In the event that Athersys is materially unable, at any time, to fulfill its obligation to supply Clinical Development Candidates or Cell Therapy Products in a timely manner, as required hereunder, for any reason (a “Supply Disruption”), Athersys shall promptly notify Angiotech of such Supply Disruption and the estimated extent of such Supply Disruption (including the anticipated delay time and the quantity of Clinical Development Candidate or Cell Therapy Product involved). Athersys shall use its Commercially Reasonable Efforts to cure the Supply Disruption as soon as practicable. In the event that such Supply Disruption is expected to continue for at least three (3) months from the date of such notification, Angiotech shall have the right to have the Clinical Development Candidate or Cell Therapy Product (as applicable) manufactured by itself or by a Third-Party supplier/manufacturer, and Athersys shall cooperate and use its Commercially Reasonable Efforts to transfer to Angiotech (or Angiotech’s designee) all Athersys Intellectual Property (including, without limitation, Athersys Stem Cell Technology and production and manufacturing technology) that is necessary or useful to enable Angiotech to establish (or be) a source for supply of the Clinical Development Candidate or Cell Therapy Product (as applicable). In addition, Athersys shall teach and instruct personnel of Angiotech (or Angiotech’s designee) how to obtain appropriate raw materials and how to reproduce the production and manufacturing processes and techniques used by Athersys for production and manufacturing of the Clinical Development Candidate or Cell Therapy Product (as applicable).
     9.8 Back-Up Supplier. If Angiotech, through exercise of reasonable business judgment, determines that it is reasonable and prudent to obtain a back-up supplier to prevent a Supply Disruption, then Athersys shall use its Commercially Reasonable Efforts to identify, engage and qualify at least one back-up supplier for the Clinical Development Candidate(s) or Cell Therapy Product(s). If a Third-Party is or will be the principal manufacturer of the Clinical Development Candidate(s) or Cell Therapy Product(s), such back-up supplier may be Athersys or its

Affiliate or Angiotech or its Affiliate. In a manner similar to that described in Section 9.7 regarding a Supply Disruption, Athersys shall transfer or license to each such back-up supplier such Athersys Intellectual Property as is necessary or useful to permit such back-up supplier to implement and practice processes related to manufacture and supply of Clinical Development Candidate(s) or Cell Therapy Product(s), and/or to maintain its status as a qualified manufacturing entity under any and all applicable laws and regulations with respect to such processes or Clinical Development Candidate(s) or Cell Therapy Product(s). If Athersys decides to designate and qualify a back-up supplier, Athersys agrees to consult with Angiotech in identifying and selecting an appropriate Third Party as back-up supplier, and the Parties shall work together to establish each selected Third Party back-up supplier as expeditiously as reasonably possible, so as to minimize the period of absence of supply of Clinical Development Candidate(s) and/or Cell Therapy Product(s), as the case may be.
ARTICLE X.
REGULATORY MATTERS
     10.1 Ownership of Regulatory Documentation and Reference Rights; Regulatory Strategy. Athersys (in collaboration with Angiotech) shall prepare and file, in its own name, all IND applications for Clinical Development Candidates throughout the Territory, such filings to be consistent with the JSC’s regulatory strategy and decisions and subject to Angiotech’s prior written approval. Upon Angiotech’s reasonable request and to the extent permitted by applicable law, within thirty (30) days after the completion of each such Phase I Study hereunder, Athersys shall assign and transfer to Angiotech Athersys’ entire right, title and interest in and to any corresponding IND and other regulatory filings and documentation pertaining thereto. Angiotech shall own (a) all regulatory filings and documentation pertaining to all post-Phase I Studies of Clinical Development Candidates, and all Regulatory Approvals and related regulatory documents prepared for and/or submitted to the applicable regulatory authorities in the Territory for all Cell Therapy Products. Upon the reasonable request of Angiotech, and within a time period that is reasonable and appropriate in view of the nature and volume of documents so requested, Athersys shall make available to Angiotech such regulatory filings and related regulatory documents owned by Athersys (including a right to reference the foregoing) if and to the extent necessary to enable Angiotech to fulfill its obligations and to exercise its rights under the Transaction Agreements.
     10.2 Regulatory Communications. Athersys shall have the primary responsibility for communicating with any regulatory authority regarding any IND application or other regulatory filing pertaining to a Clinical Development Candidate that has not yet completed a Phase I Study. Angiotech shall have the primary responsibility for communicating with any regulatory authority regarding any IND application or other regulatory filing pertaining to a Clinical Development Candidate that has completed a Phase I Study, and regarding any Clinical Development Candidate or Cell Therapy Product that has been submitted for, or has obtained, Regulatory Approval. Each Party shall reasonably advise, assist and cooperate with the other Party with respect to regulatory communications within the primary responsibility of the other Party. Each Party shall promptly notify the other Party in writing of any material communications with a regulatory authority regarding any Clinical Development Candidate or any Cell Therapy Product in the Territory.
     10.3 Other Regulatory Responsibilities. At the time when the first Phase I Study is completed for any Clinical Development Candidate, Angiotech thereafter shall be responsible for (a) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, each regulatory authority with respect to such Clinical Development Candidate and any resulting Cell Therapy Product(s); (b) interfacing, corresponding and meeting with each regulatory authority; (c) maintaining all regulatory filings; (d) responding to any action by a regulatory authority that would prohibit the marketing or the continued marketing of a Cell Therapy Product, or that would result in any shortage or projected shortage of a Cell Therapy Product; and (e) filing all adverse event reports. Using its Commercially Reasonable Efforts, Athersys shall cooperate with Angiotech and assist Angiotech in the performance of all such activities, and shall provide Angiotech with any information in Athersys’ possession or control that Angiotech or Athersys reasonably deems to be relevant to any such activities. To the extent either Party or its Affiliate has or receives any information regarding any new adverse event or any serious adverse event that may be relevant to the use of any Clinical Development Candidate or Cell Therapy Product, such Party shall immediately contact the other Party and provide the other Party with all such information in accordance with the adverse event reporting procedures established by Angiotech from time to time.
     10.4 Cell Therapy Product Complaints and Recalls. Angiotech shall be solely responsible for responding to any Cell Therapy Product complaints. In the event (a) any governmental agency or regulatory authority issues a request, directive or order that a Cell Therapy Product be recalled; (b) a court of competent jurisdiction orders that Cell Therapy Product be recalled; or (c) Angiotech reasonably determines that a Cell Therapy Product should be recalled or withdrawn from the market by Angiotech, or that a “Dear Doctor” letter should be sent relating to use of a Cell Therapy Product (wherein Angiotech shall determine the form and content of each such “Dear Doctor” letter), then Angiotech shall take all appropriate remedial actions with respect thereto. The cost of any recall, field alert, Cell Therapy Product withdrawal, or field corrective action shall be considered a Commercialization Cost, unless such recall, field alert, Cell Therapy Product withdrawal, or field corrective action is caused in material part by a Party’s breach of its obligations under this Strategic Alliance Agreement (including obligations regarding manufacturing, advertising, distribution and storage of the Cell Therapy Products) or applicable laws, or by its willful misconduct; then such cost shall be borne by the breaching Party to the extent such recall, field alert, Cell Therapy Product withdrawal, or field corrective action was due to such causes.
     10.5 Compliance With All Applicable Laws and Regulations; Cooperation. Each Party shall perform its obligations under the Transaction Agreements, and its responsibilities and rights under the Clinical Development Plans and otherwise in connection with the development and commercialization of Clinical Development Candidates and Cell Therapy Products, in accordance with all applicable laws, rules and regulations, including those of all regulatory authorities in the Territory, applicable reporting obligations, applicable import and export laws and regulations, current good clinical practices. Each Party shall fully cooperate with the other Party in all reasonable respects useful or necessary to enable each to be and remain in compliance with all such applicable laws, rules and regulations.
ARTICLE XI.
INTELLECTUAL PROPERTY
     11.1 Existing Intellectual Property Rights Retained. Angiotech and Athersys shall each retain all of their respective ownership interests in their respective Intellectual Property, as such exists as of the Effective Date. Nothing in this Strategic Alliance Agreement or any Transaction Agreement shall be construed to transfer ownership of any Intellectual Property rights existing as of the Effective Date from one Party to another Party.
     11.2 Ownership Of New Intellectual Property. Ownership and treatment of Intellectual Property resulting from the Parties’ activities under the Transaction Agreements shall be as set forth in the License Agreement.
ARTICLE XII.
CLINICAL PROGRAM RECORD KEEPING
     12.1 Scientific, Patent and Regulatory Records. When performing its responsibilities and activities under each Pre-Clinical Development Program, New Pre-Clinical Development Program and Clinical Development Program or under any Transaction Agreement, each Party shall maintain, and shall cause its employees and contractors to maintain, scientific and regulatory records, in sufficient and reasonable detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of such responsibilities and activities by such Party.
     12.2 Review of Records. On reasonable advance written notice, and at reasonable intervals, during normal business hours each Party shall have the right to inspect and copy records of the other Party maintained in connection with the activities conducted, work performed and results achieved in the performance of its responsibilities and activities under each Pre-Clinical Development Program, New Pre-Clinical Development Program and Clinical Development Program or under any Transaction Agreement, including, without limitation, records reflecting inventions, ideas, information or data developed by a Party in the course of or work done hereunder, to the extent such access is reasonably necessary or useful for a Party to exercise its rights and perform its obligations under this Strategic Alliance Agreement or other Transaction Agreements. Notwithstanding the definition of “Confidential Information” all such records and the information disclosed therein shall constitute Confidential Information of the Party creating such records, and shall be maintained in confidence by the receiving Party in accordance with ARTICLE XIII.

     12.3 Policies For Records. In order to protect each Party’s Patent Rights under United States and foreign law in any inventions conceived or reduced to practice in connection with any activities or work performed by the Parties under this Strategic Alliance Agreement or any Transaction Agreement, each Party shall require its employees to record and maintain data and information developed pursuant to the Transaction Agreements in such a manner as to enable the Parties to use such records to establish inventorship and corroborated and documented dates of conception, diligence to reduction to practice and/or actual reduction to practice. Each Party shall require its employees engaged in activities or work in connection with the Transaction Agreements to assign all Intellectual Property created, conceived or reduced to practice in connection therewith to their respective employer, and each Party shall ensure that each such employee has signed such an agreement before any activities or work in connection with the Transaction Agreements commences.
ARTICLE XIII.
CONFIDENTIAL INFORMATION
     13.1 Confidential Information. “Confidential Information” means all proprietary, non-public Intellectual Property and other information, including, but not limited to, proprietary information and materials (whether or not patentable) regarding a Party’s technology, products, business information or objectives, that is communicated in any way or form by such Party (a “Disclosing Party”) to the other Party (a “Receiving Party”), and all copies thereof made, in whole or in part, by the Receiving Party in any form. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information of a Disclosing Party that: (a) was already known by the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party and other than through any act or omission of the Receiving Party in breach of this Strategic Alliance Agreement or any Transaction Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by a Third Party on a non-confidential basis; (e) can be shown by written records of the Receiving Party to have been independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, and without breach of any of the provisions of this Strategic Alliance Agreement or any Transaction Agreement; or (f) is information that the Disclosing Party has specifically agreed in writing that the Receiving Party may disclose. The existence and terms of each of the Transaction Agreements, the transactions described thereby and the performance of any Party’s rights or any Party’s obligations under them shall be considered the Confidential Information of both of the Parties for which each of the Parties are deemed to be the Disclosing Party.
     13.2 Confidentiality Obligations. For the Term and for five (5) years thereafter:
          (a) Except as expressly permitted in the Transaction Agreements, the Receiving Party shall keep completely confidential, and shall not publish or otherwise disclose, and shall not use for any purpose, any Confidential Information of the Disclosing Party; provided, however, that the Receiving Party may disclose any Confidential Information of the Disclosing Party to a Third Party to the extent necessary to allow the Receiving Party to collaborate with such Third Party in performing any of its obligations or exercising any of its rights under any Transaction Agreement or to allow the Disclosing Party to make the regulatory filings with such Third Party as advisable or required to obtain approval to conduct clinical trials or obtain Regulatory Approval for a Clinical Development Candidate or Cell Therapy Product, and in each case then only after (i) first advising such Third Party of the Receiving Party’s obligations under this Strategic Alliance Agreement and the Transaction Agreements, and (ii) securing from such Third Party a written obligation of confidentiality no less stringent than that imposed on the Receiving Party under this Strategic Alliance Agreement and the Transaction Agreements (except when not possible with regard to governmental authorities or agencies).
          (b) Except as expressly permitted in the Transaction Agreements, the Receiving Party shall not disclose the Confidential Information of the Disclosing Party to any person or entity except the Receiving Party, its Affiliates and their respective employees, consultants and agents who have a need to know such Confidential Information of the Disclosing Party to further the purposes of any of the Transaction Agreements, and then only after (i) first advising such employees, consultants and agents of the Receiving Party’s obligations under this Strategic Alliance Agreement and the Transaction Agreements, and (ii) securing from such employees, consultants and agents a written obligation of confidentiality no less stringent than that imposed on the Receiving Party under this Strategic Alliance Agreement and the Transaction Agreements.
          (c) Except with the prior written consent of the other Party, a Party shall not make any public announcement or press release concerning any of the Transaction Agreements, the transactions contemplated by any of them, the rights or obligations of the Parties under any of them, or any of the activities that have occurred or may occur thereunder.
          (d) The Parties agree on the importance of coordinating their public announcements respecting the Transactional Agreements and the subject matter thereof (other than academic, scientific or medical publications that are subject to the publication provision set forth below). Angiotech and Athersys shall, from time to time, and at the request of the other Party, discuss and agree on the general information content relating to the Transactional Agreements which may be publicly disclosed (including, without limitation, by means of any printed publication or oral presentation).
     13.3 Permitted Disclosures. Notwithstanding Section 13.2:
          (a) The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent the Receiving Party is compelled to disclose such information by a court or other tribunal of competent jurisdiction; provided, however, that in such case the Receiving Party shall immediately give notice to the Disclosing Party, so that the Disclosing Party may seek a protective order or other remedy from said court or tribunal. In any event, the Receiving Party shall disclose only that portion of the Confidential Information of the Disclosing Party that, in the opinion of its legal counsel, is legally required to be disclosed, and will exercise reasonable efforts to ensure that any such Confidential Information of the Disclosing Party so disclosed will be accorded confidential treatment by said court or tribunal.
          (b) The Receiving Party may disclose the terms and conditions of this Strategic Alliance Agreement or any Transaction Agreement (including providing a copy hereof or thereof, redacted as appropriate) to any bona fide potential permitted assignee or successor to a Party’s interest under this Strategic Alliance Agreement or any Transaction Agreement, or to a bona fide potential lender from which a Party is considering borrowing money, or to a bona fide potential collaborator in connection with the Transaction Agreements, or in the case of Athersys, to any bona fide financial investor from which it may take money; provided, however, in any such case such that the Receiving Party shall first obtain a written obligation of confidentiality no less stringent than that imposed on the Receiving Party under this Strategic Alliance Agreement and the Transaction Agreements from the bona fide potential permitted assignee or successor, bona fide potential lender, bona fide potential collaborator or bona fide financial investor.
          (c) The Receiving Party may disclose the terms and conditions of this Strategic Alliance Agreement and/or the Transaction Agreements (including providing a copy hereof, redacted (as appropriate) with the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed) in connection with filings with the U.S. Securities and Exchange Commission or otherwise pursuant to applicable securities laws and regulations, filings with the Internal Revenue Service and otherwise pursuant to applicable tax laws and regulations, and other filings required by law or regulation; provided, however, that the Receiving Party shall provide to the other Party a copy of any such proposed filing at least two (2) business days in advance of the filing, and shall consider in good faith the other Party’s suggested redactions. In any event, the Receiving Party shall disclose only that portion of the Confidential Information of the Disclosing Party that, in the reasonable opinion of its legal counsel, is legally required to be disclosed by law or regulation. Additionally, so long as Athersys’ securities are not publicly traded, Athersys may disclose (including providing a copy hereof, redacted as appropriate) to any bona fide potential purchaser of Athersys’ securities the foregoing information; provided, however, that Athersys first obtains a written obligation of confidentiality from the recipient that is no less stringent than Athersys’ obligations under this Strategic Alliance Agreement and the Transaction Agreements.
          (d) The Third Party collaborators set forth on Schedule 4.1 with which Athersys has executed an agreement as of the Effective Date, and which might be considered a subcontractor of Athersys’ obligations under this Strategic Alliance Agreement and the Transaction Agreements may have limited rights to publish their results obtained pursuant to such agreements. Any publication by a Third Party collaborator in accordance with the terms and conditions of its executed Existing Third Party Agreement with Athersys shall not be considered a breach of Athersys’ obligations hereunder.

          (e) The Parties agree that the public announcement of the execution of this Strategic Alliance Agreement shall be in the form of a press release to be mutually agreed upon within five (5) business days after the Effective Date; provided that such press release shall not be publicly disseminated by either Party prior to May 15, 2006. A Party may republish, reuse or disclose the same content of any prior publication, press release or disclosure, if such republication, reuse or disclosure is presented in substantially the same form in which it was previously published, used or disclosed, without modification of the content that was previously published, used or disclosed.
     13.4 Publication. Except as provided in Section 13.3(e), during the Term each Party will submit to the other Party for review and approval all proposed academic, scientific and medical publications and public presentations relating to the Pre-Clinical Development Programs, New Pre-Clinical Development Programs, Clinical Development Programs, or the Transactional Agreements, for review in connection with preservation of Patent Rights and/or to determine whether any of such other Party’s Confidential Information should be modified or deleted. Written copies of such proposed publications and presentations shall be submitted to the non-publishing Party no later than thirty (30) days before submission for publication or presentation, and the non-publishing Party shall provide its comments with respect to such publications and presentations within fifteen (15) business days of its receipt of such written copy. The review period may be extended for an additional thirty (30) days in the event the non-publishing Party can demonstrate reasonable need for such extension, including, but not limited to, the preparation and filing of patent applications. By mutual agreement, this period may be further extended. Athersys and Angiotech will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications pursuant to this Section 13.4. With regard to proposed publications and presentations by a Third Party pursuant to an Existing Third Party Agreement, the time periods set forth above shall be complied with by the Parties to the extent possible, taking into account the applicable provisions of the subject Existing Third Party Agreement.
ARTICLE XIV.
REPRESENTATIONS AND WARRANTIES
     14.1 Authority. Each Party represents and warrants that, as of the Effective Date, it has the full right, power and authority to enter into this Strategic Alliance Agreement and the other Transaction Agreements, and that this Strategic Alliance Agreement and the other Transaction Agreements have been duly executed by such Party and constitute the legal, valid and binding obligations of such Party, enforceable in accordance with their terms, subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and (b) the effect of general equitable principles, regardless of whether asserted in a proceeding in equity or at law.
     14.2 No Conflicts. Each Party represents and warrants that the execution, delivery and performance of this Strategic Alliance Agreement and the other Transaction Agreements do not conflict with, or constitute a breach or default under, any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party.
     14.3 Additional Representations and Warranties of Athersys. In addition to the representations and warranties made by Athersys in Sections 14.1 and 14.2, Athersys, subject to Section 14.6, hereby represents and warrants that as of the Effective Date:
          (a) it has not granted to any Third Party any right or license which would conflict with the rights granted by it to Angiotech under any of the Transaction Agreements;
          (b) except as disclosed in Schedule 14.3(b) attached hereto, Athersys is the sole and exclusive owner of the Athersys Patent Rights set forth in Schedule 1.33, and Athersys has not placed, or suffered to be placed, any liens, charges or encumbrances on or against such Athersys Patent Rights;
          (c) Schedule 1.33 is a true and complete list of Athersys’ Patent Rights that pertain to the subject matter of the Transaction Agreements.;
          (d) Athersys has submitted to the United States Patent and Trademark Office all information related to the Cells, pre-clinical development candidates, Clinical Development Candidates and Cell Therapy Products that is required to be submitted in accordance with 37 C.F.R. 1.56, 1.97 and 1.98;
          (e) the Athersys Intellectual Property that is the subject of the rights and licenses granted to Angiotech under the Transaction Agreements constitutes all intellectual property owned or controlled by Athersys that is necessary or useful to manufacture, research, develop, use or commercialize the Cells, pre-clinical development candidates, Clinical Development Candidates and Cell Therapy Products for the Cardiovascular Indications, and to the knowledge of Athersys there is no other Intellectual Property necessary for such purposes that is owned or controlled by Athersys;
          (f) the Athersys Patent Rights set forth in Schedule 1.33 are existing and inventorship of the Athersys Patent Rights not licensed by Athersys from the University of Minnesota has been properly determined and to Athersys’ knowledge inventorship of the Athersys Patent Rights licensed from the University of Minnesota has been properly determined, and to Athersys’ knowledge, no issued or granted patents within the Athersys Patent Rights licensed or sublicensed to Angiotech under the Transaction Agreements are invalid or unenforceable;
          (g) except as set forth in Schedule 14.3(g) attached hereto, no Athersys Patent Rights listed in Schedule 1.33 are subject to any funding agreement with any government or government agency;
          (h) Athersys has received no written notice alleging infringement of a Third Party Patent Right in connection with its research and development of Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy

Products, and Athersys has disclosed to Angiotech all material information of which Athersys is aware as to whether the research, development, manufacture, use, sale, offer for sale or importation of Clinical Development Candidates or Cell Therapy Products infringes or would infringe issued or granted patents owned by a Third Party as of the Effective Date;
          (i) the Athersys Patent Rights licensed or sublicensed to Angiotech under the Transaction Agreements are not subject to any litigation, judgments or settlements against or owed by Athersys, nor has Athersys received written notice of any threats of such litigation;
          (j) the Athersys Patent Rights licensed or sublicensed to Angiotech under the Transaction Agreements are not the subject of any interference, opposition, reissue or reexamination proceeding in the United States or, to the knowledge of Athersys, any opposition proceeding outside of the United States;
          (k) Athersys has not knowingly used any Intellectual Property misappropriated from a Third Party in connection with the subject matter of the Transactional Agreements, and Athersys is not aware of any claim by a Third Party that Intellectual Property misappropriated from such Third Party has been used by Athersys in its research and development of Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products;
          (l) except as set forth in Schedule 14.3(l) attached hereto, to Athersys’ knowledge, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property that is the subject of the rights and licenses granted to Angiotech under the Transaction Agreements by any Third Party, including any current or former employee or consultant of Athersys and its Affiliates;
          (m) with respect to activities conducted by Athersys, and to Athersys’ knowledge with respect to activities conducted by Third Parties on behalf of Athersys, there has not been any scientific fraud regarding Cells, Clinical Development Candidates or Cell Therapy Products or Intellectual Property of Athersys licensed to Angiotech under the Transaction Agreements;
          (n) to Athersys’ knowledge, no employee or agent of Athersys or any of its Affiliates has made an untrue statement of a material fact to any governmental authority with respect to the Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products (whether in any submission to such governmental authority or otherwise), or failed to disclose a material fact required to be disclosed to any governmental authority with respect to the Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products;
          (o) none of it, its officers, directors, employees, or Affiliates is debarred under the Generic Drug Enforcement Act or convicted of a crime which could lead to debarment, and it has not knowingly utilized, and has not knowingly utilized, the services of any individual or entity in conducting its manufacturing activities hereunder that has been debarred under the Generic Drug Enforcement Act or convicted of a crime that could lead to debarment;
          (p) that its employees have complied materially with all safety and environmental procedures, protocols, systems, laws, rules and regulations applicable to or associated with its Cell isolation, purification and production activities hereunder;
          (q) Athersys and its Affiliates have complied materially with all applicable laws, rules, regulations, permits, governmental licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions and decrees, including the Federal Food, Drug and Cosmetic Act, in the research, development, manufacture and use of the Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products, and neither Athersys nor any of its Affiliates has received any written notice from any regulatory authority claiming that any such activities as conducted by them are not in such compliance; and
          (r) that the Cells are not derived from embryonic sources (i.e., the Cells are not embryonic stem cells).
     14.4 Additional Covenants of Athersys. In addition to the representations and warranties made by Athersys in Sections 14.1, 14.2, and 14.3 Athersys, subject to Section 14.6, hereby covenants to Angiotech that during the Term:
          (a) it will not grant to any Third Party any right or license which would conflict with the rights granted by it to Angiotech under any of the Transaction Agreements;
          (b) Athersys will not place, or suffer to be placed, any liens, charges or encumbrances on or against any Athersys Patent Rights that may have an adverse effect on Angiotech’s rights or licenses with respect to Athersys Patent Rights licensed to Angiotech under the Transaction Agreements;
          (c) Athersys will submit to the United States Patent and Trademark Office all information related to the Cells, pre-clinical development candidates, Clinical Development Candidates and Cell Therapy Products that is required to be submitted in accordance with 37 C.F.R. 1.56, 1.97 and 1.98;
          (d) the Athersys Intellectual Property that is the subject of the rights and licenses granted to Angiotech under the Transaction Agreements constitutes all intellectual property owned or controlled by Athersys that is necessary or useful to manufacture, research, develop, use or commercialize the Cells, pre-clinical development candidates, Clinical Development Candidates and Cell Therapy Products for the Cardiovascular Indications, and to the knowledge of Athersys there is no other Intellectual Property necessary for such purposes that is owned or controlled by Athersys;
          (e) Athersys will take all steps necessary to ensure that the Athersys Patent Rights set forth in Schedule 1.33 are existing and that inventorship of the Athersys Patent Rights is properly determined, and Athersys’ will promptly inform Angiotech in writing if any issued or granted patents within the Athersys Patent Rights licensed or sublicensed to Angiotech under the Transaction Agreements become invalid or unenforceable;
          (f) Athersys will promptly inform Angiotech in writing of receipt of any written notice alleging infringement of a Third Party Patent Right in connection with Athersys’ research and development of Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products, and Athersys will disclose to Angiotech all material information of which Athersys becomes aware as to whether the research, development, manufacture, use, sale, offer for sale or importation of Clinical Development Candidates or Cell Therapy Products might constitute infringement of issued or granted patents owned by a Third Party;
          (g) Athersys will promptly inform Angiotech in writing if Athersys Patent Rights licensed or sublicensed to Angiotech under the Transaction Agreements become subject to any litigation, judgments or settlements against or owed by Athersys, or if Athersys receives written notice of any threats of such litigation;
          (h) Athersys will promptly inform Angiotech in writing if the Athersys Patent Rights licensed or sublicensed to Angiotech under the Transaction Agreements become the subject of any interference, opposition, reissue or reexamination proceeding in the United States or, if Athersys learns of any opposition proceeding outside of the United States with respect to the Athersys Patent Rights licensed to Angiotech under the Transaction Agreements;
          (i) Athersys will not knowingly use any Intellectual Property misappropriated from a Third Party in connection with the subject matter of the Transactional Agreements, and Athersys will promptly inform Angiotech in writing of any claim by a Third Party that Intellectual Property misappropriated from such Third Party has been used by Athersys in its research and development of Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products;
          (j) Athersys will promptly inform Angiotech in writing of any unauthorized use, infringement or misappropriation of any of the Intellectual Property that is the subject of the rights and licenses granted to Angiotech under the Transaction Agreements by any Third Party, including any current or former employee or consultant of Athersys and its Affiliates;
          (k) there will not be any scientific fraud by Athersys or its Affiliates regarding Cells, Clinical Development Candidates or Cell Therapy Products or Intellectual Property of Athersys licensed to Angiotech under the Transaction Agreements, and with respect to activities conducted on behalf of Athersys, Athersys shall make Commercially Reasonable Efforts to ensure that there will not be any scientific fraud by any such Third Party regarding Cells, Clinical Development Candidates or Cell Therapy Products or Intellectual Property of Athersys licensed to Angiotech under the Transaction Agreements;

          (l) no employee or agent of Athersys or any of its Affiliates will make an untrue statement of a material fact to any governmental authority with respect to the Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products (whether in any submission to such governmental authority or otherwise), or fail to disclose a material fact required to be disclosed to any governmental authority with respect to the Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products;
          (m) none of it, its officers, directors, employees, or Affiliates will be debarred under the Generic Drug Enforcement Act or will be convicted of a crime which could lead to debarment, and it will not knowingly utilize, the services of any individual or entity in conducting its manufacturing activities hereunder that has been debarred under the Generic Drug Enforcement Act or convicted of a crime that could lead to debarment;
          (n) that its employees will comply materially with all safety and environmental procedures, protocols, systems, laws, rules and regulations applicable to or associated with its Cell isolation, purification and production activities hereunder;
          (o) Athersys and its Affiliates will comply materially with all applicable laws, rules, regulations, permits, governmental licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions and decrees, including the Federal Food, Drug and Cosmetic Act, in the research, development, manufacture and use of the Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products, and Athersys will promptly inform Angiotech in writing if either Athersys or any of its Affiliates receive any written notice from any regulatory authority claiming that any such activities as conducted by them are not in such compliance; and
          (p) that the Cells will not be derived from embryonic sources (i.e., the Cells will not be embryonic stem cells).
     14.5 Additional Covenants of Angiotech. In addition to the representations and warranties made by Angiotech in Sections 14.1 and 14.2, Angiotech, subject to Section 14.6, hereby covenants to Athersys that during the Term:
          (a) Angiotech will not knowingly use any Intellectual Property misappropriated from a Third Party in connection with the subject matter of the Transactional Agreements, and Angiotech will promptly inform Athersys in writing of any claim by a Third Party that Intellectual Property misappropriated from such Third Party has been used by Angiotech in its research and development of Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products;
          (b) Angiotech will promptly inform Athersys in writing of any unauthorized use, infringement or misappropriation of any of the Intellectual Property that is the subject of the rights and licenses granted to Angiotech under the Transaction Agreements by any Third Party;

          (c) there will not be any scientific fraud by Angiotech or its Affiliates regarding Cells, Clinical Development Candidates or Cell Therapy Products licensed to Angiotech under the Transaction Agreements, and with respect to activities conducted on behalf of Angiotech, Angiotech shall make Commercially Reasonable Efforts to ensure that there will not be any scientific fraud by any such Third Party regarding Cells, Clinical Development Candidates or Cell Therapy Products licensed to Angiotech under the Transaction Agreements;
          (d) no employee or agent of Angiotech or any of its Affiliates will make an untrue statement of a material fact to any governmental authority with respect to the Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products (whether in any submission to such governmental authority or otherwise), or fail to disclose a material fact required to be disclosed to any governmental authority with respect to the Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products;
          (e) none of it, its officers, directors, employees, or Affiliates will be debarred under the Generic Drug Enforcement Act or will be convicted of a crime which could lead to debarment, and it will not knowingly utilize, the services of any individual or entity in conducting its manufacturing activities hereunder that has been debarred under the Generic Drug Enforcement Act or convicted of a crime that could lead to debarment; and
          (f) Angiotech and its Affiliates will comply materially with all applicable laws, rules, regulations, permits, governmental licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions and decrees, including the Federal Food, Drug and Cosmetic Act, in the research, development, manufacture and use of the Cells, pre-clinical development candidates, Clinical Development Candidates and/or Cell Therapy Products, and Angiotech will promptly inform Athersys in writing if either Angiotech or any of its Affiliates receive any written notice from any regulatory authority claiming that any such activities as conducted by them are not in such compliance.
     14.6 Disclaimer Of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS STRATEGIC ALLIANCE AGREEMENT OR ANY TRANSACTION AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.
ARTICLE XV.
INDEMNIFICATION AND INSURANCE
     15.1 Indemnification By Athersys. Athersys shall indemnify, defend and hold Angiotech, its Affiliates and their permitted contractors and agents, employees, officers and directors (the “Angiotech Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) arising out of Third Party claims or lawsuits related to (a) Athersys’ performance of its obligations under the Transaction Agreements, (b) a breach by Athersys of any of its covenants, representations or warranties set forth in the Transaction Agreements; (c) arising out of the use of the Company Technology, Company Patents, University Technology, and/or University Patents and/or the development, manufacture, use, storage, handling, distribution or sale of any Clinical Development Candidates or Cell Therapy Products by or on behalf of Athersys or its Affiliates (other than those Cell Therapy Products for which the Parties share Profits); or (d) the failure of Clinical Development Candidates or Cell Therapy Products manufactured by or on behalf of Athersys to meet the Clinical Development Candidate or Cell Therapy Product (as applicable) specifications or to be manufactured in compliance with current Good Manufacturing Practices or other applicable laws and regulations; provided, however, all of the foregoing is only to the extent that such claims or suits do not result from a breach of any of the provisions of the Transaction Agreements, gross negligence or willful misconduct of any of the Angiotech Indemnitees. Upon the assertion of any such claim or suit, Angiotech shall promptly notify Athersys thereof and Athersys shall appoint counsel reasonably acceptable to the affected Angiotech Indemnitees to represent such Angiotech Indemnitees with respect to any claim or suit for which indemnification is sought. Neither Athersys nor the Angiotech Indemnitees shall enter into any settlement agreement with any Third Party without the consent of the other Party, which consent shall not be unreasonably withheld; provided that affected Angiotech Indemnitees shall be permitted in their sole discretion to settle any such claim or suit if they have first waived their rights to indemnification hereunder.
     15.2 Indemnification By Angiotech. Angiotech shall indemnify, defend and hold Athersys, its Affiliates and their permitted contractors and agents, employees, officers and directors (the “Athersys Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) arising out of Third Party claims or lawsuits related to (a) Angiotech’s performance of its obligations under the Transaction Agreements; (b) a breach by Angiotech of any of its covenants, representations or warranties set forth in the Transaction Agreements; or (c) arising out of the use of the Company Technology, Company Patents, University Technology, and/or University Patents and/or the development, manufacture, use, storage, handling, distribution or sale of any Clinical Development Candidates or Cell Therapy Products by or on behalf of Angiotech or its Affiliates (other than those Cell Therapy Products for which the Parties share Profits); provided, however, all of the foregoing is only to the extent that such claims or suits do not result from a breach of any of the provisions of the Transaction Agreements, gross negligence or willful misconduct of the Athersys Indemnitees. Upon the assertion of any such claim or suit, Athersys shall promptly notify Angiotech thereof and Angiotech shall appoint counsel reasonably acceptable to the affected Athersys Indemnitees to represent such Athersys Indemnitees with respect to any claim or suit for which indemnification is sought. Neither Angiotech nor the Athersys Indemnitees shall enter into any settlement agreement with any Third Party without the consent of the other Party, which consent shall not be unreasonably withheld; provided that affected Athersys Indemnitees shall be permitted in their sole discretion to settle any such claim or suit if they have first waived their rights to indemnification hereunder.
     15.3 Insurance. During the Term and for a period of two (2) years thereafter, each Party shall obtain and maintain commercial general liability insurance, including products liability insurance, with reputable and financially secure insurance carriers with respect to its obligations, responsibilities and activities under the Transaction Agreements. Such insurance shall be in such amounts and subject to such deductibles as the Parties may agree based upon standards prevailing in the industry at the time, but in each case with limits of not less than Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate.
ARTICLE XVI.
TERM AND TERMINATION
     16.1 Term. This Strategic Alliance Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to Section 16.2, shall continue in full force and effect until the earlier to occur of: (a) five (5) years after the Effective Date, if the JSC has not approved any Clinical Development Program on or before such fifth year anniversary; (b) if at least one Cell Therapy Product has obtained Regulatory Approval in the Territory and the Parties have shared Profits with respect to at least one Cell Therapy Product, on the date that there has been no sales for twelve (12) months of any Cell Therapy Product that has been the subject of Profit-sharing, unless a Clinical Development Candidate is in Phase III Studies or later; or (c) the later of (i) the expiration date of the last-to-expire patent licensed to Angiotech under the Transaction Agreements, or (ii) fifteen (15) years after the Effective Date. The period of time from the Effective Date until expiration or early termination is the “Term.”
     16.2 Termination.
          (a) Uncured Breach of Athersys. The failure by Athersys to substantially comply with any of the material obligations contained in this Strategic Alliance Agreement or any Transaction Agreement shall entitle Angiotech to give written notice to have the default cured. If such default is not cured within sixty (60) days after the receipt of such written notice, or if by its nature such default is not capable of cure within such sixty (60)-day period, then Angiotech shall be entitled, without prejudice to any of its other rights conferred on it by this Strategic Alliance Agreement or any Transaction Agreement, and in addition to any other remedies that may be available to it, to terminate this Strategic Alliance Agreement; provided, however, that such right to terminate shall be stayed in the event that, during such sixty (60)-day period, Athersys shall have: (i) initiated dispute resolution in accordance with ARTICLE XVII below with respect to the alleged default, and (ii) diligently and in good faith cooperated in the prompt resolution of such dispute resolution process.
          (b) Uncured Breach of Angiotech. The failure by Angiotech to substantially comply with any of the material obligations contained in this Strategic Alliance Agreement or any Transaction Agreement shall entitle Athersys to give written notice to have the default cured. If such default is not cured within sixty (60) days after the receipt of such written notice, or if by its nature such default is not capable of cure within such sixty (60)-day period, then Athersys shall be entitled, without prejudice to any of its other rights conferred on it by this Strategic Alliance Agreement or any Transaction Agreement, and in addition to any other remedies that may be available to it, to terminate this Strategic Alliance Agreement; provided, however, that such right to terminate shall be stayed in the event that, during such sixty (60)-day period, Angiotech shall have: (i) initiated dispute resolution in accordance with ARTICLE XVII below with respect to the alleged default, and (ii) diligently and in good faith cooperated in the prompt resolution of such dispute resolution process.
          (c) Insolvency of Athersys. In the event that Athersys has filed or instituted bankruptcy, reorganization, liquidation or receivership proceedings, or has assigned a substantial portion of its assets for the benefit of creditors during the Term, Angiotech may immediately terminate the Transaction Agreements in their entirety upon written notice of termination to Athersys; provided, however, that in the event of any involuntary bankruptcy or receivership proceeding, such right of Angiotech to terminate the Transaction Agreements shall only become effective if Athersys consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within ninety (90) days after the filing thereof; and further provided that, if the Transaction Agreements are terminated by Angiotech due to the rejection of this Strategic Alliance Agreement or any Transaction Agreement by or on behalf of Athersys under Section 365 of the United States Bankruptcy Code (the “Code”), all licenses and rights to licenses granted under or pursuant to the Transaction Agreements by Athersys to Angiotech are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 1010(35A) of the Code. The Parties agree that Angiotech, as a licensee of such rights under the Transaction Agreements, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against Athersys under the Code, Angiotech shall be entitled to a complete duplicate of, or complete access to (as Angiotech deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to Angiotech (a) upon any such commencement of a bankruptcy proceeding and upon written request therefor by Angiotech, unless Athersys elects to continue, and does continue, to perform all of its obligations under the Transaction Agreements, or (b) if not delivered under (a) above, upon the rejection of this Strategic Alliance Agreement or any Transaction Agreement by or on behalf of Athersys and upon written request therefor by Angiotech. Athersys agrees not to interfere with Angiotech’s exercise under the Code of rights and licenses to intellectual property licensed hereunder and embodiments thereof in accordance with this Section 16.2(c) and agrees to use Commercially Reasonable Efforts to assist Angiotech to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as are reasonably necessary or useful for Angiotech to exercise such rights and licenses in accordance with the Transaction Agreements. The foregoing provisions are without prejudice to any rights Angiotech may have arising under the Code or other applicable law.

          (d) Termination for Cause. Angiotech shall have a right to terminate the Transaction Agreements for cause (as set forth in (i) or (ii) below), which termination right may be exercised at any time during the Term. Such termination shall require at least one hundred twenty (120) days prior written notice by Angiotech that terminates for cause, and during such 120-day period the Parties shall continue to share costs that are incurred and Profit that is obtained in connection with activities under the Transaction Agreements that have been commenced but not yet completed.
     (i) Grounds that Constitute “For Cause”. If Angiotech, using its reasonable and sound business judgment, determines that (A) a primary endpoint(s) in a clinical study within a Clinical Development Plan has not been fulfilled or met; (B) at least one (1) IND has not been filed by the Parties within three (3) years after the Effective Date; (C) clinical efficacy and/or safety with respect to Cells, a Clinical Development Candidate or a Cell Therapy Product have not been demonstrated; (D) applicable regulatory requirements for Cells, a Clinical Development Candidate or a Cell Therapy Product in one or more Major Markets in the Territory shall have a material adverse impact on the ability to obtain Regulatory Approval for a Cell Therapy Product in such countries; (E) Athersys data regarding Cells, a Clinical Development Candidate or a Cell Therapy Product were obtained, in whole or in part, through scientific fraud; and/or (F) a Cell Therapy Product is not (or is not expected to be) commercially viable or profitable for a Party in at least one of the Major Market in the Territory, then any of the conditions (A-F) above shall constitute a grounds for termination of the Transaction Agreements “for cause.”
     (ii) Decision to Terminate For Cause. If Angiotech decides to terminate the Transaction Agreements for cause, then Angiotech shall provide written notice to Athersys of such decision (and this written notice shall also serve as a notice of termination as specified in such written notice); provided that with respect to each instance of an event giving rise to the applicable grounds for termination, in order to be effective such written notice shall be provided to Athersys within one hundred eighty (180) days after Angiotech, using its reasonable and sound business judgment, makes a determination that such event has occurred.
          (e) Change of Control of Athersys. For purposes of this clause (e), “Change of Control” means the consummation of a transaction during the Term in which a Third Party acquires, merges or consolidates with Athersys; or possesses (directly or indirectly) the power to direct or cause the direction of management or policies of Athersys through ownership of a majority of securities, partnership, or other ownership rights or agreements; or in which Athersys transfers or sells all or substantially all of its assets or business to which the Transaction Agreements relate; provided, however, that none of the following shall be considered a Change in Control: (i) a merger effected exclusively for the purpose of changing the domicile of Athersys; (ii) an equity financing in which Athersys is the surviving corporation; or (iii) a transaction in which the stockholders of Athersys immediately prior to the transaction own fifty percent (50%) or more of the voting power of the surviving corporation following the transaction. In the event of a Change of Control of Athersys during the Term, Athersys shall provide written notice of such Change of Control to Angiotech no later than ten (10) business days after the occurrence of such event (“Change of Control Notice”). If the Change of Control results in Athersys becoming controlled by a Local Therapeutic Company, or if Angiotech has other sound business reasons, Angiotech may, in its sole discretion and at its election, terminate the Transaction Agreements by giving Athersys and the Third Party successor to Athersys written notice of termination within ninety (90) days after the later to occur of: (x) the date of consummation of such transaction, or (xi) the date Angiotech received the Change of Control Notice from Athersys. Any such notice of termination by Angiotech shall be effective sixty (60) days after delivery of such notice to Athersys and the Third Party successor to Athersys. If Angiotech does not exercise this right of termination, Angiotech, Athersys and the Third Party successor to Athersys shall continue thereafter to fulfill their respective rights and obligations under the Transaction Agreements.
     16.3 Effects of Termination.
          (a) Termination by Angiotech. Upon termination of the Transaction Agreements by Angiotech pursuant to Section 16.2(a) or Section 16.2(c), Athersys shall be deemed to be the Discontinuing Party and to have delivered an Opt-Out Notice on the effective date of such termination with respect to all Clinical Development Candidates and Cell Therapy Products pursuant to Section 6.1 (notwithstanding whether or not the first Phase I Trial has been completed) and Angiotech shall be entitled to exercise the Sole Development Option as described in Section 6.1. If Angiotech exercises the Sole Development Option as described in the foregoing sentence, the Parties’ rights and obligations set forth in the Transaction Agreements (including, without limitation, Intellectual Property licenses) shall survive in perpetuity to the extent necessary for Angiotech and Athersys to exercise their rights and obligations as Developing Party and Discontinuing Party (respectively) pursuant to ARTICLE VI; provided, however, that if Angiotech exercises the Sole Development Option as described in this Section 16.3(a): (i) the Replacement Fee (if any is outstanding at the time of termination) shall remain payable to Athersys as described in Section 2.4, and (ii) notwithstanding the provisions of Section 6.1(a), the achievement of each regulatory approval or commercialization milestone pursuant to Section 7.3 (as described in Schedule 7.3, Items 2-5) shall result in an amount payable to Athersys equal to (A) twenty five percent (25%) of the amount described for such milestone in Schedule 7.3, Items 2-5 (as applicable), if the Transaction Agreements are terminated by Angiotech pursuant to Section 16.2(a), or (B) fifty percent (50%) of the amount described for such milestone in Schedule 7.3, Items 2-5 (as applicable), if the Transaction Agreements are terminated by Angiotech pursuant to Section 16.2(c).
          (b) Termination by Athersys. Upon termination of the Transaction Agreements by Athersys pursuant to Section 16.2(b), Angiotech shall be deemed to be the Discontinuing Party and to have delivered an Opt-Out Notice on the effective date of such termination with respect to all Clinical Development Candidates and Cell Therapy Products pursuant to Section 6.1 (notwithstanding whether or not the first Phase I Trial has been completed) and Athersys shall be entitled to exercise the Sole Development

Option as described in Section 6.1. If Athersys exercises the Sole Development Option as described in the foregoing sentence, the Parties’ rights and obligations set forth in the Transaction Agreements (including, without limitation, Intellectual Property licenses) shall survive in perpetuity to the extent necessary for Athersys and Angiotech to exercise their rights and obligations as Developing Party and Discontinuing Party (respectively) pursuant to ARTICLE VI.
     16.4 Survival Of Obligations. The termination or expiration of this Strategic Alliance Agreement or any Transaction Agreement shall not relieve the Parties of any obligations accruing prior to such expiration or termination, and any such expiration or termination shall be without prejudice to the rights of any Party against another Party. In addition, the provisions of Article I, to the extent definitions are embodied in the following listed Articles and Sections of this Agreement; Articles VII (to the extent any payments have accrued as of the effective date of expiration or termination, but have not yet been paid), XI, XIII, XV and XVII (with respect to disputes arising during the Term that have not been resolved); Sections 2.6, 2.7, 3.7 (with respect to disputes arising during the Term that have not been resolved), 7.8, 7.9 (once within one year after termination), 7.10, 9.5 (with respect to rejection of any Cell Therapy Product), 12.2, 14.6, 16.3, this 16.4, 18.1, and 18.4-18.13, shall survive any expiration or termination of this Strategic Alliance Agreement for any reason. In each situation, where one of the surviving provisions requires action or review by the JSC, the JSC will also survive expiration or termination to the extent necessary.
ARTICLE XVII.
DISPUTE RESOLUTION
     17.1 Dispute Resolution Process. The Parties acknowledge and agree that their long-term mutual interests as of the Effective Date will be best served by effecting a rapid and fair resolution of any claims or disputes which may arise out of this Strategic Alliance Agreement or any Transaction Agreement. Therefore, the Parties agree to use their commercially reasonable best efforts to resolve in good faith all such disputes as rapidly as possible on a fair and equitable basis.
          (a) Except as set forth in Section 3.7, Section 5.2, Section 5.3 and Section 7.2(c), if any dispute, controversy or claim arising under this Strategic Alliance Agreement or any other Transaction Agreement cannot be readily resolved by the Parties, then the Parties agree to refer the matter to a panel consisting of the President of Angiotech and the President of Athersys for review and resolution. A copy of the terms of this Strategic Alliance Agreement and the other Transaction Agreements, agreed-upon facts (and areas of disagreement), and a concise summary of the basis for each Party’s position and contentions will be provided to such Presidents, who shall review the same, confer in good faith and reach a mutual resolution of the issue.
          (b) If a dispute, controversy or claim cannot be settled through negotiation of the Presidents of the Parties pursuant to Section 17.1(a), then, except as otherwise specified in any of the Transaction Agreements, the Parties agree to submit the dispute to mediation under the Commercial Mediation Rules of the American Arbitration Association.
          (c) If efforts at mediation are unsuccessful within sixty (60) days after the date that one Party notifies the other Party that it desires to resolve a dispute, controversy or claim through mediation, any unresolved dispute, controversy or claim between the Parties shall be resolved at the mutual agreement of the Parties by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as modified herein. Failing mutual agreement to submit such unresolved dispute, controversy or claim to arbitration, either Party may resort to other legal remedies.
          (d) If the Parties mutually agree to submit an unresolved dispute, controversy or claim to arbitration, each Party shall select one arbitrator and the two (2) arbitrators so selected shall choose a third arbitrator to resolve the dispute. Prior to the commencement of arbitration, each Party shall certify that its chosen arbitrator is competent to decide such dispute and the two (2) arbitrators so certified shall jointly certify that their chosen third arbitrator is likewise competent to decide such dispute. Such competence may include the ability to understand disputes which are primarily scientific in nature or which require expertise and knowledge of processes related to the commercial development of a pharmaceutical/medical device product which is peculiar to persons in the biotechnology/pharmaceutical industry. A reasoned arbitration decision shall be rendered in writing within six (6) months of the conclusion of mediation and shall be binding and not be appealable to any court in any jurisdiction. The prevailing Party may enter such decision in any court having competent jurisdiction. The mediation and arbitration proceedings shall be conducted in the English language and shall be held in New York, New York, U.S.A. The Parties agree that they shall share equally the cost of the mediation and arbitration filing and hearing fees, and the cost of the mediator/arbitrator. Each Party must bear its own attorneys’ fees and associated costs and expenses with respect to any such mediation and arbitration proceedings.
     17.2 Injunctive Relief. Each Party acknowledges that (a) the covenants and the restrictions of the other Party that are contained in this Strategic Alliance Agreement and the other Transaction Agreements are an inducement to enter into this Strategic Alliance Agreement and the other Transaction Agreements, and are necessary and required for the protection of the Parties, (b) such covenants and restrictions may relate to matters that are of a special, unique and extraordinary character that may give each of such covenants a special, unique and extraordinary value, and (c) a material breach of any of such covenants and restrictions may result in irreparable harm and damages to a Party in an amount that may be difficult to ascertain, and which may not be adequately compensated by a monetary award. Accordingly, in addition to any of the relief to which a Party may be entitled under this Strategic Alliance Agreement or any other Transaction Agreement, at law or in equity, such Party shall be entitled to seek temporary and permanent injunctive relief from any such breach or threatened breach of such covenants or restrictions without proof of actual damages that have been or may be caused to such Party by such breach or threatened breach. In the event an action for injunctive relief is brought by a Party, the other Party waives any right to require the Party bringing such action to post any bond or other security with the court in connection therewith.
ARTICLE XVIII.
MISCELLANEOUS PROVISIONS
     18.1 Governing Law. The Transaction Agreements shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws.
     18.2 Assignment. Neither Party shall be permitted to assign or otherwise transfer any of its rights or obligations under the Transaction Agreements without the prior written consent of the other Party; provided, however, that, subject to Section 16.2(e), a Party may assign or otherwise transfer all of its rights and obligations under the Transaction Agreements without the prior written consent of the other Party (a) in connection with a sale of all or substantially all of its business or assets, whether by merger, sale of stock, sale of assets or otherwise or (b) to an Affiliate of such Party. Notwithstanding the foregoing, in the event of any such permitted assignment or other transfer, all rights and obligations under the Transaction Agreements must be assigned or otherwise transferred together in their entirety to such assignee or successor.
     18.3 Compliance With Laws. Each Party shall comply with all applicable laws, rules and regulations in connection with its performance of its obligations and exercise of its rights under the Transaction Agreements. Each Party shall furnish to the other Party any information reasonably requested or required by the requesting Party during the Term to enable the requesting Party to comply with the requirements of any United States or foreign federal, state, and/or government agency.
     18.4 Further Assurances. At any time, or from time to time, following the date of the Transaction Agreements, each Party shall, at the request of the other Party (a) deliver or cause to be delivered to the requesting Party any records, data or other documents consistent with the provisions of the Transaction Agreements, (b) duly execute and deliver, or cause to be duly executed or delivered, all such consents, assignments, documents or further instruments of transfer or license as required by the Transaction Agreements, and (c) take or cause to be taken all such actions, in each case as the requesting Party may reasonably deem necessary in order for the requesting Party to obtain the full benefits of the Transaction Agreements and the transactions contemplated hereby.
     18.5 Severability. In the event that any provision of the Transaction Agreements is determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Transaction Agreements shall remain in full force and effect without said provision. In such event, the Parties shall in good faith attempt to negotiate a substitute clause for any provision declared invalid or unenforceable, which substitute clause shall most nearly approximate the intent of the Parties in agreeing to such invalid provision, without itself being invalid.

     18.6 Waivers And Amendments; Preservation Of Remedies. The Transaction Agreements may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or other exercise thereof hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any Party may otherwise have at law or in equity.
     18.7 Headings. The captions to the several Articles and Sections hereof are not a part of the Transaction Agreements, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.
     18.8 Counterparts. The Transaction Agreements may be executed by original or facsimile signature in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, and all of which counterparts together shall constitute one instrument.
     18.9 Successors. This Strategic Alliance Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
     18.10 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by fax, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the addresses set forth below (or at such other address for such party as shall be specified by like notice). All such notices and other communications shall be deemed to have been given and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by facsimile transmission, on the date of such delivery, (c) in the case of delivery by nationally recognized express courier, on the date of such delivery, and (d) in the case of mailing within the United States, on the fifth (5th) business day following such mailing.
If to Angiotech:
Angiotech Pharmaceuticals, Inc.
1618 Station Street
Vancouver, BC Canada V6A 1B6
Fax: 604-221-2330
Attn: Vice President Business Development
with a required copy to:
Angiotech Pharmaceuticals, Inc.
1618 Station Street

Vancouver, BC Canada V6A 1B6
Fax: 604-221-2330
Attn: General Counsel
If to Athersys:
Athersys, Inc.
3201 Carnegie Avenue
Cleveland, OH 44115-2634
Fax: (216) 361-9495
Attn: Chief Executive Officer
with a copy (which shall not constitute notice) to:
Jones Day
North Point
901 Lakeside Avenue
Cleveland, OH 44114
Fax: (216) 579-0212
Attn: Thomas A. Briggs, Esq.
     18.11 No Consequential Damages. EXCEPT IN CONNECTION WITH A PARTY’S OBLIGATIONS UNDER ARTICLE XV, IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE.
     18.12 Independent Contractor. Neither Party shall be construed to be a partner, joint venturer, franchisee, employee, principal, agent, representative or participant of or with the other Party for any purpose whatsoever by virtue of the Transaction Agreements. No Party has any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party in any manner by virtue of the Transaction Agreements.
     18.13 Complete Agreement. This Strategic Alliance Agreement, together with its Schedules and Exhibits, and any Pre-Clinical Development Plans and Clinical Development Plans approved by the Parties, the Note and Purchase Agreement, and the Mutual Confidential Disclosure Agreement between the Parties dated July 20, 2005, along with any other letters or agreements signed by both Parties and of even date herewith, constitute the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, are merged and canceled, and are null and void and of no effect.

[Signature page follows]

     IN WITNESS WHEREOF, the Parties have caused this Strategic Alliance Agreement to be executed by their duly authorized officers, effective as of the Effective Date.

ATHERSYS, INC.

By:

Name:

Title:

ANGIOTECH PHARMACEUTICALS, INC.

By:

Name:

Title:

[Signature page to Strategic Alliance Agreement]

Schedule 1.13
Cost Definitions
1.	“Clinical Development Costs” means, with respect to each Clinical Development Plan, all of the external and internal costs and expenses (including applicable overhead costs and expenses, including applicable general and administrative expenses, but excluding any Commercialization Costs and Commercial Manufacturing Costs) incurred or paid by a Party and its Affiliates in connection with the clinical development of Clinical Development Candidates or Cell Therapy Products, including, without limitation, the following costs to the extent such costs are actually incurred by a Party, accounted for in accordance with U.S. GAAP as consistently applied by such Party and attributable to the activities assigned to it under the Clinical Development Plan (except to the extent such costs constitute Commercialization Costs or Commercial Manufacturing Costs):
(a)	All direct costs of preparing and conducting clinical trials that is/are subject of the Clinical Development Plan, including all direct costs related to site recruitment, enrollment, project management, site management and monitoring, biostatistics, clinical event classification, medical communication, data management, outcome studies, regulatory submissions and compliance, safety surveillance, clinical monitoring and all Clinical Manufacturing Costs; and

(b)	A reasonable allocation of indirect costs associated with the foregoing.
2.	“Commercialization Costs” means, with respect to each Cell Therapy Product, all of the external and internal costs and expenses (including applicable overhead costs and expenses, including applicable general and administrative expenses, but excluding any Clinical Development Costs and Commercial Manufacturing Costs) incurred or paid by Angiotech and its Affiliates in connection with the commercialization of Cell Therapy Products, including, without limitation, the following costs to the extent such costs are actually incurred by a Party, accounted for in accordance with U.S. GAAP as consistently applied by such Party and attributable to the promotion, marketing, advertising, sale, or distribution of the Cell Therapy Product and preparing and conducting Phase IV Studies:
(a)	All direct costs of promoting, marketing, advertising and selling the Cell Therapy Product, including sales commissions, product labels, marketing brochures, graphic and media design, website modification and license fees (if any);

(b)	All Third Party Payments; and

(c)	A reasonable allocation of indirect costs associated with the foregoing;

provided that any costs described above incurred or paid by Angiotech and its Affiliates in connection with the preparation for commercialization of a Clinical Development Candidate that Angiotech reasonably believes will obtain Regulatory Approval for at least one Cardiovascular Indication (and thereby become a “Cell Therapy Product” hereunder) shall also be deemed to be “Commercialization Costs”.

3.	“Manufacturing Costs” means, with respect to each Clinical Development Candidate (the “Clinical Manufacturing Costs”) and Cell Therapy Product (the “Commercial Manufacturing Costs”), all of the external and internal costs and expenses (including applicable overhead costs and expenses, including applicable general and administrative expenses, but excluding any Clinical Development Costs) incurred or paid by Athersys and its Affiliates (or Angiotech and its Affiliates if Angiotech has acquired manufacturing rights hereunder) in connection with the manufacturing of Clinical Development Candidates or Cell Therapy Products (as applicable), including, without limitation, the following costs to the extent such costs are actually incurred by the manufacturing Party, accounted for in accordance with U.S. GAAP as consistently applied by the manufacturing Party and attributable to the manufacture and supply of the Clinical Development Candidate or Cell Therapy Product (as applicable) to Angiotech or any Third Party:
(a)	All direct costs of manufacturing and supply the Clinical Development Candidate or Cell Therapy Product (as applicable), including all direct costs of raw materials, labor, license fees (if any), maintenance and repair of equipment used to manufacture the Clinical Development Candidate or Cell Therapy Product (as applicable), storage and packaging and shipping costs; and

(b)	A reasonable allocation of indirect costs associated with the foregoing, including depreciation associated with the cost of capital for equipment used to manufacture the Clinical Development Candidate or Cell Therapy Product (as applicable).

Schedule 1.14
Clinical Development Plans
[Each Clinical Development Plan to be developed by the Parties in accordance with the
Strategic Alliance Agreement and attached hereto]

Schedule 1.33
Patent Rights Related To MAPCs

APPLICATION					U.S. FILING DATE /
NO./					NATIONAL PHASE
PUBLICATION	PATENT		PRIORITY		DATE /
NO.	NO.	COUNTRY	INFORMATION	TITLE	PATENT ISSUE DATE
60/147,324		U.S.	N/A	Totipotent Adult Stem Cells and Methods for Isolation	5 August 1999

60/164,650		U.S.	N/A	Multipotent Adult Stem Cells and Methods for Isolation	10 November 1999

PCT/US00/21387 Pub. No.: WO 01/11011		PCT	60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	4 August 2000 15 Feb. 2001

	784163	Australia	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	12/20/05

2,381,292		Canada	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	4 February 2002

EP 00953840.6		Europe	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	5 March 2002

02109304.0		Hong Kong	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	23 December 2002

147990		Israel	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	4 February 2002

IN/PCT/2002/00311/CHE		India	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	28 February 2002

APPLICATION					U.S. FILING DATE /
NO./					NATIONAL PHASE
PUBLICATION	PATENT		PRIORITY		DATE /
NO.	NO.	COUNTRY	INFORMATION	TITLE	PATENT ISSUE DATE
2001-515800 2003-506075		Japan	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	5 February 2002 18 February 2003

	517002	New Zealand	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	10/07/04

	86695	Singapore	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	09/30/04

	7015037	U.S.	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	03/21/06

11/084,256 Pub. No.: 2005- 0181502-A1 **		U.S.	10/048,757	Multipotent Adult Stem Cells and Methods for Isolation	21 March 2005

11/238,234 Pub.No.: 2006- 0030041-A1 **		U.S.	10/048,757	Multipotent Adult Stem Cells and Methods for Isolation	29 September 2005

	2002/1125	South Africa	PCT/US00/21387 60/147,324 60/164,650	Multipotent Adult Stem Cells and Methods for Isolation	8 February 2002

60/268,786		U.S.	N/A	Multipotent Adult Stem Cells	14 February 2001

60/269,062		U.S.	N/A	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Therefrom	15 February 2001

APPLICATION					U.S. FILING DATE /
NO./					NATIONAL PHASE
PUBLICATION	PATENT		PRIORITY		DATE /
NO.	NO.	COUNTRY	INFORMATION	TITLE	PATENT ISSUE DATE
60/310,625		U.S.	N/A	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Therefore	7 August 2001

60/343,836		U.S.	N/A	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	25 October 2001

PCT/US02/04652 WO 02/064748		PCt	60/343,836 60/310,625 60/269,062 60/268,786	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	14 February 2002

2002250106		Australia	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	14 February 2002

2,438,501		Canada	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	14 February 2002

APPLICATION					U.S. FILING DATE /
NO./					NATIONAL PHASE
PUBLICATION	PATENT		PRIORITY		DATE /
NO.	NO.	COUNTRY	INFORMATION	TITLE	PATENT ISSUE DATE
Appl. No.: 02718998.4 Pub. No.: 1367899		Europe	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	12 September 03

04023157.3-2405 Pub No.: 1491093A2		Europe	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	29 September 2004 29 December 2004

05100618.7 Pub No. 1068227A		Hong Kong	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	24 January 2005 20 April 2005

157332		Israel	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	14 February 2002

2002-565063		Japan	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	14 August 2003

APPLICATION					U.S. FILING DATE /
NO./					NATIONAL PHASE
PUBLICATION	PATENT		PRIORITY		DATE /
NO.	NO.	COUNTRY	INFORMATION	TITLE	PATENT ISSUE DATE
527527		New Zealand	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	12 August 2003

20030512801		Singapore	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	14 February 2002

10/467,963 Pub. No.: 20040107453 **		U.S.	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	05 January 2004
11/084,809 Pub. No.: 20050283844 **		U.S.	10/467,963	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	21 March 2005 22 December 2005

	2003/6289	South Africa	PCT/US02/04652	Multipotent Adult Stem Cells, Sources Thereof, Methods of Obtaining and Maintaining Same, Methods of Differentiation Thereof, Methods of Use Thereof and Cells Derived Thereof	23 February 2005

60/389,799		U.S.	N/A	Pluripotency Of Mesenchymal Stem Cells Derived From Adult Marrow	19 June 2002

APPLICATION					U.S. FILING DATE /
NO./					NATIONAL PHASE
PUBLICATION	PATENT		PRIORITY		DATE /
NO.	NO.	COUNTRY	INFORMATION	TITLE	PATENT ISSUE DATE
60/429,631		U.S.	N/A	Homologous Recombination in Multipotent Adult Progenitor Cells	27 November 2002

PCT/US03/38811 Pub. No.: WO/2004/050859		PCT	60/429,631	Homologous Recombination in Multipotent Adult Progenitor Cells	25 November 2003

Docket No.:
890003-2003.1 **		U.S.	PCT/US03/38811	Homologous Recombination in Multipotent Adult Progenitor Cells	25 May 2005

92133407		Taiwan	60/429,631	Homologous Recombination in Multipotent Adult Progenitor Cells	27 November 2003

60/484,318		U.S.	N/A	Enhanced Neuronal Differentiation of Stem Cells	2 July 2003

PCT/US2004/021553 WO 2005-003320		PCT	60/484,318	Enhanced Neuronal Differentiation of Stem Cells	2 July 2004

Docket No.: 890003- 2006.1 **		U.S.	PCT/US2004/021553	Enhanced Neuronal Differentiation of Stem Cells	22 December 2005

60/484,563		U.S.	N/A	Tissue-Engineered Blood Vessels	01 July 2003

60/484,595		U.S.	N/A	Tissue-Engineered Blood Vessels	02 July 2003

PCT/US2004/021414 WO 2005/003317		PCT	60/484,563 60/484,595	Tissue-Engineered Blood Vessels	01 July 2004

Docket No.: 890003- 2008.1 **		U.S.	PCT/US2004/021414	Tissue-Engineered Blood Vessels	30 December 2005

60/504,125		U.S.	N/A	MAPC Generation of Muscle Tissue	19 September 2003

10/945,528 **		U.S.	60/504,125	MAPC Generation of Muscle Tissue	20 September 2004

60/504,100		U.S.	N/A	MBMP-Engraftment into Muscle Tissues	19 September 2003

60/517,980		U.S.	N/A	Multipotent Stem Cells in Liver and Methods for Isolation Thereof	05 November 2003

APPLICATION					U.S. FILING DATE /
NO./					NATIONAL PHASE
PUBLICATION	PATENT		PRIORITY		DATE /
NO.	NO.	COUNTRY	INFORMATION	TITLE	PATENT ISSUE DATE
60/564,628		U.S.	N/A	MAPC Generation of Lung Tissue	21 April 2004

PCT/US2005/013651 Pub. No.: WO 2005/113748 **		PCT	60/564,628	MAPC Generation of Lung Tissue	21 April 2005

60/527,249		U.S.	N/A	Compositions and Methods for the Treatment of Lysosomal Storage Disorders	4 December 2003

PCT/US2004/040932 Pub. No.: WO 2005/056026 **		PCT	60/527,249	Compositions and Methods for the Treatment of Lysosomal Storage Disorders	6 December 2004

60/625,426		U.S.	N/A	Growth of Multipotent Adult Progenitor Cells under Low Oxygen Conditions	04 November 2004

60/622,183		U.S.	N/A	Swine Multipotent Adult Progenitor Cells	26 October 2004

PCT/US2005/038979 **		PCT	60/622,183	Swine Multipotent Adult Progenitor Cells	26 October 2005

10/963,444		U.S.	10/048,757 10/467,963	Use of Multipotent Adult Stem Cells in Treatment of Myocardial Infarction and Congestive Heart Failure	11 October 2004

11/151,689 Pub. No.: US- 2006- 0008450-A1 **		U.S.	10/963,444	Use of Multipotent Adult Stem Cells in Treatment of Myocardial Infarction and Congestive Heart Failure	13 June 2005

60/652,015		U.S.	N/A	Endothelial Cells Derived from Multipotent Adult Progenitor Cells (MAPCs)	10 February 2005

APPLICATION					U.S. FILING DATE /
NO./					NATIONAL PHASE
PUBLICATION	PATENT		PRIORITY		DATE /
NO.	NO.	COUNTRY	INFORMATION	TITLE	PATENT ISSUE DATE
PCT/US2006/004749		PCT	60/652,015	Endothelial Cells Derived from Multipotent Adult Progenitor Cells (MAPCs)	10 February 2006

PCT/US2005/015740 **		PCT	N/A	Use of NK Inhibition to Facilitate Persistence of MHC-I Negative Cells	05 May 2005

PCT/US2005/027147 **		PCT	PCT/US2005/015740	Use of MAPC or Progeny Therefrom to Populate Lympho-hematopoietic Tissues	29 July 2005

60/703,823 **		U.S.	N/A	Culture of Non-Embryonic Stem Cells at High Cell Density	29 July 2005

60/704,169		U.S.	N/A	Use of a GSK3 Beta Inhibitor to Maintain Pluripotency of Cultured Non-Embryonic Stem Cells	29 July 2005

60/726,750 **		U.S.	N/A	Differentiation of MAPCs to Pancreatic cells	14 October 2005

2004269409		Australia	60/499127 and PCT/US2004/028231	Kidney Derived Stem Cells and Methods for Their Isolation, Differentiation and Use	30 August 2004

11/364,511		U.S.	60/499127 and PCT/US2004/028231	Kidney Derived Stem Cells and Methods for Their Isolation, Differentiation and Use	28 February 2006

11/269,736		U.S.	11/151,689	Immunomodulatory Properties of MAPC and Uses Thereof	9 November 2005

60/760,951		U.S.	N/A	Methods for Sustained Functional Effects of MAPCs on Cortical Infarcts and the Like	23 January 2006

**	Some or all of the technology in the application was supported with U.S. government funds.

Schedule 1.45
Pre-Clinical Development Plans
[Each Pre-Clinical Development Plan to be developed by the Parties in accordance with the
Strategic Alliance Agreement and attached hereto]

Schedule 2.2
Equity Valuation
1.	For the purpose of any Athersys capital stock issued to Angiotech pursuant to this Strategic Alliance Agreement, the price per share of such Athersys capital stock shall be calculated as follows:
(a)	If at the time of issuance Athersys common stock is publicly traded, the capital stock shall be Athersys common stock and the price per share of Athersys common stock shall be equal to (i) the Average Closing Price (as defined below) plus (ii) 12.5% of the Average Closing Price.

(b)	If at the time of issuance Athersys common stock is not publicly traded, the capital stock shall be Athersys common stock and the price per share of Athersys common stock shall be equal to the price per share for the purchase of common stock during the last round of funding by Athersys from any Third Party financial investor plus 12.5% of such amount and.
2.	For purposes of this Schedule, the following terms shall have the meanings indicated below:
(a)	“Average Closing Price” shall mean the arithmetic mean of the Closing Prices (as defined below) for the twenty (20) days immediately preceding the fifth trading day prior to the date of issuance.

(b)	“Closing Price” shall mean the price per share of the last sale of Athersys common stock, as reported on the relevant national exchange on which the Athersys common stock is publicly traded, at the close of the trading day.

Schedule 4.1
Existing Third Party Agreement
Preclinical Development Programs With Third Parties
1.	Material Transfer and Intellectual Property Disposition Agreement, dated as of April 5, 2004, by and between Athersys, Inc. and the Cleveland Clinic Foundation, as amended. Agreement governs operation of and intellectual property created (if any) related to research projects conducted by or under the direction of Dr. Marc Penn in the area of myocardial infarction.

2.	Cooperative Research and Development Agreement, dated as of April 22, 2004, by and between Athersys, Inc. and the Public Heath Service (NHLBI), as amended on September 7, 2005. Agreement governs operation of and intellectual property created (if any) related to cooperative research projects conducted by Athersys and NHLBI, by or under the direction of Dr. Toren Finkle, in the area of cardiovascular application of MAPCs.

3.	Research Agreement, dated as of April 29, 2003, by and between MCL LLC and the Regents of the University of Minnesota, assumed by ReGenesys, LLC through operation of merger on November 4, 2003, and Amendment No. 1 dated as of May 1, 2004, Amendment No. 2 dated as of July 1, 2004, Amendment No. 3 dated as of February 1, 2005, and Amendment No. 4 dated as of April 25, 2005 (effective as of January 1, 2005), (and subsequently assigned to Athersys, Inc. pursuant to the Technology and Contract Transfer Agreement listed as item 1). Agreement governs operation of and intellectual property created (if any) related to series of research projects conducted by University of Minnesota investigators including Dr. Catherine Verfaillie. Among the research projects is a project conducted by or under the direction of Dr. Jianyi Zhang in the area of myocardial repair.

4.	Master Agreement by and between MPI research, Inc. and Athersys, Inc., dated as of October 13, 2005, and various Service Agreement Addendums. Services agreement describes the disposition of intellectual property created (if any) related to research projects focused on ischemia reperfusion model in pig.

5.	License and Supply Agreement, dated as of August 8, 2005, by and between Athersys, Inc. and Mercator, Inc. (formerly EndoBionics, Inc.). Agreement providing Athersys rights to use a proprietary transvascular catheter.

6.	Service Agreement, dated as of December 9, 2005, by and between Athersys, Inc. and Perry Scientific Inc. Services agreement describes the disposition of intellectual property created (if any) related to research projects focused on stem cell engraftment.

7.	Authorization to Proceed agreement, dated as of February 17, 2006, by and between Athersys, Inc. and Cambrex Bio Science Walkersville, Inc. Services agreement describes the disposition of intellectual property created (if any) related to process development services.

Schedule 7.3
Milestone Payments
1.	Upon first Successful Completion of a Phase II Study for a Clinical Development Candidate in the U.S. (or foreign equivalent trial) in any of the Cardiovascular Indications, one of the following shall occur:
(a)	If both Athersys and Angiotech agree that such Clinical Development Candidate should proceed to a Phase III Study, then the following shall apply:
(i)	Angiotech shall pay to Athersys a one-time milestone payment in cash equal to $[*]; and

(ii)	Angiotech shall enter into a securities purchase agreement, in substantially the form of the Purchase Agreement (except for necessary adaptations for a securities purchase instead of a note purchase), pursuant to which Angiotech shall make a one-time purchase of $[*]of capital stock of Athersys, of the class and at the per share price determined in accordance with Schedule 2.2, on the terms and conditions set forth therein.
(b)	If both Athersys and Angiotech agree that an additional Phase II Study needs to be conducted for such Clinical Development Candidate, then the following shall apply:
(i)	Angiotech shall pay to Athersys a one-time milestone payment in cash equal to $[*]; and

(ii)	Upon next Successful Completion of a Phase II Study for any Clinical Development Candidate in any Cardiovascular Indication, and a mutual determination that such Clinical Development Candidate should proceed to a Phase III Study, Angiotech shall enter into a securities purchase agreement, in substantially the form of the Purchase Agreement (except for necessary adaptations for a securities purchase instead of a note purchase), pursuant to which Angiotech shall make a one-time purchase of $[*]of capital stock of Athersys, of the class and at the per share price determined in accordance with Schedule 2.2, on the terms and conditions set forth therein.
(c)	If Angiotech believes that the Clinical Development Candidate should proceed to a Phase III Study and Athersys does not agree with Angiotech then, if such disagreement persists after attempts at resolution by the Heads of Research and the Party’s President, CFO (or other designated executive level officer) pursuant to Section 3.7(b), the following shall apply:

*	Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

(i)	Angiotech shall pay to Athersys a one-time milestone payment in cash equal to $[*];

(ii)	Athersys shall be deemed to have delivered an Opt-Out Notice with respect to such Clinical Development Candidate pursuant to ARTICLE VI and all such provisions in ARTICLE VI shall apply; and

(iii)	Upon the next Successful Completion of a Phase II Study for any Clinical Development Candidate in any Cardiovascular Indication, and a mutual determination that such Clinical Development Candidate should proceed to a Phase III Study, Angiotech shall enter into a securities purchase agreement, in substantially the form of the Purchase Agreement (except for necessary adaptations for a securities purchase instead of a note purchase), pursuant to which Angiotech shall make a one-time purchase of $[*]of capital stock of Athersys, of the class and at the per share price determined in accordance with Schedule 2.2, on the terms and conditions set forth therein.
(d)	If Athersys believes that the Clinical Development Candidate should proceed to a Phase III Study and Angiotech does not agree with Athersys then, if such disagreement persists after attempts at resolution by the Heads of Research and the Party’s President, CFO (or other designated executive level officer) pursuant to Section 3.7(b), the following shall apply:
(i)	No milestone payment shall be paid by Angiotech to Athersys with respect to such Phase II Study;

(ii)	Angiotech shall be deemed to have delivered an Opt-Out Notice with respect to such Clinical Development Candidate pursuant to ARTICLE VI and all such provisions in ARTICLE VI shall apply; and

(iii)	Upon the next Successful Completion of a Phase II Study for any Clinical Development Candidate in any Cardiovascular Indication, and a mutual determination that such Clinical Development Candidate should proceed to a Phase III Study, the following shall apply:
(A)	Angiotech shall pay to Athersys a one-time milestone payment in cash equal to $[*]; and

(B)	Angiotech shall enter into a securities purchase agreement, in substantially the form of the Purchase Agreement (except for necessary adaptations for a securities purchase instead of a note purchase), pursuant to which Angiotech shall make a one-time purchase of $[*]of capital stock of Athersys, of the class and at the per share price determined in accordance with Schedule 2.2, on the terms and conditions set forth therein.

*	Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

(e)	If both Athersys and Angiotech agree that such Clinical Development Candidate should NOT proceed to a Phase III Study and that an additional Phase II should NOT be conducted for such Clinical Development Candidate, then the following shall apply:
(i)	No milestone payment shall be paid by Angiotech to Athersys with respect to such Phase II Study; and

(ii)	The provisions of this Schedule 7.3, Item 1 shall apply to future Phase II Studies with respect to other Clinical Development Candidates in any Cardiovascular Indications as if such prior Phase II Studies had not been conducted.
     For the avoidance of doubt, in no event shall Angiotech be obligated to pay to Athersys during the Term more than $[*]in the aggregate under this Schedule 7.3, Item 1.
2.	Upon the approval of the first NDA/BLA for the first Clinical Development Candidate in the U.S. in any of the Cardiovascular Indications, Angiotech shall pay to Athersys a one-time milestone payment in cash equal to $[*].
3.	Upon the approval of the first NDA/BLA equivalent application for the first Clinical Development Candidate in Europe for any of the Cardiovascular Indications, Angiotech shall pay to Athersys a one-time milestone payment in cash equal to $[*].
4.	For Net Sales (of all Cell Therapy Products in the aggregate on a worldwide basis) reaching $500,000,000.00, Angiotech shall pay to Athersys a one-time milestone payment in cash equal to $[*].
5.	For Net Sales (of all Cell Therapy Products in the aggregate on a worldwide basis) reaching $1,000,000,000.00, Angiotech shall pay to Athersys a one-time milestone payment in cash equal to $[*].
     For the avoidance of doubt, for purposes of this Schedule 7.3 and the milestone payment obligations described herein, “Cell Therapy Products” shall not include Sole Development Products, except as and to the extent specifically provided in Section 16.3(a).

*	Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission

Schedule 7.4
Profit Sharing
1.	“Profits” means, with respect to any calendar quarter, the aggregate of all Net Sales of all Cell Therapy Products in such quarter minus the aggregate of all Commercial Manufacturing Costs and Commercialization Costs incurred in such quarter.
2.	Profits from the commercialization of a Cell Therapy Product, whether such calculation leads to a positive or negative number, will be split [*]% by Athersys and [*]% by Angiotech (subject to modification pursuant to Section 2.4(b)) according to the following procedure:
(a)	Within forty-five (45) following the end of each calendar quarter, Angiotech shall submit to Athersys a written report setting forth in reasonable detail:
(i)	separately with respect to each Cell Therapy Product on a country by country basis, all Net Sales of Cell Therapy Products in the immediately preceding calendar quarter and the basis for such calculation; and

(ii)	all Commercialization Costs in the immediately preceding calendar quarter and the basis for such calculation.
(b)	Within forty-five (45) days following the end of each calendar quarter, Athersys shall submit to Angiotech a written report setting forth in reasonable detail all Commercial Manufacturing Costs for the immediately preceding calendar quarter.

(c)	Within sixty (60) days following the end of each calendar quarter, Angiotech shall submit to Athersys a written report setting forth the calculation of Profits and the amount to be paid by one Party to the other Party to split Profits in accordance with this Schedule. The net amount payable by a Party shall be paid by Angiotech or Athersys, as the case may be, to the other Party within ten (10) business days after receipt of such written report, without regard to any dispute as to the amount to be paid thereunder. In the event of a dispute, the disputing Party shall provide written notice within such ten (10) business day period after receipt of the written report in question, specifying in detail such dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within thirty (30) days after notice by the disputing Party, the CFOs of the Parties shall resolve such dispute.

*	Confidential treatment has been requested for the redacted portions of this exhibit, and such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

Schedule 14.3(b)
Ownership or Liens, Charges or Encumbrances
Exclusive Ownership
1.	Exclusive License Agreement, dated as of May 17, 2002, by and between Regents of the University of Minnesota and MCL LLC, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

2.	Ownership Agreement, dated as of May 17, 2002, by and between Regents of the University of Minnesota and MCL LLC, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

3.	Agreement, dated as of November 2, 1999, by and among MCL LLC, Catherine Verfaillie, Morayma Reyes, and Leo T. Furcht, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

4.	Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

5.	Promissory Notes made by the Company and Advanced Biotherapeutics, Inc., on behalf of Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P., dated November 12, 2004 (numbers CK-001 and 4035-001), and dated December 29, 2004 (numbers CK-002 and 4035-002).

6.	UCC Financing Statements of the Company and Advanced Biotherapeutics, Inc. naming Venture Lending & Leasing IV, Inc., as agent, as secured party.

7.	Intellectual Property Security Agreement, dated as of February 14, 2006, by and between Athersys, Inc. and Venture Lending & Leasing IV, Inc.

Schedule 14.3(g)
Government Funding
1.	See Schedule 1.33 of Strategic Alliance Agreement

2.	See Schedule 2.1 of License Agreement

Schedule 14.3(l)
Unauthorized Use, Infringement or Misappropriation of Intellectual Property
Athersys copied claims that were in the Neuronyx, Inc. patent application no. 09/960,244. The U.S. PTO determined that Athersys was the priority applicant, and thus issued to Athersys the claims in US patent no. 7015037 in March 2006.

Exhibit A
Note Purchase Agreement
Execution Copy
NOTE PURCHASE AGREEMENT
Dated as of May 5, 2006
by and between
ATHERSYS, INC.
and
ANGIOTECH PHARMACEUTICALS, INC.

 -i-

(continued)
 -ii-

EXHIBITS

Exhibit A	Form of Convertible Promissory Note
Exhibit B	Form of Opinion of Jones Day
SCHEDULES

3.1	Subsidiaries; Joint Ventures
3.5(a)(i)	Capitalization of the Company — Authorized Capital Stock (pre-Closing)
3.5(a)(ii)	Capitalization of the Company — Issued Capital Stock (pre-Closing)
3.5(b)	Outstanding Warrants, Options, Rights, Agreements, etc.
3.7	Material Agreements
3.8	Brokers
3.9	Financial Statements
3.11	Changes
3.14	Title to Assets, Properties and Rights
3.17	Employee Matters
 -iii-

NOTE PURCHASE AGREEMENT
     This Note Purchase Agreement (this “Agreement”), is made as of May 5, 2006, by and between Athersys, Inc., a Delaware corporation (the “Company”), and Angiotech Pharmaceuticals, Inc., a British Columbia corporation (“Buyer”).
     WHEREAS, the Company and Buyer have entered into a Strategic Alliance Agreement, dated as of the date of this Agreement (the “Alliance Agreement”), relating to the development and commercialization of cell therapy products for the treatment of myocardial infarction and peripheral vascular disease according to the terms set forth therein;
     WHEREAS, in connection with the transactions contemplated by the Alliance Agreement, the Company has authorized the sale to Buyer of a Note (as defined below); and
     WHEREAS, Buyer wishes to purchase, and the Company wishes to issue and sell, the Note on the terms and subject to the conditions set forth herein.
     NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Buyer hereby agree as follows:
ARTICLE I.
SALE OF THE NOTE
1.1 The Note.
     The Company has authorized the issuance and sale to Buyer of a Convertible Promissory Note of the Company in an aggregate principal amount of Five Million Dollars ($5,000,000.00) in substantially the form of Exhibit A attached hereto. The Convertible Promissory Note is herein referred to as the “Note,” which term shall also include any note or notes delivered in exchange or replacement therefor.
1.2 The Issuance and Sale of the Note.
     The closing of the sale of the Note (the “Closing”) shall take place at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio, at 10:00 a.m., Cleveland, Ohio time, on the date hereof or such other date and time as Buyer and the Company may agree (the “Closing Date”). At the Closing, on the terms and subject to the conditions contained herein, the Company shall issue, sell and deliver to Buyer, and Buyer shall purchase and acquire from the Company, the Note free and clear of any Liens and with no restrictions on the transfer thereof (in each case other than pursuant to this Agreement and the Note).
1.3 Exemption from Registration; Stockholders’ Agreement.
     (a) The Note and any shares of Company capital stock issuable upon conversion of the Note (the “Conversion Shares”) (a) have not been registered under the Securities Act of

1933, as amended (the “Securities Act”), or any applicable state or other securities laws, (b) will be issued under an exemption or exemptions from registration under the Securities Act and any applicable state and other securities laws, and (c) will be restricted securities (as that term is defined in Rule 144(a)(3) promulgated under the Securities Act) and may not be resold unless such Note or such Conversion Shares, as applicable, are registered under the Securities Act and any applicable state and other securities laws or an exemption from registration is available. Accordingly, the certificate(s) evidencing the shares of Conversion Shares shall, upon issuance, contain legends in substantially the following form (in addition to any other legends required to be placed thereon under applicable securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE SECURITIES LAWS.
THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THE AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF APRIL 28, 2000, AS AMENDED, BY AND AMONG ATHERSYS, INC. AND THE STOCKHOLDERS OF ATHERSYS, INC. IN ACCORDANCE WITH THAT CERTAIN JOINDER AGREEMENT, DATED                     , 200          , BY AND BETWEEN ATHERSYS, INC. AND ANGIOTECH PHARMACEUTICALS, INC.
     (b) Buyer acknowledges that, as a condition precedent to the issuance of any Conversion Shares in connection with the conversion of the Note, Buyer shall enter into a joinder agreement to the Stockholders’ Agreement pursuant to which it will agree to be a party to, and bound by the terms and conditions of, the Stockholders’ Agreement.
ARTICLE II.
THE CLOSING
2.1 Deliveries at the Closing.
     (a) At the Closing, the Company shall deliver to Buyer:
     (i) the Note;
     (ii) a certificate of good standing in respect of the Company issued by the Secretary of State of the State of Delaware dated as of a date within five business days of the Closing Date;

     (iii) a certificate from the Secretary of the Company, certifying (A) the Amended and Restated Certificate of Incorporation of the Company, (B) the Bylaws of the Company, and (C) resolutions of the Board of Directors of Company approving the Transaction Agreements and the transactions contemplated hereby and thereby;
     (iv) a certificate from the Company’s transfer agent, certifying the issued and outstanding capital stock of the Company within five business days of the Closing Date;
     (v) an opinion from Jones Day, counsel for the Company, dated as of the Closing, in substantially the form of Exhibit B attached hereto; and
     (vi) a receipt evidencing receipt by the Company of the funds transferred pursuant to Sections 2.1(b)(i); and
     (b) At the Closing, Buyer shall deliver to the Company:
     (i) by bank wire transfer of immediately available funds to an account designated in writing by the Company, an amount in cash equal to Five Million Dollars ($5,000,000.00) for the Note; and
     (ii) a receipt evidencing receipt by Buyer of the Note.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to Buyer as of the date hereof as follows:
3.1 Organization; Good Standing; Qualification and Power.
     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its assets and to carry on its business as presently being conducted and proposed to be conducted, and is qualified to do business and is in good standing in every jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.1, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity. Except as set forth on Schedule 3.1, the Company is not a participant in any joint venture, partnership or similar arrangement.
3.2 Authorization; Enforceability.
     The Company has all requisite power and authority to execute and deliver the Transaction Agreements and any and all instruments necessary or appropriate in order to effectuate fully the terms of each such agreement and all related transactions and to perform its obligations under each such agreement; provided, however, that the Company may be required to obtain the Stockholder Approval in order to have the necessary corporate approval for the authorization of the issuance of the Conversion Shares. Each of the Transaction Agreements other than the Note has been duly authorized by all necessary corporate action of, and executed and delivered by, the Company, and, subject to the receipt of the Stockholder Approval, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity. The Note has been duly authorized by all necessary corporate action of, and executed by, the Company and, when delivered to Buyer in accordance with this Agreement against payment of the consideration therefor as provided herein and subject to the receipt of the Stockholder Approval with respect to the authorization and issuance of the Conversion Shares, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity. The Company shall obtain the Stockholder Approval required to issue the Conversion Shares prior to their issuance.
3.3 Noncontravention.
     The execution, delivery and performance by the Company of the Transaction Agreements, the consummation of the transactions contemplated thereby and compliance with the provisions thereof, subject to the receipt of the Stockholder Approval required to authorize the issuance of the Conversion Shares, have not and will not (a) violate any provision of the Organizational Documents of the Company, (b) violate any law to which the Company or any of its assets is subject, (c) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company is a party or by which any of the assets of the Company is bound, or (d) result in the imposition of any Lien upon any of the assets of the Company which, with respect to each of the foregoing clauses, could reasonably be expected to have a Material Adverse Effect on the Company. Other than state blue sky securities filings, the filing of a Form D with the Securities and Exchange Commission, any securities filings with foreign governments or agencies or any consents that have been obtained, the Company has not been or is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity for the execution and delivery of the Transaction Agreements.
3.4 Compliance with Laws; Organizational Documents.
     The Company (a) has complied in all material respects with, and is in material compliance with, all laws applicable to it and its business, and (b) has all Permits used or necessary in the conduct of its business as presently conducted, other than such Permits that, if not obtained, could not reasonably be expected to have a Material Adverse Effect on the Company. Such Permits are in full force and effect, the Company has not received notice of any material violations with respect to any thereof, and no material Proceeding is pending or, to the Company’s knowledge, threatened to revoke or limit any thereof.

3.5 Capitalization of the Company.
     (a) Immediately prior to the Closing, (i) the authorized capital stock of the Company consisted of the classes and amounts set forth on Schedule 3.5(a)(i), and (ii) the issued and outstanding capital stock of the Company (separated by class and series) was as set forth on Schedule 3.5(a)(ii). All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.
     (b) Except as contemplated by the Transaction Agreements or as set forth on Schedule 3.5(b), there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, rights, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities, (ii) preemptive, rights of first refusal or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of law, the Company’s Organizational Documents or any Contract to which the Company, or to the Company’s knowledge, any stockholder thereof, is a party, (iii) obligations to register under the Securities Act any of the Company’s outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities, or (iv) agreements with respect to the voting of securities of the Company (A) to which the Company is a party and (B) to the Company’s knowledge, to which it is not a party.
     (c) No adjustments for dilutive issuances have been made, or will be made as a result of the execution, delivery or performance of the Transaction Agreements, with respect to any shares of outstanding capital stock of the Company, other than as may occur upon the issuance of the Conversion Shares.
3.6 Intellectual Property.
     (a) The Company owns or possesses sufficient legal rights to all Intellectual Property Rights, in each instance as used by it in connection with the Company’s business as now conducted and as presently contemplated to be conducted, without any known conflict with, or infringement or other violation of, the Intellectual Property Rights of others. There is no pending or, to the Company’s knowledge, threatened, claim or litigation against it asserting that the Company infringes upon or otherwise violates any Intellectual Property Right of any Person (other than the Company or Buyer). No Proceedings in which the Company alleges that any Person is infringing upon, or otherwise violating, any Intellectual Property Right owned by the Company are pending, and none have been served by, instituted or asserted by the Company, nor, to the Company’s knowledge, are any Proceedings threatened alleging any such violation or infringement. Except for the Transaction Agreements or for the agreements set forth on Schedule 3.7, there are no Contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) the license of any Intellectual Property Rights to or from the Company or (ii) the grant of rights to manufacture, produce, assemble, market or sell its products to any other Person or the Company’s exclusive right to develop, manufacture, produce, assemble, market or sell its products. The Company is not aware that any of its employees is obligated under any Contract (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’ s business by the employees of the Company, nor the conduct of the Company’s business will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract under which any such employee is now obligated.
     (b) Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information, and, in the case of officers, regarding non-competition for a period of at least six months following the termination of the employment relationship. The Company is not aware that any of its employees, consultants or officers is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to or outside the scope of such employee’s employment by the Company.
3.7 Material Agreements.
     (a) Schedule 3.7 contains a list of all Contracts to which the Company or any of its subsidiaries is a party that is material to the Company’s business, operations, assets, financial condition or operating results (all such contracts, agreements, instruments and other understandings and commitments, collectively, the “Material Agreements”). There is no material breach or default by the Company and, to the Company’s knowledge, any other party under any Material Agreement, and each Material Agreement is in full force and effect, constitutes the valid and binding obligation of the respective parties thereto (assuming due execution by the parties other than the Company or its subsidiary, as applicable), and is enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity. Without limiting the foregoing, Schedule 3.7 sets forth all Contracts to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of, $50,000 other than for operating expenses (including obligations for salaries, benefit obligations, professional services, equipment service, capital leases and insurance premiums) and taxes incurred in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than (A) the license of the Company’s software and products in the ordinary course of business or (B) the license to the Company of generally commercially available “off-the-shelf” third-party products, or (iii) the grant of rights to manufacture, produce, assemble, market, or sell its products to any other person or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products. Except as set forth on Schedule 3.7, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its material assets or rights, other than in the ordinary course of business.

     (b) The Company has not engaged in the past three months in any Significant Discussion with any representative of any corporation, partnership, trust, joint venture, limited liability company, association or other entity, or any individual, regarding (i) a sale of all or substantially all of the Company’s assets, (ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company. “Significant Discussion” means any negotiation of the material terms of any of the types of transactions enumerated in the preceding sentence.
3.8 Brokers.
     Except as set forth on Schedule 3.8, on behalf of the Company, there is no agent, broker, investment banker, consultant, Person or firm that has acted on behalf, or under the authority of, the Company or, to the Company’s knowledge, any of its stockholders, or will be entitled to any fee or commission directly or indirectly from the Company or, to the Company’s knowledge, any of its stockholders, in connection with any of the transactions contemplated by this Agreement.
3.9 Financial Statements.
     The Company has delivered to Buyer its audited balance sheet as of December 31, 2005 (the “Statement Date”), and the audited statements of income and cash flows for the year ending on the Statement Date (together, the “Audited Financial Statements”) and the unaudited balance sheet and statements of income and cash flows for the three-month period ended March 31, 2006 (the “Interim Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”), copies of which are attached hereto as Schedule 3.9. The Audited Financial Statements, together with the notes thereto, have been prepared in accordance with GAAP, consistently applied throughout the periods indicated and present fairly, in all material respects, the financial condition and position and results of operation of the Company as of the Statement Date and for the period indicated. The Interim Financial Statements present fairly, in all material respects, the financial condition and position and results of operation of the Company as of the date and for the period indicated, and have been prepared in accordance with GAAP, except for the absence of footnote disclosure and customary year-end adjustments.
3.10 No Consent or Approval Required.
     No consent, approval or authorization of, or declaration to or filing with, any Person is required by the Company for the valid authorization, execution and delivery by the Company of the Transaction Agreements or for the consummation of the transactions contemplated hereby or thereby, other than (a) the Stockholder Approval, (b) those consents, approvals, authorizations, declarations or filings that have been obtained or made, as the case may be, and (c) filings pursuant to federal or state securities and any other applicable laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made in accordance with time periods under applicable laws) in connection with the sale of the Note.
3.11 Changes.
     Except as set forth on Schedule 3.11, since December 31, 2005, there has not been:
     (a) Any change in or effect on the assets, Liabilities, financial condition or operations of the Company from that reflected in the Audited Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect on the Company;
     (b) Any waiver by the Company of a material right of the Company or a material debt owed to the Company;
     (c) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;
     (d) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current Liabilities incurred in the ordinary course of business;
     (e) Any waiver or compromise by the Company of a valuable right or of a material debt owed to it;
     (f) Any sale, pledge, assignment, license or transfer of ownership of any Intellectual Property Rights, other than in the ordinary course of business;
     (g) Any resignation or termination of employment of any officer or key employee of the Company;
     (h) Any material change, except in the ordinary course of business, in a contingent obligation of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;
     (i) Any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;
     (j) Any change in any Material Agreement which has had or could reasonably be expected to have a Material Adverse Effect on the Company;
     (k) Any amendment of the Lending Agreement;

     (l) Any agreement or commitment by the Company to do any of the things described in this Section 3.11; or
     (m) Any other event or condition of any character that, either individually or cumulatively, has had or could reasonably be expected to have a Material Adverse Effect on the Company.
3.12 Absence of Undisclosed Liabilities.
     The Company has no material Liabilities, except (a) to the extent reflected or reserved against on the balance sheet included in the Interim Financial Statements or disclosed in the Audited Financial Statements and (b) Liabilities arising in the ordinary course of business consistent with past practice since December 31, 2005. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board) of or affecting the Company which are required to be disclosed or for which adequate provision was required to be made on the balance sheet included in the Interim Financial Statements or in the Audited Financial Statements which have not been disclosed or for which adequate provision has not been made on the balance sheet included in the Interim Financial Statements or in the Audited Financial Statements or in the notes thereto.
3.13 Insurance.
     The Company maintains adequate insurance covering the risks of the Company, if any, of such types and in such amounts and with such deductibles as are customary for other companies engaged in similar lines of business. All insurance held by the Company is in full force and effect and is issued by insurers of recognized responsibility.
3.14 Title to Assets, Properties and Rights.
     The Company has good and marketable title (or a valid leasehold interest or license) to all of the assets (whether real, personal or mixed) reflected as being owned (or leased or licensed) by the Company on the balance sheet included in the Interim Financial Statements (except for those assets subsequently disposed of in the ordinary course of business for fair value), free and clear of all Liens, except for (a) those Liens set forth on Schedule 3.14; (b) Liens for current Taxes, assessments and other governmental charges not yet due and payable and for which adequate reserves have been established on the books of the Company; (c) easements, covenants, conditions and restrictions (whether or not of record) as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of the Company’s business as presently conducted; (d) any zoning or other governmentally established restrictions or encumbrances; (e) worker’s or unemployment compensation Liens arising in the ordinary course of business; (f) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the ordinary course of business securing amounts which are not delinquent; and (g) those Liens that do not, individually or cumulatively, have or could reasonably be expected to have a Material Adverse Effect on the Company.

3.15 Taxes.
     The Company has timely filed all tax returns that are required to be filed, and has paid all Taxes as shown on such returns and on all assessments received by it to the extent that such Taxes have become due, except to the extent the Company is contesting any such assessment in good faith. All such returns were true and correct in all material respects. The Company has not received notice of any material tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax that has not yet expired. None of the Company’s tax returns is currently being audited by governmental authorities, and no taxing authority has notified (or threatened) the Company, orally or in writing, that such taxing authority will or may audit any such return. The Company has complied with all requirements of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations and any state, local or foreign law relating to the payment and withholding of Taxes relating to the Company, and to the Company’s knowledge, the Company has, within the time and in the manner prescribed by applicable law, paid over to the proper taxing authorities all amounts required to be so withheld and paid over relating to the Company. The charges, reserves and accruals on the books of the Company in respect of Taxes and other governmental charges are adequate.
3.16 Litigation and Other Proceedings.
     There is no Proceeding pending or, to the Company’s knowledge, threatened against the Company that seeks to enjoin, restrain or prohibit the entry into the Transaction Agreements or the consummation of the transactions contemplated thereby, or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor, to the Company’s knowledge, any of its current or former officers or directors in his or her capacity as an officer or director, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Proceeding by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, Proceedings pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.
3.17 Employee Matters.
     Schedule 3.17 sets forth all employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has complied in all material respects with all applicable laws with respect to any such employee benefit plan. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation. The Company is not aware that any officer or key employee intends to terminate his or he employment with the Company, nor does the Company have any present intention to terminate the employment of any officer or key employee. Except as set forth on Schedule 3.17, the employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened that could reasonably be expected to have a Material Adverse Effect on the Company, nor is the Company aware of any labor organization activity involving its employees.
3.18 Environmental Matters.
     The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures in excess of routine compliance expenditures are or will be required in order to comply with any such existing statute, law or regulation, except where such violation could not reasonably be expected to result in a Material Adverse Effect. No material quantities of Hazardous Materials (as defined below) are or have been released or disposed of by the Company or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or any petroleum products or nuclear materials.
3.19 Disclosure.
     The Company has provided Buyer with all the information Buyer has requested. To the Company’s knowledge, this Agreement, the exhibits hereto and the certificates and agreements contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer represents and warrants to the Company as follows:
4.1 Experience; Accredited Investor Status.
     Buyer is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, Buyer is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests, and has the financial ability to bear the economic risk of its investment in the Company.
4.2 Company Information.
     Buyer believes it has received all information it considers necessary or appropriate for deciding whether to purchase the Note. Buyer further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Buyer to rely on such representations and warranties.
4.3 Investment.
     Buyer has not been formed solely for the purpose of making this investment and is acquiring the Note for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Buyer understands that the Note has not been registered under the Securities Act or applicable state and other securities laws and is being issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyer’s representations as expressed herein.
4.4 Transfer Restrictions.
     Buyer acknowledges and understands that (a) transfers of the Note are subject to transfer restrictions contained in this Agreement and the Note, (b) transfers of the Conversion Shares issuable upon conversion of the Note are subject to transfer restrictions contained in the Stockholders’ Agreement, and (c) it must bear the economic risk of this investment for an indefinite period of time because the Note and any Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.
4.5 No Public Market.
     Buyer understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for any of the securities of the Company.
4.6 Brokers or Finders.
     Buyer has not retained any investment banker, broker or finder in connection with the purchase of the Note.

4.7 Organization; Good Standing; Qualification and Power.
     Buyer is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, has all requisite power and authority to own, lease and operate its assets and to carry on its business as presently being conducted, and is qualified to do business and in good standing in every jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on Buyer.
4.8 Authorization.
     Buyer has all requisite power and authority to execute and deliver this Agreement and the Alliance Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms of each such agreement and all related transactions and to perform its obligations under each such agreement. Each of this Agreement and the Alliance Agreement has been duly authorized by all necessary corporate action of, and executed and delivered by, Buyer, and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity.
4.9 No Consent or Approval Required.
     No consent, approval or authorization of, or declaration to or filing with, any Person shall be required by Buyer for the valid authorization, execution and delivery by Buyer of this Agreement or the Alliance Agreement or for the consummation of the transactions contemplated hereby or thereby other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.
ARTICLE V.
MISCELLANEOUS
5.1 Survival of Agreements.
     All representations, warranties, agreements and covenants contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.
5.2 Expenses.
     Each of the Company and Buyer will be responsible for its own costs and expenses incurred in connection with the negotiation, execution, and delivery of this Agreement, including, without limitation, each such party’s attorneys’ fees and other expenses.
5.3 No Third Party Beneficiaries.
     Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

5.4 Complete Agreement.
     This Agreement, together with the Transaction Agreements, constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede any prior understandings, agreements or representations by or among such parties, written or oral, that may have related in any way to the purchase and sale of the Note.
5.5 Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party hereto shall be permitted to assign its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company may assign or otherwise transfer all of its rights and obligations under this Agreement without the prior written consent of Buyer to its successor in interest in connection with a sale of all or substantially all of its business or assets, whether by merger, sale of stock, sale of assets or otherwise.
5.6 Counterparts.
     This Agreement may be executed in any number of counterparts, each such counterpart which shall be deemed to be an original instrument and all of which counterparts together shall constitute one instrument.
5.7 Press Releases and Public Announcements.
     The parties will agree upon the timing and content of any initial press release, or other public communications relating to this Agreement and the transactions contemplated herein.
     (a) Except to the extent already disclosed in any initial press release or other public communication, no public announcement concerning the existence or the terms of this Agreement or concerning the transactions described herein shall be made, either directly or indirectly, by either of the parties hereto without such party first obtaining the approval of the other party and agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonably withheld; provided, however, that nothing in this Section 5.7(a) shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party’s disclosure obligations imposed by law. No press release or any public announcement by the Company relating to or regarding this Agreement or the Note or the transactions contemplated hereby or thereby shall include any reference to Buyer, its affiliates or its subsidiaries without the written consent of Buyer, except for information contained in filings with the Securities and Exchange Commission.
     (b) The party desiring to make any such public announcement shall provide the other party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other party to comment upon such announcement, prior to public release.

5.8 Notices.
     All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below (or at such other address for such party as shall be specified by like notice):
If to the Company, to:
Athersys, Inc.
3201 Carnegie Avenue
Cleveland, Ohio 44115-2634
Telephone: (216) 431-9900
Facsimile: (216) 361-9495
Attention: Gil Van Bokkelen, President and Chief Executive Officer
With a copy to:
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212
Attention: Christopher M. Kelly, Esq.
If to Buyer, to:
Angiotech Pharmaceuticals, Inc.
1618 Station St.
Vancouver, British Columbia
Canada V6A 1B6
Telephone: (604) 221-7676
Facsimile: (604) 221-2330
Attention: General Counsel
With a copy to:
Heller Ehrman llp
275 Middlefield Road
Menlo Park, California 94025
Telephone: (650) 324-7000
Facsimile: (650) 324-0638
Attention: Kyle Guse, Esq.

     All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by facsimile, on the date of such delivery, (iii) in the case of delivery by nationally recognized overnight courier, on the second business day following the date when sent, and (iv) in the case of mailing, on the fifth business day following such mailing.
5.9 Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.
5.10 Amendments and Waivers.
     This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by the Company and Buyer or, in the case of a waiver, the party hereto waiving compliance. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or other exercise thereof hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party hereto may otherwise have at law or in equity.
5.11 Headings.
     The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.
5.12 Certain Definitions.
     “$” or “dollar” means U.S. dollars.
     “Agreement” has the meaning set forth in the preamble to this Agreement.
     “Alliance Agreement” has the meaning set forth in the recitals to this Agreement.
     “Audited Financial Statements” has the meaning set forth in Section 3.9 of this Agreement.
     “Board” means the Board of Directors of the Company.
     “Buyer” has the meaning set forth in the preamble of this Agreement.
     “Closing” has the meaning set forth in Section 1.2 of this Agreement.
     “Closing Date” has the meaning set forth in Section 1.2 of this Agreement.
     “Code” has the meaning set forth in Section 3.15 of this Agreement.

     “Common Stock” means the shares of common stock of Athersys, Inc., par value $.01 per share.
     “Company” has the meaning set forth in the preamble to this Agreement.
     “Contract” means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order, instrument, permit, concession, franchise, license, commitment, contract, subcontract or other agreement, in each case, whether written or oral.
     “Conversion Shares” has the meaning set forth in Section 1.3 of this Agreement.
     “Financial Statements” has the meaning set forth in Section 3.9 of this Agreement.
     “GAAP” means U.S. generally accepted accounting principles.
     “Governmental Entity” means any domestic or foreign federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal.
     “Intellectual Property Rights” means all of the following or their substantial equivalent or counterpart in any jurisdiction around the world: (i) patents, patent applications and invention and patent disclosures; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names; (iii) copyrights, software, and source code and copyrightable works; (iv) registrations and applications for any registration for any of the foregoing; and (v) trade secrets, know-how, confidential information, inventions and discoveries.
     “Interim Financial Statements” has the meaning set forth in Section 3.9 of this Agreement.
     “Lending Agreement” means that certain Loan and Security Agreement, dated as of November 2, 2004, among the Company, Advanced Biotherapeutics, Inc, Venture Lending and Leasing IV, Inc. and Costella Kirsch IV, L.P., as supplemented.
     “Liabilities” mean any liabilities or obligations, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, regardless of when asserted.
     “License Agreement” means that certain License Agreement, dated as of the date hereof, between the Company and Buyer entered into in connection with the Strategic Alliance Agreement and the Sublicense Agreement.
     “Lien” means any security interest, pledge, lien, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, commitment or other similar arrangement or interest in real or personal property, whether oral or written.

     “Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, operations, assets, condition (financial or otherwise) or operating results of such Person and its subsidiaries, if any, taken as a whole.
     “Material Agreements” has the meanings set forth in Section 3.7 of this Agreement.
     “Note” has the meaning set forth in the recitals to this Agreement.
     “Organizational Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.
     “Permits” means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.
     “Person” means and includes an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).
     “Proceeding” means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator.
     “Securities Act” has the meaning set forth in Section 1.3 of this Agreement.
     “Statement Date” has the meaning set forth in Section 3.9 of this Agreement.
     “Stockholder Approval” means the requisite approval by the Company’s stockholders of the issuance of the shares of Athersys capital stock (other than Common Stock) in a Bona Fide Equity Financing (as defined in the Note) and of the issuance of the Conversion Shares.
     “Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated as of April 28, 2000, as amended, by and among the Company and its stockholders.
     “Sublicense Agreement” means that certain Sublicense Agreement, dated as of the date hereof, between the Company and Buyer entered into in connection with the Strategic Alliance Agreement and the License Agreement.
     “Tax” as used in this Agreement, means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in clause (a) above as a result of being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable Law) of another entity or a member of an affiliated or combined group.
     “Transaction Agreements” means this Agreement, the Alliance Agreement, License Agreement, the Sublicense Agreement and the Note.
5.13 Incorporation of Schedules and Exhibits.
     The schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.
5.14 Rules of Construction.
     The term “this Agreement” means this agreement together with all schedules and the exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term “the Company’s knowledge” or “the knowledge of the Company” means the knowledge of each officer of the Company, which could have been acquired after making such reasonable due inquiry and exercising such reasonable diligence as a prudent business person could have made or exercised in the management of his or her business affairs, including reasonable due inquiry of those key employees and professionals of the Company who could reasonably be expected to have actual knowledge of the matters in question. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.
5.15 Severability.
     In the event that any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect without such provision. In such event, the parties hereto shall in good faith attempt to negotiate a substitute clause for any provision declared invalid or unenforceable, which substitute clause shall most nearly approximate the intent of the parties hereto in agreeing to such invalid provision, without itself being invalid.

5.16 Loss of Note.
     Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of the Note or any Note exchanged for it, and indemnity reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in case of mutilation), the Company will make and deliver to Buyer in lieu of such Note a new Note of like tenor.
5.17 Delivery of Financial Statements and Other Information. So long as (i) any portion of the principal or accrued interest under the Note is outstanding or (ii) Buyer continues to hold not less than 50% of the Conversion Shares issued thereunder, the Company shall deliver to Buyer:
     (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a cash flow statement for such fiscal year, an income statement for such fiscal year, and a balance sheet of the Company and statement of stockholder’s equity as of the end of such year (all on a consolidated basis), prepared in accordance with GAAP consistently applied, including all footnotes, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
     (b) within thirty (30) days after the end of each month (other than the last month of any fiscal year), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, prepared in accordance with GAAP, consistently applied, setting forth in comparative form the Company’s projected statements of income for the corresponding periods for the current fiscal year; and.
     (c) such other information relating to the financial condition, business or prospects of the Company as Buyer may from time to time reasonably request, including, without limitation, a capitalization table and a list of the Company’s stockholders and all holders of the Company’s outstanding options, warrants or other securities.
     The Company shall permit Buyer, at Buyer’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by Buyer for purposes solely of monitoring its investment in the Company and meeting U.S. GAAP accounting requirements with respect to Buyer’s investment in the Company.
     All rights of Buyer under this Section 5.17 shall terminate when the Company is obligated to file reports under Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
     The Company agrees that the Conversion Shares held by Buyer and any of its subsidiaries shall be aggregated for purposes of determining whether any applicable thresholds are met with respect to the rights in this Section 5.17.
{Signature page follows.}

     IN WITNESS WHEREOF, the Company and Buyer have caused their duly authorized representatives to execute this Agreement as of the date first above written.

ATHERSYS, INC.
By:
Gil Van Bokkelen
President and Chief Executive Officer

ANGIOTECH PHARMACEUTICALS, INC.
By:
Name:
Title:

[Signature Page to Note Purchase Agreement]

COMPANY DISCLOSURE SCHEDULES
     Pursuant to the Note Purchase Agreement, dated as of May 5, 2006 (the “Agreement”), by and between Athersys, Inc. (the “Company”), and Angiotech Pharmaceuticals, Inc. (the “Buyer”), these Company Disclosure Schedules are being delivered by the Company to the Buyer. All terms used herein with initial capital letters have the same meanings assigned to them in the Agreement, unless otherwise defined.
     The representations and warranties of the Company set forth in Article III of the Agreement are made and given subject to the disclosures in these Company Disclosure Schedules. These Company Disclosure Schedules are qualified in its entirety by reference to the Agreement and are not intended to constitute, and may not be construed as constituting, any representation, warranty or covenant of the Company except as and to the extent expressly provided in the Agreement. These Company Disclosure Schedules should be read in their entirety.
     In addition, these Company Disclosure Schedules are subject to the following terms and conditions:
•	All references to Section numbers are to Sections of the Agreement, unless otherwise stated.

•	All references to dollar amounts are references to U.S. dollars.

•	The fact that any item of information is disclosed in any Section of these Company Disclosure Schedules may not be construed (i) to mean that such disclosure is required by the Agreement, including without limitation in order to render any representation or warranty true or correct, or (ii) to constitute a representation or warranty as to the materiality of any item so disclosed.

•	The following information (i) is set forth for informational purposes only, (ii) does not necessarily include all matters of a similar nature, and (iii) may not be construed as expanding or modifying the Company’s representations and warranties in the Agreement or modifying the levels of materiality contained in the Sections of the Agreement corresponding to such Sections of these Disclosure Schedules.

•	The inclusion of any item herein when listing a “material” item or an item having a “Material Adverse Effect” is not deemed to be an admission or representation that the included item is “material” or results in a “Material Adverse Effect” for purposes of the Agreement or otherwise.

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•	Information disclosed by the Company pursuant to any Section of the Agreement or these Company Disclosure Schedules will be deemed to be incorporated in and disclosed with respect to all Sections of the Agreement and these Company Disclosure Schedules to the extent the Agreement requires such disclosure, provided that the relevance of such matters to other Sections in these Company Disclosure Schedules is reasonably apparent on the face hereof.

•	The annexes, attachments and exhibits to these Company Disclosure Schedules, if any, form an integral part of these Company Disclosure Schedules and are incorporated by reference for all purposes as if set forth fully herein.

•	The headings and descriptions of representations, warranties and covenants herein are for descriptive purposes and convenience of reference only and should not be deemed to affect such representations, warranties or covenants or to limit the exceptions made hereby or the provisions hereof.

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Schedule 3.1
Subsidiaries and Joint Ventures
1.	Athersys, Inc. Parent company, incorporated November 1995.

2.	Advanced Biotherapeutics, Inc. Operating subsidiary, owned 100% by Athersys. Formed March 2000.

3.	Athersys-Singapore PTE, LTD. Inactive subsidiary, owned 100% by Athersys. Formed January 2002.

4.	ReGenesys LLC. Merger subsidiary formed for acquisition of MCL LLC, owned 100% by Athersys. Formed September 2003.

5.	ReGenesys BVBA. Inactive subsidiary, owned 99.5% by ReGenesys LLC and 0.5% by Advanced Biotherapeutics, Inc. Formed October 2005.

6.	Oculus Pharmaceuticals, Inc. Inactive joint venture, owned 50.2% by Athersys. Formed September 2001.

7.	Athersys Newco, Ltd. Inactive joint venture, owned 80.1% by Athersys. Formed October 1999.

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Schedules 3.5(a)(i) & 3.5(a)(ii)
Capitalization of the Company (Pre-Closing)

		Authorized Capital
	Notes	Stock	Issued Capital Stock
Common Stock		40,000,000	8,196,850
Class A Preferred Stock		3,939,000	2,739,000
Class B Preferred Stock		319,800	319,800
Class C Preferred Stock		4,116,000	2,766,300
Class D Preferred Stock		150,000	150,000
Class E Preferred Stock	1.	18,100	12,015
Class F Preferred Stock		4,000,000	3,541,666
Class G Preferred Stock		639,450	639,450
Blank Check Preferred Stock		250,000	0
Total		53,432,350	18,365,081

Stock Options — Employees	2.		2,809,752
Stock Options – Board, consultants	2.		735,002
Warrants – Class C financing	2.		606,000
Warrant – Gallo	2.		89,700
Warrant – BioEnterprise	2.		19,500
Warrant – Lenders	3.		TBD
Milestone – Lenders — IPO	4.		TBD
Milestone – UM, Dr. Furcht, Ms. Levy	5.		38,462 – 115,386
1. Convertible into 606,818 shares of Common Stock.
2. May result in the issuance of shares of Common Stock.
3. Pursuant to our loan agreement (Section 8 to the Supplement to the Loan and Security Agreement), our lenders are entitled to a warrant equal to 7% of the loans advanced upon the Company’s IPO, sale, merger, or next financing event, as defined. The warrants will be exercisable for the type of equity instrument issue in the financing event (or common stock if IPO) with an exercise price equal to the price per share in the financing. No warrants have been issued as of this date.
4. Pursuant to our loan agreement (Section 10 to the Supplement to the Loan and Security Agreement), our lenders are entitled to a milestone payment of either $1.5 million or $2.25 million (depending on the timing of milestone achievement) upon IPO, sale, merger, or dissolution, as defined. If the milestone is conferred due to an IPO, the milestone may be paid 25% in cash and 75% in shares of Common Stock at the Company’s election.
5. Pursuant to our merger agreement (Section 3.4 of the Agreement and Plan of Merger), the former members of MCL LLC would be entitled to additional consideration upon the achievement of certain milestones. The first milestone related to patent issuance was achieved in March 2006, resulting in the issuance of 76,924 shares of Common Stock to the former members. Upon achievement of the two remaining milestones, the Company will issue 38,462 shares of Common Stock and pay cash in the amount of $1.0 million in aggregate. The former members of MCL may elect additional shares of Common Stock in lieu of the cash payments, which would result in the issuance of an additional 76,924 shares.

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Schedule 3.5(b)
Outstanding Warrants, Options, Rights, Agreements, etc.
            See Schedules 3.5(a)(i) and 3.5(a)(ii) for number of outstanding warrants, options and convertible securities.
            The Company and certain of its stockholders have preemptive rights, voting agreements, rights of first offer or refusal, options, warrants and/or other conversion privileges or rights presently outstanding to purchase, subscribe for or otherwise acquire, or hold certain securities convertible into or exercisable for or into, certain of the Company’s authorized but unissued capital stock pursuant to any or all of the documents listed below. In addition, the Company has entered into registration rights agreements with certain of its stockholders, which contain agreements regarding the registration of certain of the Company’s outstanding securities under the United States federal securities laws.
1.	The Company’s Amended and Restated Certificate of Incorporation, as amended on December 2, 2001 and on February 12, 2003.

2.	Amended and Restated Stockholders’ Agreement, dated as of April 28, 2000, as amended as of October 6, 2000, by and among the Company and certain of its stockholders, and certain joinder agreements thereto.

3.	Amended and Restated Registration Rights Agreement, dated as of April 28, 2000, as amended as of January 29, 2002 and as of November 19, 2002, by and among the Company and certain of its stockholders.

4.	Athersys, Inc. Registration Rights Agreement, dated as of October 21, 1999, by and between the Company and Elan International Services, Ltd.

5.	Warrant Agreement, dated as of October 30, 1998, by and among the Company and certain of its stockholders.

6.	Warrant Certificate, dated as of March 18, 2004, by and among the Company and BioEnterprise.

7.	Stock Purchase and Stock Exchange Agreement, dated as of March 19, 1996, by and between the Company and Michael Gallo.

8.	1995 Incentive Plan of Athersys, Inc., as amended.

9.	2000 Stock Incentive Plan of Athersys, Inc.

10.	Stock option agreements by and between the Company and certain of its employees and consultants.

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11.	Employment agreement dated October 3, 2003 by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and Robert Deans, Ph.D.

12.	Employment agreement dated January 1, 2004 by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and William Lehmann

13.	Employee Stockholder Agreements by and between the Company and certain of its employees.

14.	Optionee Stockholder Agreements by and between the Company and certain of its Board Members and consultants.

15.	Agreement and Plan of Merger, dated as of November 3, 2003, by and among the Company, ReGenesys LLC, MCL LLC, and Leo T. Furcht, M.D.

16.	Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

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Schedule 3.7
Material Agreements
General Corporate Documents
1.	The Company’s Amended and Restated Certificate of Incorporation, as amended on December 2, 2001 and on February 12, 2003.

2.	The Company’s Bylaws.

3.	Amended and Restated Stockholders’ Agreement, dated as of April 28, 2000, as amended as of October 6, 2000, by and among the Company and certain of its stockholders, and certain joinder agreements thereto.

4.	Amended and Restated Registration Rights Agreement, dated as of April 28, 2000, as amended as of January 29, 2002 and as of November 19, 2002, by and among the Company and certain of its stockholders.

5.	Athersys, Inc. Registration Rights Agreement, dated as of October 21, 1999, by and between the Company and Elan International Services, Ltd.

6.	Warrant Agreement, dated as of October 30, 1998, by and among the Company and certain of its stockholders.

7.	Warrant Certificate, dated as of March 18, 2004, by and among the Company and BioEnterprise.

8.	Stock Purchase and Stock Exchange Agreement, dated as of March 19, 1996, by and between the Company and Michael Gallo.

9.	1995 Incentive Plan of Athersys, Inc., as amended.

10.	2000 Stock Incentive Plan of Athersys, Inc.

11.	Stock option agreements by and between the Company and certain of its employees and consultants.

12.	Employee Stockholder Agreements by and between the Company and certain of its employees.

13.	Optionee Stockholder Agreements by and between the Company and certain of its Board Members and consultants.

14.	Asset Contribution and Assumption of Liabilities Agreement, dated as of March 30, 2000, by and between the Company and Advanced Biotherapeutics, Inc.

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15.	Intercompany Loan Agreement, dated as of September 18, 2002, by and between the Company and Advanced Biotherapeutics, Inc., as amended July 18, 2005.

16.	Technology and Contract Assignment and Assumption Agreement, dated as of May ___, 2006, by and between Athersys, Inc. and ReGenesys, LLC.

17.	Services Agreement, dated as of November 4, 2003, by and between Athersys, Inc. and ReGenesys, LLC.

18.	Intellectual Property Rights and Confidentiality Agreement, dated as of November 4, 2003, by and between Athersys, Inc. and Advanced Biotherapeutics, Inc.

19.	Certificate of Incorporation of Advanced Biotherapeutics, Inc., as amended.

20.	By-Laws of Advanced Biotherapeutics, Inc.

21.	Certificate of Formation of ReGenesys, LLC, dated as of September 19, 2003.

22.	Operating Agreement of ReGenesys, LLC, dated as of October 21, 2003.

23.	Certificate of Formation of ReGenesys BVBA, dated as of November 3, 2005.

Regenerative Medicine Agreements:

1.	Material Transfer and Intellectual Property Disposition Agreement, dated as of April 5, 2004, by and between the Company and the Cleveland Clinic Foundation, as amended.

2.	Research and Material Transfer Agreement, dated as of June 30, 2005, by and between the Company, Advanced Biotherapeutics, Inc., and Case Western Reserve University, through its faculty member Dr. Jerry Silver.

3.	Master Agreement by and between MPI research, Inc. and Athersys, Inc., dated as of October 13, 2005, and various Service Agreement Addendums.

4.	Authorization to Proceed agreement, dated as of February 17, 2006, by and between Athersys, Inc. and Cambrex Bio Science Walkersville, Inc.

5.	Confidentiality and Material Transfer Agreement, dated as of August 4, 2004, by and between the Company and the Regents of the University of Minnesota, as represented by Principal Investigator Catherine Verfaillie, MD and the University’s Stem Cell Institute.

6.	Material Transfer Agreement, dated as of April 11, 2006, by and between the Company and the Regents of the University of Minnesota, through its faculty members Drs. Rosenberg and Gupta.

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7.	Research Agreement, dated as of April 29, 2003, by and between MCL LLC and the Regents of the University of Minnesota, assumed by ReGenesys, LLC through operation of merger on November 4, 2003, and Amendment No. 1 dated as of May 1, 2004, Amendment No. 2 dated as of July 1, 2004, Amendment No. 3 dated as of February 1, 2005, and Amendment No. 4 dated as of April 25, 2005 (effective as of January 1, 2005).

8.	Exclusive License Agreement, dated as of May 17, 2002, by and between Regents of the University of Minnesota and MCL LLC, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

9.	Ownership Agreement, dated as of May 17, 2002, by and between Regents of the University of Minnesota and MCL LLC, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

10.	Confidential Research Agreement, dated as of November 15, 2004, by and between the Company, Advanced Biotherapeutics, Inc. and the Medical College of Georgia Research Institute, Inc., as amended on January 9, 2005.

11.	Confidential Research Agreement, dated as of November 1, 2005, by and between the Company and the Medical College of Georgia Research Institute, Inc.

12.	Research Agreement, dated as of October 22, 2004, by and between the Company and Oregon Health and Sciences University, as amended on April 13, 2005.

13.	Collaboration Agreement, dated as of May 25, 2004, by and between the Company and the Juvenile Diabetes Research Foundation International

14.	Collaboration Agreement, dated as of July 10, 2003, by and between the Company and Case Western Reserve University, related to the Biomedical Research and Technology Transfer (BRTT) Trust Funds grant.

15.	Cooperative Research and Development Agreement, dated as of April 22, 2004, by and between the Company and the Public Heath Service (NHLBI), as amended on September 7, 2005.

16.	Various Notices of Grant Awards to Company from National Institutes of Health under its Small Business Innovation Research Program.

17.	Research Agreement, dated as of March 30, 2005, by and between the Company and the Regents of the University of Minnesota, with Principal Investigator Dr. Wagner.

18.	Multi-Lineage Progenitor Cell Research License, dated as of August 23, 2005, by and between Athersys, Inc. and BIOE, Inc.

19.	License and Supply Agreement, dated as of August 8, 2005, by and between Mercator, Inc. (formerly EndoBionics, Inc.) and the Company.

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20.	Service Agreement, dated as of December 9, 2005, by and between Athersys, Inc. and Perry Scientific Inc.

21.	Agreement and Plan of Merger, dated as of November 3, 2003, by and among the Company, ReGenesys LLC, MCL LLC, and Leo T. Furcht, M.D.

22.	State of Delaware Certificate of Merger, dated as of November 4, 2003, regarding MCL LLC merger.

23.	Agreement, dated as of November 2, 1999, by and among MCL LLC, Catherine Verfaillie, Morayma Reyes, and Leo T. Furcht, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

24.	Waiver Regarding the Inventor’s Agreement, dated as of January 2, 2003, by and among MCL LLC, Morayma Reyes, and the Company.

25.	Waiver Regarding the Inventor’s Agreement, dated as of October 27, 2002, by and among MCL LLC, Catherine Verfaillie, Leo T. Furcht, and the Company.

26.	Loan Agreement, dated as of November 3, 2003, by and between the Company and Leo T. Furcht, M.D.

27.	Tax Matters Agreement, dated as of October 27, 2002, by and between the Company and Leo T. Furcht, M.D.

28.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 60/147,324 and 60/164,650, dated as of January 31, 2001 by and between Dr. Catherine Verfaillie, Dr. Leo T. Furcht, Dr. Morayma Reyes, and MCL LLC.

29.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 60/504,100, dated as of October 23, 2003 by and between Dr. Catherine Verfaillie, MCL LLC, and the Regents of the University of Minnesota.

30.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 10/048,757 dated as of October 17, 2003 by and between Dr. Catherine Verfaillie, Dr. Leo T. Furcht, Dr. Morayma Reyes, MCL LLC. and the Regents of the University of Minnesota.

31.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 10/467,963 dated as of October 17, 2003 by and between Dr. Catherine Verfaillie, Dr. Leo T. Furcht, Dr. Morayma Reyes, MCL LLC and the Regents of the University of Minnesota.

32.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 60/268,786 dated as of April 13, 2001 by and between Catherine Verfaillie, Leo T. Furcht, and MCL LLC.

10

33.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 60/269,062 dated as of April 13, 2001 by and between Catherine Verfaillie, Leo T. Furcht, and MCL LLC.

34.	Assignment Agreement for provisional application identified by United States Serial No. 60/429,631 dated as of October 23, 2003 by and between Dr. Catherine Verfaillie, and MCL LLC.

35.	Assignment Agreement for provisional application identified by United States Serial No. 60/504,125 dated as of October 23, 2003 by and between Dr. Catherine Verfaillie, and MCL LLC.

Biopharmaceutical and Other:

1.	Research Collaboration and License Agreement, dated as of December 8, 2000, by and between the Company and Bristol-Myers Squibb Company.

2.	Cell Line Collaboration and License Agreement, dated as of July 1, 2002, by and between the Company and Bristol-Myers Squibb Company, as amended as of January 1, 2006.

3.	Extended Collaboration and License Agreement, dated as of January 1, 2006, by and between the Company and Bristol-Myers Squibb Company.

4.	Research Collaboration and License Agreement, dated as of November 7, 2001, by and between the Company and Pfizer Inc.

5.	Research Agreement, dated as of October 2, 2001, by and between the Company and the University of Rochester, as amended on November 10, 2003 and September 1, 2005.

6.	Cooperative Research and Development Agreement, dated as of September 21, 2000, by and among the Company, the Board of Trustees of the University of Alabama at Birmingham for the University of Alabama at Birmingham, and The UAB Research Foundation, as amended.

7.	Mutual Termination and Release Agreement, and License Agreement, dated as of December 19, 2003, by and between the Company and 3-Dimensional Pharmaceuticals Inc.

8.	Cross-License Agreement, dated as of September 5, 2003, by and between the Company and Lexicon Genetics Incorporated.

9.	License Agreement, dated as of November 1, 1995, by and between Case Western Reserve University and the Company.

11

10.	Memorandum Agreement, dated as of October 22, 1997, by and between Case Western Reserve University and the Company.

11.	License Agreement, dated as of September 2, 2000, by and between the Company and the University of Iowa.

12.	License Agreement, dated as of April 10, 2002, by and between the Company and PE Corporation, through its Applied Biosystems Group.

13.	Assignment of License Right, dated as of April 10, 2002, by and between the Company and Dr. John Harrington, Dr. Chih-Lin Hsieh and Dr. Michael Lieber, as amended.

14.	Joint Venture Agreement, dated as of November 30, 2000, by and between the Company and President Life Sciences Co., Ltd.

15.	Subscription, Joint Development and Operating Agreement, dated as of October 21, 1999, by and among Elan Corporation, plc, Elan International Services, Ltd., Elan Pharma International Limited, the Company and Athersys Newco Ltd.

16.	License Agreement, dated as of October 21, 1999, by and between the Company and Athersys Newco Ltd.

17.	Funding Agreement, dated as of October 21, 1999, by and among Elan Pharma International Limited, Elan Corporation, plc, Elan International Services, Ltd. and the Company.

18.	Settlement Agreement, dated as of July 2, 2003, by and between Oculus Pharmaceuticals, Inc. and the Company.

19.	Master Services Agreement, dated as of May 2, 2005, by and between Athersys, Inc., Advanced Biotherapeutics Inc., and SCYNEXIS, Inc.

20.	Master Agreement, dated as of August 11, 2005, between Athersys, Inc. and Inveresk Research International Limited/Charles River Laboratories, and various Contract and Protocol Addendums.

21.	Laboratory Services and Confidentiality Agreement, dated as of April 4, 2004, between Athersys, Inc. and Charles River Laboratories.

22.	Consultancy Services Agreement, dated as of November 30, 2005, between Athersys, Inc. and Charles River Laboratories Clinical Services International Limited.

23.	Material Transfer Agreement, MGH Ref. 1790, dated as of May 2, 2005, by and between Athersys, Inc., Advanced Biotherapeutics Inc., and The General Hospital Corporation d.b.a. Massachusetts General Hospital.

12

24.	Non-Exclusive Option Agreement, MGH Case No. 1790, dated as of May 2, 2005, by and between Athersys, Inc., Advanced Biotherapeutics Inc., and The General Hospital Corporation d.b.a. Massachusetts General Hospital.

25.	Agreement of Quotation and Protocols, dated as of December 22, 2005, by and between Athersys, Inc. and Toxicon Corporation.

26.	Biological Materials License Agreement, dated as of December 21, 2000, by and between Athersys, Inc. and Molecular Devices Corporation.

27.	License Agreement, dated as of June 11, 2001, by and between Athersys, Inc. and Brookhaven Science Associates, LLC.

28.	Collaborative Research and Development Agreement, dated as of February 9, 2005, by and between Athersys, Inc. and The Ohio State University.

29.	Various Notices of Grant Awards to Company from National Institutes of Health under its Small Business Innovation Research Program.
Banking & Loan Arrangements
1.	Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

2.	Promissory Notes made by the Company and Advanced Biotherapeutics, Inc., on behalf of Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P., dated November 12, 2004 (numbers CK-001 and 4035-001), and dated December 29, 2004 (numbers CK-002 and 4035-002).

3.	UCC Financing Statements of the Company and Advanced Biotherapeutics, Inc. naming Venture Lending & Leasing IV, Inc., as agent, as secured party.

4.	Intellectual Property Security Agreement, dated as of February 14, 2006, by and between Athersys, Inc. and Venture Lending & Leasing IV, Inc.

5.	Control Agreement Concerning Deposit Accounts, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., Costella Kirsch IV, L.P., and National City Bank.

6.	Account Control Agreement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., Costella Kirsch IV, L.P., and NatCity Investments.

13

Consulting and Business Advisory Agreements
1.	Engagement Letter, dated as of October 3, 2005, by and between the Company and Kaufman & Company, LLC.

2.	Engagement Letter, dated as of October 31, 2005, by and between the Company and Merrill Lynch & Co.

3.	Consulting Agreement, dated as of May 27, 2004, by and between the Company, Advanced Biotherapeutics, Inc., and Jim Shook Research, Inc., as extended.

4.	Consulting Agreement, dated as of October 27, 2002, by and between the Company and Dr. Catherine Verfaillie, as amended on March 4, 2003.

5.	Consulting Agreement, dated as of February 22, 2005, by and between the Company, Advanced Biotherapeutics, Inc., and Dr. Pascal Goldschmidt.

6.	Consulting Agreement, dated as of March 6, 2005, by and between the Company, Advanced Biotherapeutics, Inc., and Dr. Jianyi Zhang.

7.	Consulting Agreement, dated as of March 6, 2005, by and between the Company, Advanced Biotherapeutics, Inc., and Dr. Ken Walsh.

8.	Consulting Agreement, dated as of March 25, 2005, by and between the Company, Advanced Biotherapeutics, Inc., and Dr. Michael Simons.

9.	Consulting Agreement, dated as of February 1, 2005, by and between the Company, Advanced Biotherapeutics, Inc., and Dr. Brian Annex.

10.	Consulting Agreement, dated as of May 10, 2004, by and between the Company, Advanced Biotherapeutics, Inc., and Dr. Gilbert Clincke, as extended on September 28, 2005.

11.	Consulting Agreement, dated as of January 6, 2005, by and between the Company, Advanced Biotherapeutics, Inc., and Dr. Xavier Pi-Sunyer.

12.	Consulting Agreement, dated as of May 1, 2005, by and between the Company, Advanced Biotherapeutics, Inc. and Dr. Thomas Caskey.

13.	Consulting Agreement, dated as of November 4, 2005, by and between the Company, Advanced Biotherapeutics, Inc. and Charles E. Piper (CEP Consulting).

14.	Consulting Agreement, dated as of February 7, 2006, by and between Athersys, Inc. and Biologics Consulting Group, Inc.

15.	Master Service Agreement, dated as of March 9, 2004, by and between the Company, and CATO Research, as extended.

14

16.	Letter Agreement, dated as of January 22, 2003, by and between the Company and Dr. George Milne, Jr.
Facilities and Other Agreements
1.	Confidentiality agreements with numerous third parties and employees.

2.	Employment agreements, non-competition agreements, and D&O indemnification agreements with key members of management.

3.	Incentive agreements with all employees.

4.	Separation and General Release Agreements with terminated employees, 2005, 2003, 2002.

5.	Promissory Note made by Gil Van Bokkelen on behalf of Advanced Biotherapeutics, Inc., dated May 20, 2002.

6.	Lease Agreement, dated as of March 23, 2000, by and between the Company and Sherry E. Greer and James C. Comella, Trustees, under T/A/D December 21, 1991, as amended, and notices of lease extensions.

7.	Facilities Use Agreement, dated as of February 18, 2002, by and between the Company and The MetroHealth System, as amended.

8.	Various corporate insurance policies, including directors and officers coverage.

9.	Various employee benefit plan documents.

15

Schedule 3.8
Brokers
1.	Engagement Letter, dated as of October 31, 2005, by and between the Company and Merrill Lynch & Co. Although the completion of the transactions contemplated by the Agreement will not require the payment of compensation to Merrill Lynch & Co., it will contribute to minimum thresholds that could lead to compensation payable to Merrill Lynch & Co. in the future.

16

Schedule 3.9
Audited Financial Statements

20

Consolidated Financial Statements
Athersys, Inc.
Years Ended December 31, 2003, 2004, and 2005

Athersys, Inc.
Consolidated Financial Statements
Years Ended December 31, 2003, 2004, and 2005

▪	Ernst & Young LLP Suite 1300 925 Euclid Avenue Cleveland, Ohio 44115	▪	Phone: (216) 861-5000 www.ey.com

Report of Independent Auditors
The Board of Directors and Stockholders
Athersys, Inc.
We have audited the accompanying consolidated balance sheets of Athersys, Inc. as of December 31, 2004 and 2005, and the consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Athersys, Inc. at December 31, 2004 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.
The accompanying financial statements have been prepared assuming that Athersys, Inc. will continue as a going concern. As more fully described in Note A, the Company has incurred recurring operating losses from its inception and lacks sufficient liquidity to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
March 13, 2006

1

Athersys, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)

	December 31
	2004	2005

Assets
Current assets:
Cash and cash equivalents	$3,303	$1,080
Available for sale securities	13,976	3,481
Accounts receivable	650	628
Prepaid expenses and other	381	375

Total current assets	18,310	5,564

Notes receivable from related parties	653	682
Equipment, net	1,789	954
Other assets	142	109

Total assets	$20,894	$7,309

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$433	$365
Accrued compensation and related benefits	117	119
Accrued expenses and other	543	721
Current portion of long-term debt	199	2,531

Total current liabilities	1,292	3,736

Long-term debt	7,215	4,684
Accrued dividends	11,236	13,489

Stockholders’ equity:
Convertible preferred stock, at stated value; 13,432,350 shares authorized; 11,784,898 and 10,168,231 shares issued and outstanding at December 31, 2004 and 2005, respectively; aggregate liquidation preference of $73,942 and $68,187 at December 31, 2004 and 2005, respectively	68,301	68,301
Common stock, $.01 par value; 40,000,000 shares authorized; 8,154,633 and 8,117,926 shares issued and outstanding at December 31, 2004 and 2005, respectively	82	82
Additional paid-in capital	51,749	49,081
Treasury stock, at cost	—	(250)
Accumulated other comprehensive loss	(35)	(17)
Unearned compensation – common stock options	(2,557)	(809)
Accumulated deficit	(116,389)	(130,988)

Total stockholders’ equity (deficit)	1,151	(14,600)

Total liabilities and stockholders’ equity (deficit)	$20,894	$7,309

See accompanying notes.

2

Athersys, Inc.
Consolidated Statements of Operations
(In Thousands)

	Years Ended December 31
	2003	2004	2005

Revenues
License fees	$1,393	$820	$763
Grant revenue	759	2,318	2,833

Total revenues	2,152	3,138	3,596

Costs and expenses
Research and development (including stock compensation expense of $697, $2,008, and $801 in 2003, 2004, and 2005, respectively)	13,675	12,415	12,578
Purchased in-process research and development	9,500	—	—
General and administrative (including stock compensation expense of $3,847, $1,481, and $657 in 2003, 2004, and 2005, respectively)	10,882	4,717	3,755
Depreciation	1,803	1,297	982
Restructuring costs (including stock compensation expense of $472, $56 and $(128) in 2003, 2004, and 2005, respectively)	1,076	107	251

Total costs and expenses	36,936	18,536	17,566

Loss from operations	(34,784)	(15,398)	(13,970)
Other income	1,000	—	18
Recovery from joint ventures	114	—	—
Interest income	644	317	317
Interest expense	(135)	(73)	(964)

Net loss	$(33,161)	$(15,154)	$(14,599)

See accompanying notes.

3

Athersys, Inc.
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
(In Thousands)

	Convertible						Accumulated	Unearned
	Preferred Stock		Common Stock		Additional		Other	Compensation–		Total
	Number	Stated	Number	Par	Paid-in	Treasury	Comprehensive	Common Stock	Accumulated	Stockholders’
	of Shares	Value	of Shares	Value	Capital	Stock	Income (Loss)	Options	Deficit	Equity (Deficit)

Balance at January 1, 2003	11,785	$68,301	7,411	$74	$36,010	$—	$227	$(625)	$(68,074)	$35,913
Issuance of common stock, net	—	—	738	7	9,532	—	—	—	—	9,539
Unearned compensation – common stock options	—	—	—	—	7,630	—	—	(7,630)	—	—
Amortization of unearned compensation	—	—	—	—	—	—	—	1,365	—	1,365
Compensation expense related to options issued to employees and consultants	—	—	—	—	3,696	—	—	—	—	3,696
Forfeitures of common stock options	—	—	—	—	(65)	—	—	20	—	(45)
Accrued dividends – Class C preferred	—	—	—	—	(1,119)	—	—	—	—	(1,119)
Accrued dividends – Class E preferred	—	—	—	—	(1,045)	—	—	—	—	(1,045)
Net loss	—	—	—	—	—	—	—	—	(33,161)	(33,161)
Unrealized loss on available for sale securities	—	—	—	—	—	—	(192)	—	—	(192)

Total comprehensive loss										(33,353)

Balance at December 31, 2003	11,785	68,301	8,149	81	54,639	—	35	(6,870)	(101,235)	14,951
Issuance of common stock, net	—	—	6	1	14	—	—	—	—	15
Issuance of common stock warrant	—	—	—	—	189	—	—	—	—	189
Unearned compensation – common stock options	—	—	—	—	9	—	—	(9)	—	—
Amortization of unearned compensation	—	—	—	—	—	—	—	3,489	—	3,489
Compensation expense related to options issued to employees and consultants	—	—	—	—	56	—	—	—	—	56
Forfeitures of common stock options	—	—	—	—	(833)	—	—	833	—	—
Accrued dividends – Class C preferred	—	—	—	—	(1,208)	—	—	—	—	(1,208)
Accrued dividends – Class E preferred	—	—	—	—	(1,117)	—	—	—	—	(1,117)
Net loss	—	—	—	—	—	—	—	—	(15,154)	(15,154)
Unrealized loss on available for sale securities	—	—	—	—	—	—	(70)	—	—	(70)

Total comprehensive loss										(15,224)

Balance at December 31, 2004	11,785	68,301	8,155	82	51,749	—	(35)	(2,557)	(116,389)	1,151
Issuance of common stock, net	—	—	2	—	3		—	—	—	3
Repurchase of common and preferred stock	(1,617)	—	(39)	—	—	(250)	—	—	—	(250)
Amortization of unearned compensation	—	—	—	—	—	—	—	1,330	—	1,330
Forfeitures of common stock options	—	—	—	—	(418)	—	—	418	—	—
Accrued dividends – Class C preferred	—	—	—	—	(1,306)	—	—	—	—	(1,306)
Accrued dividends – Class E preferred	—	—	—	—	(947)	—	—	—	—	(947)
Net loss	—	—	—	—	—	—	—	—	(14,599)	(14,599)
Unrealized loss on available for sale securities	—	—	—	—	—	—	18	—	—	18

Total comprehensive loss										(14,581)

Balance at December 31, 2005	10,168	$68,301	8,118	$82	$49,081	$(250)	$(17)	$(809)	$(130,988)	$(14,600)

See accompanying notes.

4

Athersys, Inc.
Consolidated Statements of Cash Flows
(In Thousands)

	Years Ended December 31
	2003	2004	2005

Operating activities
Net loss	$(33,161)	$(15,154)	$(14,599)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,803	1,297	982
Fixed asset impairment			87
Gain on sale of equipment	—	—	(18)
Recovery from joint ventures	(114)	—	—
Purchased in-process research and development	9,500	—	—
Compensation – common stock options	5,016	3,545	1,330
Amortization of premium (discount) on available for sale securities and other	210	125	(44)
Changes in operating assets and liabilities:
Accounts receivable	39	(119)	22
Prepaid expenses and other assets	358	(65)	10
Accounts payable and accrued expenses	322	(1,297)	112

Net cash used in operating activities	(16,027)	(11,668)	(12,118)

Investing activities
Proceeds of recovery from joint ventures	14	—	—
Purchase of available for sale securities	(11,639)	(12,238)	(5,006)
Maturities of available for sale securities	20,660	18,809	15,563
Proceeds from sale of equipment	—	—	23
Purchases of equipment	(702)	(173)	(239)

Net cash provided by investing activities	8,333	6,398	10,341

Financing activities
Principal payments on debt	(801)	(4,148)	(199)
Proceeds from long-term debt	—	7,500	—
Deferred financing costs	—	(44)	—
Cash released from collateral for debt	300	670	—
Repurchase of common and preferred stock held in treasury	—	—	(250)
Proceeds from issuance of common stock, net	39	15	3

Net cash (used in) provided by financing activities	(462)	3,993	(446)

Decrease in cash and cash equivalents	(8,156)	(1,277)	(2,223)
Cash and cash equivalents at beginning of year	12,736	4,580	3,303

Cash and cash equivalents at end of year	$4,580	$3,303	$1,080

See accompanying notes.

5

Athersys, Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2003, 2004, and 2005
A. Background and Accounting Policies
Background
Athersys, Inc. (Athersys or the Company) is a biopharmaceutical company engaged in the discovery, validation, development and commercialization of technologies and therapeutic drug programs in one business segment. Operations consist primarily of research and product development activities. Prior to 2005, the Company had been considered in the development stage.
The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. Since inception, the Company has incurred annual losses and negative cash flows from operations and has an accumulated deficit at December 31, 2005. The Company expects to incur additional operating losses over the next several years. The Company has limited liquidity and capital resources and must obtain significant additional capital resources in order to sustain its product development efforts, including preclinical and clinical testing of anticipated products, pursuit of regulatory approval, and establishment of production capabilities, and meet other working capital requirements. The Company relies on proceeds from equity and debt offerings, proceeds from the transfer or sale of intellectual property rights, grant proceeds, and funding from collaborative arrangements to fund its operations. The Company is currently pursuing multiple potential collaborative and fundraising opportunities. If the Company exhausts its liquid assets and is unable to obtain adequate funding, it may be unable to continue operations and meet contractual obligations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
Principles of Consolidation
The consolidated financial statements include the accounts and results of operations of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Investments in joint ventures and collaborations are accounted for using the equity method when the Company does not control the investee but has the ability to exercise significant influence over the investee’s operations and financial policies.

6

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
A. Background and Accounting Policies (continued)
Revenue Recognition
Revenue is recognized over the period that the Company performs its required activities under the terms of various agreements. Revenue from transactions that do not require future performance obligations from the Company is recognized as contemplated in the agreements, typically upon acceptance and when collectibility is reasonably assured. Revenue resulting from the achievement of milestone events stipulated in the agreements is recognized when the milestone is achieved.
Revenue from grants consists primarily of funding under cost reimbursement programs from federal and state sources for qualified research and development activities performed by the Company. Revenue from grants is recorded when earned under the terms of the agreements.
Cash and Cash Equivalents and Restricted Cash
The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. Cash equivalents are primarily invested in money market funds. The carrying amount of the Company’s cash equivalents approximates fair value due to the short maturity of the investments.
Research and Development
Research and development expenditures, including direct and allocated overhead expenses, are charged to expense as incurred. See Note K regarding acquired in-process research and development in 2003.
Royalties
The Company may be required to remit royalty payments based on product sales to certain parties under license agreements. The Company has not paid any such royalties for the three-year period ended December 31, 2005.

7

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
A. Background and Accounting Policies (continued)
Financial Instruments
Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation as of each balance sheet date. The Company’s investments consist primarily of U.S. government obligations, all of which are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholder’s equity. The amortized cost of the debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization or accretion is included in interest income. Realized gains and losses on available-for-sale securities are included in interest income. The cost of securities sold is based on the specific identification method. Interest earned on securities classified as available-for-sale is included in interest income.
Long-Lived Assets
Equipment is stated at cost. Laboratory and office equipment are depreciated on the straight-line basis over the estimated useful lives (three to seven years).
Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset or related group of assets may not be recoverable. If the expected future undiscounted cash flows are less than the carrying amount of the asset, an impairment loss is recognized at that time. Measurement of impairment may be based upon appraisal, market value of similar assets or discounted cash flows. No such impairment losses were recorded in 2003 or 2004. See Note B regarding an impairment loss recorded in 2005.
Patent Costs and Rights
Patent costs and rights are expensed as incurred. As of December 31, 2005, the Company has filed for broad intellectual property protection on its proprietary technologies. The Company currently has numerous U.S. patent applications and corresponding international patent applications related to its technologies, as well as many issued U.S. and international patents. See Note K regarding additional patent rights related to patents and patent applications owned by Case Western Reserve University (CWRU) and the University of Minnesota.

8

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
A. Background and Accounting Policies (continued)
Stock-Based Compensation
The Company has elected to account for its stock-based compensation to employees and members of the Board of Directors in accordance with the intrinsic value method as described in the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. As such, compensation is recorded on the date of issuance or grant as the excess of the current estimated market value of the underlying stock over the purchase or exercise price of the stock option. Any unearned compensation is recognized over the respective vesting periods of the equity instruments, if any, using the graded vesting method as prescribed by Financial Accounting Standards Board Interpretation No. 28. As required by SFAS 123, transactions with nonemployees, in which goods or services are the consideration received for the issuance of equity instruments, are accounted for under the fair value method.
Pro forma information regarding the net loss determined as if the Company had accounted for its employee and director stock options under the fair value method of SFAS 123 for the years ended 2003, 2004, and 2005 is presented below. The fair value for these options was estimated at the date of the grant using the Black-Scholes valuation model. The following weighted-average input assumptions were used in determining the fair value:

		December 31
	2003	2004	2005

Volatility	104.0%	51.9%	49.8%
Risk-free interest rate	2.6%	3.4%	3.7%
Expected life of option	3-4 years	4 years	4 years
Expected dividend yield	0.0%	0.0%	0.0%

9

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
A. Background and Accounting Policies (continued)
For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company’s pro forma information follows (in thousands):

	Years Ended December 31
	2003	2004	2005

Net loss:
As reported	$(33,161)	$(15,154)	$(14,599)
Total stock compensation expense included in net income, as reported	4,061	3,384	1,260
Total stock compensation expense under the fair value method for all awards	(4,309)	(3,030)	(2,312)

Pro forma	$(33,409)	$(14,800)	$(15,651)

The pro forma net loss is not necessarily indicative of potential pro forma effects on results for future years.
In December 2004, FASB Statement No. 123 (revised 2004), Share-Based Payment, was issued as a revision to FASB Statement No. 123, Accounting for Stock Options. The new statement is required to be adopted by nonpublic companies in January 2006. The Company has not yet completed its analysis of the adoption of this standard.
Comprehensive Loss
Unrealized gains and losses on the Company’s available for sale securities is the only component of total comprehensive income or loss. Total comprehensive income or loss has been disclosed in the consolidated statement of changes in stockholders’ equity.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

10

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
B. Equipment
Equipment consists of (in thousands):

	December 31
	2004	2005

Laboratory equipment	$5,805	$5,755
Office equipment and leasehold improvements	3,292	3,321

	9,097	9,076
Accumulated depreciation	(7,308)	(8,122)

	$1,789	$954

In connection with a restructuring in 2005 (also see Note I), the Company reduced the carrying value of certain laboratory equipment to its realizable value, resulting in an impairment loss of $87,000. The fair value of the equipment was determined based on prices for similar assets. The impairment loss is included in restructuring costs in the statement of operations.
C. Notes Receivable From Related Parties
The Company has a note receivable from an officer with an unpaid principal balance of $100,000 in connection with a loan made in May 2002. Under the terms of the note, interest accrues on the unpaid principal at approximately 5% per annum. Principal and accrued interest is to be paid on demand or on May 20, 2007. Also, the Company has a note receivable from the former owner of MCL LLC (MCL) with an unpaid principal balance of $511,000 as a result of the merger between the Company and MCL (see Note K) in November 2003. Under the terms of the note, interest accrues on the unpaid principal at approximately 5% per annum for at least the first two years of the note, at which time the accrual of interest is dependent on certain events at the Company, as defined in the note agreement. In November 2005, interest on the note ceased to accrue. Principal and accrued interest is repayable (i) out of a percentage of proceeds, as defined, from the sale of shares of the Company’s stock held by the note holder as he elects to sell his shares, and (ii) out of a percentage of a milestone that may be due to the holder, as defined, which the Company has the right to offset as repayment on the note. If the proceeds that are subject to repayment of the note are insufficient to repay the principal and interest in full, then any remaining balance due will be forgiven by the Company after the holder has sold all shares of the Company’s stock and the holder is no longer entitled to any milestone consideration related to the merger.

11

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
D. Financial Instruments
Investments
The following is a summary of available for sale securities (in thousands):

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Losses	Gains	Value

December 31, 2004:
U.S. government obligations	$14,011	$(35)	$—	$13,976

December 31, 2005:
U.S. government obligations	$3,498	$(17)	$—	$3,481

The Company had no significant realized gains or losses on the sale of available for sale securities for any of the periods presented. The net unrealized losses on available for sale securities is included as a component of accumulated other comprehensive income in stockholders’ equity and was $(35,000) and $(17,000) as of December 31, 2004 and 2005, respectively.
The amortized cost of available for sale securities approximates fair value at December 31, 2004 and 2005, and all maturities are due in one year or less. Actual maturities may differ from contractual maturities because the issuers of the securities may have the right to repay the obligations without prepayment penalties.
Financing Arrangements
The Company leases office and laboratory space under an operating lease. The Company entered into the lease in April 1, 2000, and a letter agreement in 2003, which together provide the Company options to renew the lease in six-month increments through March 2009 at the initial rental rate. The Company has executed its option to renew through September 2006. Rent expense for the facility was approximately $267,000 in each of 2003, 2004, and 2005. The future annual minimum lease commitment at December 31, 2005, is approximately $200,000 for 2006.

12

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
D. Financial Instruments (continued)
A summary of the Company’s long-term debt outstanding is as follows (in thousands):

	December 31
	2004	2005

Notes payable to lenders	$7,414	$7,215
Less – current portion	199	2,531

	$7,215	$4,684

In 2004, the Company repaid all of its notes payable and its revolving credit line with a bank. In November 2004, the Company entered into a note payable of which $7,500,000 was drawn upon in two tranches by December 31, 2004. The proceeds of the note are unrestricted and used for general corporate purposes.
The notes payable to lenders are payable in 30 monthly payments after the initial interest-only period that expired December 1, 2005, with a fixed interest rate of 13% and a maturity date of June 1, 2008. A terminal payment of $487,500 (6.5% of the borrowings) is due June 1, 2008. The debt has no financial covenants, and is secured by substantially all of the Company’s assets. Intellectual property, however, was initially subject only to a negative pledge with an automatic spring lien available to the lenders in the event the cash balance fell below a defined threshold. No spring lien was in effect for intellectual property at December 31, 2004 or 2005. However, in February 2006, a lien was placed on intellectual property in accordance with the agreement. The lien can be released in accordance with the agreement upon the achievement of certain levels of financing.
Deferred financing costs of $44,000 were capitalized in 2004 in connection with the note, which are being amortized over the term of the note using the effective interest method. As of December 31, 2004 and 2005, the unamortized deferred financing costs were $42,000 and $24,000, respectively.

13

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
D. Financial Instruments (continued)
The lenders have the right to receive a milestone payment of either $1,500,000 or $2,250,000 (depending on the timing of milestone achievement) upon the Company’s initial public offering, sale, merger, or dissolution, as defined. The milestone payment is payable in cash; however, if the milestone payment relates to an initial public offering, the Company may elect to pay 75% of such milestone in common stock at the per share public offering price. No amounts have been recorded in relation to the milestone payments as of December 31, 2005.
The lenders also have the right to receive a warrant upon the Company’s initial public offering, sale, merger, or next financing event with financial investors. The warrants will be issued in an amount equal to 7% of loans advanced, and will be exercisable for the type of equity instrument issued in the financing event (or common stock if initial public offering, sale or merger) with an exercise price equal to the price per share in the financing. No warrants were issued as of December 31, 2005.
Fair value of the Company’s long-term debt at December 31, 2005, is not determinable due to lack of marketability of the fixed-rate debt. Interest expense is representative of cash paid for all periods presented.
The scheduled maturities of long-term debt are as follows (in thousands):

2006	$2,531
2007	2,884
2008	1,800

$7,215

E. Income Taxes
At December 31, 2005, the Company had net operating loss and research and development tax credit carryforwards of approximately $91,646,000 and $5,132,000, respectively, for income tax purposes. Such losses and credits may be used to reduce future taxable income and tax liabilities and expire at various dates between 2012 and 2026.

14

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
E. Income Taxes (continued)
Significant components of the Company’s deferred tax assets are as follows (in thousands):

	December 31
	2004	2005

Net operating loss carryforwards	$26,813	$31,160
Research and development credit carryforwards	4,351	5,132
Compensation expense	4,261	4,224
Equity in loss of joint ventures	3,241	3,077
Other	195	381

Total deferred tax assets	38,861	43,974
Valuation allowance for deferred tax assets	(38,861)	(43,974)

Net deferred tax assets	$—	$—

Because of the Company’s cumulative losses, the deferred tax assets have been fully offset by a valuation allowance. The Company has not paid income taxes for the three-year period ended December 31, 2005.
F. Capitalization
In 2004, the Company issued a warrant to purchase 19,500 shares of the Company’s common stock at $15.60 per share related to consulting services provided in 2003. Using the fair value method and Black-Scholes valuation model, the value of the warrant and consulting services was approximately $189,000.
In 2005, the Company purchased shares of the Company’s common stock, Class F Convertible Preferred stock and Class A Convertible Preferred Stock from a stockholder, and the shares are held in treasury at December 31, 2005.

15

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
F. Capitalization (continued)
The following shares of common stock were reserved for future issuance (in thousands):

	December 31
	2004	2005

Stock option plans	7,641	7,453
Conversion of Class A, B, C, D, E, F, and G preferred stock	12,380	10,763
Conversion of Blank Check preferred stock	250	250
Warrants to purchase common stock	1,111	715

	21,382	19,181

G. Joint Ventures
On October 21, 1999, the Company entered into an agreement with Elan to establish a joint venture company (Athersys Newco, Ltd.). Athersys contributed $12,015,000 to Athersys Newco, Ltd. as the purchase price for 12,015 shares of its common stock, representing an 80.1% interest. Athersys Newco, Ltd. paid a license fee of $15,000,000 to Elan for the use of a drug delivery technology. While Athersys owns 80.1% of the outstanding common stock of Athersys Newco, Ltd., Elan has retained significant minority investor rights that are considered “substantive participating rights” as defined in EITF 96-16. Therefore, Athersys does not consolidate the financial statements of Athersys Newco, Ltd., but instead accounts for its investment in Athersys Newco, Ltd. under the equity method. As of December 31, 2004 and 2005, Athersys Newco, Ltd. had no significant assets, liabilities, stockholders’ equity or results of operations.

16

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
G. Joint Ventures (continued)
In September 2001, Athersys contributed $44,000 to Oculus Pharmaceuticals, Inc. (Oculus) as the purchase price for shares of its Series B Convertible Preferred Stock, representing an initial interest of 53.3%. Athersys currently owns a 50.2% interest in Oculus, as a result of the settlements described below. Athersys accounts for its investment in Oculus under the equity method due to significant minority investor rights (i.e., “substantive participating rights,” as defined by EITF 96-16) retained by the other investors. During 2002, Athersys recognized approximately $91,000 as its share of the Oculus net loss, which exceeded the Company’s investment in and advances to the joint venture. In 2003, Athersys received $125,000 in settlement proceeds from Oculus as part of its wind up activities, which were accounted for as a return on investment and are included in ‘equity in loss and recoveries from joint ventures’ on the Company’s 2003 statement of operations. Consistent with its wind-up strategy, Oculus will remain in existence as a dormant entity only as long as it is necessary to serve as a pass through of any milestone-based consideration and final distribution to its remaining shareholders. In January 2006, a milestone was achieved and Athersys expects to receive an additional $100,000 of stock-based settlement proceeds from Oculus. As of December 31, 2004 and 2005, Oculus had no significant assets, liabilities, stockholders’ equity or results of operations.
H. Convertible Preferred Stock
Each share of the Company’s preferred stock, except for Class E Convertible Preferred Stock, is convertible at the stockholders’ option at any time into one share of Athersys common stock, subject to adjustment if the fair value of each share of common stock is less than the stated value of the convertible preferred shares, as defined. When and if declared, all classes of preferred stock, except for Class C Convertible Preferred Stock and Class E Convertible Preferred Stock, have a non-cumulative dividend rate of 8% per annum. Dividends on the Class C Convertible Preferred Stock are cumulative at a rate of 8% per annum. Preferred stockholders, except for Class E Preferred Stockholders, are entitled to the number of votes they would have upon conversion of their preferred shares into common stock.

17

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
H. Convertible Preferred Stock (continued)
The Class E Convertible Preferred Stock has limited voting rights and liquidation rights with a 7% cumulative dividend payable in cash or in-kind, which ceased to accrue in October 2005. Each share Class E Preferred Stock may automatically convert into 50.5 shares of Athersys common stock upon certain conditions, including an initial public offering of the Company.
In the event of liquidation of the Company, holders of Class A, B, C, D, E, F, and G convertible preferred stock shall have liquidation preferences of $0.64, $1.25, $3.67, $1.35, $19.80 (on an as converted basis), $12.00 and $1.85 per share, respectively, together with any declared, but unpaid, or accrued dividends over holders of common stock. The Class F Preferred Stock has a liquidation preference over the other classes of Preferred Stock.
The authorized, issued and outstanding Class A, B, C, D, E, F, and G shares of convertible preferred stock were as follows (in thousands, except per share data):

		Shares	Issuance	Aggregate
	Shares	Issued and	Price	Liquidation
	Authorized	Outstanding	Per Share	Preference

Class A	3,939	3,939	$0.64	$2,500
Class B	320	320	$1.25	399
Class C	4,116	2,766	$3.67	10,143
Class D	150	150	$1.35	202
Class E	18	12	$1,000	12,015
Class F	4,000	3,958	$12.00	47,500
Class G	640	640	$1.85	1,183

December 31, 2002 – 2004	13,183	11,785		$73,942

18

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
H. Convertible Preferred Stock (continued)

		Shares	Issuance	Aggregate
	Shares	Issued and	Price	Liquidation
	Authorized	Outstanding	Per Share	Preference

Class A	3,939	2,739	$0.64	$1,753
Class B	320	320	$1.25	399
Class C	4,116	2,766	$3.67	10,143
Class D	150	150	$1.35	202
Class E	18	12	$1,000	12,015
Class F	4,000	3,541	$12.00	42,492
Class G	640	640	$1.85	1,183

December 31, 2005	13,183	10,168		$68,187

There were no issuances of preferred stock in 2003 through 2005.
In addition, the Company had 250,000 shares of Blank Check Preferred Stock authorized at December 31, 2004 and 2005, that are not included in the table above. These shares were not issued or outstanding at December 31, 2004 or 2005.
I. Stock Option Plans and Restructurings
In 1995, the Company adopted the 1995 Incentive Plan of Athersys, Inc. (the 1995 Plan). The 1995 Plan provides for the grant of incentive stock options, nonqualified stock options, stock bonus awards and restricted shares for employees, directors and consultants. The 1995 Plan carried a 10-year term and expired in November 2005. No new awards can be granted under the 1995 Plan, but outstanding awards will continue in full force and effect according to their terms. As of December 31, 2005, 3,024,125 shares of common stock are reserved to cover outstanding awards under the 1995 Plan. The options generally vest over periods ranging from three to four years and generally expire at the end of ten years.

19

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
I. Stock Option Plans and Restructurings (continued)
In 2000, the Company adopted the 2000 Stock Incentive Plan (the 2000 Plan). The 2000 Plan provides for the grant of incentive stock options, nonqualified stock options, appreciation rights, performance units, performance shares, restricted shares and deferred shares. The payment of dividend equivalents on awards granted under the plan is also permitted. As of December 31, 2005, 4,374,304 shares of common stock were authorized for issuance under the 2000 Plan. The options generally vest over periods ranging from three to four years and generally expire at the end of ten years.
In 2003, the Company completed a restructuring that involved a reduction in force and an internal prioritization on certain therapeutic development opportunities. In connection with the restructuring, the Company granted 55,250 (49,250 in 2003 and 6,000 in 2004) options to certain employees who were terminated. The stock options were granted under a separate plan approved by the Company’s Board of Directors, and therefore were not granted under the 1995 Plan or the 2000 Plan. There are no additional options reserved under this plan. The options are immediately exercisable and expire at the end of five years. Total stock compensation recognized related to these options, measured primarily using the fair value method, was approximately $472,000 in 2003 and $56,000 in 2004. The total cost of the 2003 restructuring, which primarily includes the above stock compensation expense and severance payments, was $1,076,000 in 2003 and $107,000 in 2004, and is disclosed separately on the statement of operations.
In 2005, the Company completed a restructuring that involved a reduction in force and the refocusing of the Companies internal activities, which was completed by December 31, 2005. The total cost of the 2005 restructuring, which primarily consists of severance payments, reduction of equipment carrying values, and reversal of stock option compensation, was $251,000 in 2005, and is disclosed separately on the statement of operations. At December 31, 2005, the severance liability was $36,000, which was paid in 2006. Also see Note B.
In 2003, the term of an option agreement with an officer of the Company was extended from five years to ten years. The modified option was fully vested at the time of the modification, and the extension of the term was the only revision to the original terms of the award. The Company recognized approximately $2.3 million of stock compensation expense in 2003 as a result of this modification.

20

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
I. Stock Option Plans and Restructurings (continued)
A summary of the Company’s stock option activity and related information is as follows (in thousands, except per share data):

		Weighted	Weighted
		Average	Average
	Number	Exercise	Fair
	of Options	Price	Value

Outstanding January1, 2003	4,010	3.50	3.26
Granted below deemed market value	997	4.08	10.97
Granted equal to deemed market value	100	13.00	9.33
Exercised	(8)	5.19	3.47
Forfeited	(565)	5.61	5.91

Outstanding December 31, 2003	4,534	3.58	4.75
Granted below deemed market value	6	4.67	9.44
Granted equal to deemed market value	25	13.00	5.85
Exercised	(5)	2.85	1.69
Forfeited	(403)	6.87	6.70

Outstanding December 31, 2004	4,157	3.32	4.58
Granted equal to deemed market value	41	13.00	5.55
Exercised	(2)	1.50	0.85
Forfeited	(324)	4.80	4.36

Outstanding December 31, 2005	3,872	$3.30	$4.61

	December 31, 2005
	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
	Number	Remaining	Average	Number	Average
	of	Contractual	Exercise	of	Exercise
Exercise Price	Options	Life	Price	Options	Price

$1.00-1.20	280	4.0	$1.07	280	$1.07
$1.50-1.65	1,737	2.1	$1.52	1,737	$1.52
$2.50-3.00	592	3.2	$2.52	592	$2.52
$3.25-7.00	857	6.4	$3.95	611	$3.98
$8.00-15.60	406	5.3	$12.24	337	$12.03

	3,872			3,557

21

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
I. Stock Option Plans and Restructurings (continued)
Options exercisable at December 31, 2003, 2004, and 2005, were approximately 3,442,000, 3,517,000, and 3,557,000, respectively.
J. Profit Sharing Plan and 401(k) Plan
The Company has a profit sharing and 401(k) plan that covers substantially all employees. The Plan allows for discretionary contributions by the Company. The Company made no contributions to this Plan in 2003, 2004, or 2005.
K. License and Acquisition Agreements
In 1995, the Company entered into a Sponsored Research Agreement and a License Agreement with CWRU (the Agreements) related to the SMC Technology, which provided the Company with an exclusive worldwide license to the technology. As of December 31, 2005, several patents have been issued to CWRU related to this technology.
In 2003, the Company received $1,500,000 related to a settlement and termination of a collaborative agreement and a nonexclusive license to specific cell lines generated in connection with the terminated collaboration. Of the $1,500,000, $500,000 was recognized as license fee revenue and $1,000,000 was recognized as other income related to the settlement in 2003.
In 2002, the Company entered into an agreement with MCL related to the multipotent adult stem cell (MAPC) technology. Under the terms of the Agreements, in exchange for a worldwide exclusive license to the technology and an option to effect a merger of MCL into a wholly owned subsidiary of the Company, the Company paid a license and option fee to MCL. In November 2003, the Company exercised its option and closed the merger. The Company formed a wholly owned subsidiary, ReGenesys LLC, as the entity into which MCL merged. The results of operations of ReGenesys LLC have been included since the effective date of the merger.
The total purchase price for the merger of $9,500,000 consisted of 730,770 shares of common stock valued at $13.00 per share. Further, the Company may be required to issue up to an additional 115,386 shares of the Company’s common stock and up to $1,000,000, payable in cash or shares of common stock at the holders’ option, in the event that certain milestones relating to the MAPC technology are achieved.

22

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
K. License and Acquisition Agreements (continued)
The acquisition was accounted for using the purchase method of accounting. Since MCL was a holding company for the intellectual property with no operations, there were no tangible assets acquired or liabilities assumed. However, the Company recorded a $9,500,000 charge to in-process research and development. The amount was equivalent to the value of the consideration tendered for the technology and was expensed in 2003 due to the early stage of development of the MAPC technology. Also, in connection with the merger, the Company loaned $511,000 to the former owner of MCL. See Note C.
Also, the Company has certain funding commitments to sponsor research activities at the University of Minnesota, among others, related to the MAPC technology. The Company has an exclusive license from the University of Minnesota to improvements made by the University of Minnesota to the MAPC technology.

23

Schedule 3.9 (continued)
Consolidated Statement of Operations
Period Ended March 31, 2006
(in thousands)

Year-to-Date
(unaudited)
Revenue	$629

Costs and Expenses
Research & Development	2,432
General & Administrative	653
Common stock options expense	(40)
Depreciation & Other	155

Total Costs & Expenses	3,200

Operating Loss	(2,571)

Other Income, net	(212)

Net Loss	$(2,783)

Schedule  3.9 (continued)
Consolidated Balance Sheet
March 31, 2006
(in thousands)

March 31, 2006
(unaudited)
Current Assets

Cash and investments	$2,027

Accounts receivable, net	236

Prepaid expenses and other	206

Total Current Assets	2,469

Property and Equipment, net	803

Notes Receivable	683

Other	105

Total Assets	$4,060

Current Liabilities
Accounts Payable & Accrued Expense	$1,364
Loans — Short Term	2,615

Total Current Liabilities	3,979

Long-Term Liabilities
Loans — Long Term	3,998
Accrued Dividends	13,836

Total Long-Term Liabilities	17,834

Capital
Common Stock, net	82
Preferred Stock, net	68,301
Treasurey Stock	(250)
Additional Paid in Capital	48,440
Deferred Compensation	(547)
Comprehensive Income	(6)
Retained Earnings	(133,773)

Total Capital	(17,753)

Total Liabilities & Capital	$4,060

21

Schedule 3.9 (continued)
Consolidated Statement of Cash Flows
Period Ended March 31, 2006
(in thousands)

Year-to-Date
(unaudited)
Cash Flows from Operating Activities
Net Income/(Loss)	$(2,783)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	155
Expense — common stock options	(40)
Amortization of discount of available for sale securities	(6)
Changes in working capital
Accounts receivable	392
Other current assets	164
Accounts payable and accrued expenses	158

Net cash provided by (used in) operations	(1,960)

Investing Activities
Sale of available for sale securities	2,000
Capital expenditures	(4)

Net cash provided by (used in) investing	1,996

Financing Activities
Repayments of debt	(601)
Proceeds from issuance of common stock	6

Net cash provided by (used in) financing	(595)

Net increase (decrease) in cash	(559)

Cash — Beginning of period	1,080

Cash — End of period	$521

*	Excludes investments of $1.5 million at March 31, 2006.

22

Schedule 3.11
Changes
1.	In February 2006, the Company’s lenders perfected a security interest on the Company’s intellectual property in accordance with the Company’s obligations under the Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.
2.	In April 2006, the Board of Directors authorized the Company to forgive a promissory note issued to Dr. Van Bokkelen in the amount of $100,000 plus accrued interest.

24

Schedule 3.14
Title to Assets, Properties and Rights
1.	Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.
2.	Promissory Notes made by the Company and Advanced Biotherapeutics, Inc., on behalf of Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P., dated November 12, 2004 (numbers CK-001 and 4035-001), and dated December 29, 2004 (numbers CK-002 and 4035-002).
3.	UCC Financing Statements of the Company and Advanced Biotherapeutics, Inc. naming Venture Lending & Leasing IV, Inc., as agent, as secured party.
4.	Intellectual Property Security Agreement, dated as of February 14, 2006, by and between Athersys, Inc. and Venture Lending & Leasing IV, Inc.
5.	Control Agreement Concerning Deposit Accounts, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., Costella Kirsch IV, L.P., and National City Bank.
6.	Account Control Agreement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., Costella Kirsch IV, L.P., and NatCity Investments.

25

Schedule 3.17
Employee Matters
ERISA
1.	Athersys, Inc.’s Plus Group Health Insurance Plan

2.	Athersys, Inc. Accidental Death & Dismemberment, Dental, Short-Term & Long-Term Disability & Life Insurance Plan.

3.	Athersys, Inc. Profit Sharing & 401(k) Plan

4.	The Company’s Flexible Benefits Plan, effective January 1, 2001.
Employment Matters
1.	Amended and Restated Employment agreement dated April 1, 1998 by and between Athersys, Inc. and Gil Van Bokkelen.

2.	Amended and Restated Employment agreement dated April 1, 1998 by and between Athersys, Inc. and John Harrington.

3.	Employment agreement dated May 22, 1998 by and between Athersys, Inc. and Laura Campbell.

4.	Employment agreement dated May 22, 1998 by and between Athersys, Inc. and Robert Perry.

5.	Employment agreement dated May 22, 1998 by and between Athersys, Inc. and Rakesh Ramachandran.

6.	Employment agreement dated May 22, 1998 by and between Athersys, Inc. and Bruce Sherf.

7.	Employment agreement dated September 25, 2000 by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and Kurt Brunden.

8.	Employment agreement dated October 3, 2003 by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and Robert Deans, Ph.D.

9.	Employment agreement dated January 1, 2004 by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and Anne Brown.

10.	Employment agreement dated January 1, 2004 by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and William Lehmann.

26

11.	Employment agreement dated January 1, 2005 by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and Judith Hubbard.

12.	Form Incentive agreement – entered into with six members of senior-level employees.

13.	Form Incentive agreement – entered into with five members of director-level employees.

14.	Form Incentive agreement – entered into with twenty-three staff-level employees.

27

Exhibit A
THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON REPAYMENT OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.
THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN SECTION 1.4. PAYMENT OF THIS NOTE IS SUBJECT TO THE TERMS OF SUCH SECTION AND IS SUBORDINATE TO THE PAYMENT OF ALL “SENIOR DEBT” (AS SUCH TERM IS DEFINED IN SECTION 1.4).
ATHERSYS, INC.
CONVERTIBLE PROMISSORY NOTE

U.S. $5,000,000.00	May 5, 2006
Cleveland, Ohio
          FOR VALUE RECEIVED, the undersigned, Athersys, Inc., a Delaware corporation, with its principal office at 3201 Carnegie Avenue, Cleveland, Ohio 44115-2634 (the “Company”), unconditionally promises to pay to Angiotech Pharmaceuticals, Inc., a British Columbia corporation (“Angiotech”), or its permitted assigns, transferees and successors (collectively, the “Holder”), on May 5, 2012, the sixth (6th) anniversary of the Original Issue Date (as defined below) (the “Maturity Date”), at such place as may be designated in writing by the Holder, the principal sum of Five Million Dollars (U.S. $5,000,000.00), together with interest thereon accrued at a rate per annum equal to 5.0% (computed on the basis of a three hundred sixty-five (365)-day year and based upon the number of days actually elapsed, such interest to be compounded annually), from and after the date of this Note (the “Original Issue Date”). This Note is delivered pursuant to Section 1.2 of that certain Note Purchase Agreement, dated as of the date hereof (the “Original Issue Date”), between the Company and Angiotech (the “Purchase Agreement”).
ARTICLE 1: PAYMENTS AND OTHER PAYMENT TERMS.
     1.1 Principal and Interest. The entire outstanding principal balance of this Note, together with all accrued interest thereon (the “Repayment Amount”), shall be due and payable on the Maturity Date. Subject to the terms of this Note, the Company has the option to satisfy payment of all or a portion of the Repayment Amount either in cash or in shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), or a combination of both so long as the Common Stock is (a) listed on a national securities exchange or (b) quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, or any similar successor organizations. If the Company repays all or a portion of the Repayment Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Amount shall be equal to the quotient of (x) the portion of the Repayment Amount to be paid in shares of Common Stock, divided by (y) the average of the Closing Price per share of Common Stock on each of the twenty (20) consecutive Trading Days ending on the third Trading Day immediately preceding the Maturity Date. All shares of Common Stock that may be issued in connection with the repayment of amounts owed under this Note shall be validly issued, fully paid and nonassessable. Notwithstanding anything contained herein to the contrary, the Company shall only be entitled to satisfy payment of all or a portion of the Repayment Amount in shares of Common Stock if the number of shares of Common Stock issuable in connection with such payment, together with any other shares of Common Stock beneficially owned by the Holder (other than shares of Common Stock issuable under this Note), would not in the aggregate exceed 19.99% of the outstanding shares of Common Stock on an as-converted basis. For purposes of this Note, (i) the “Closing Price” on any date of determination shall mean (A) the closing sale price of the Common Stock as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the principal national securities exchange on which the Common Stock is listed on such date or (B) if the Common Stock is not listed for trading on a national securities exchange on any such date, the last closing sale price per share as reported on the Nasdaq National Market or the Nasdaq SmallCap Market, or any similar successor organizations, as applicable, and (ii) “Trading Day” shall mean a day on which the Common Stock is not suspended from trading on any national securities exchange or association at the close of business and has traded at least once on the national securities exchange or association that is the primary market for the trading of the Common Stock.
     1.2 Prepayments. This Note may not be prepaid in whole or in part at any time prior to the Maturity Date.
     1.3 Cancellation of Note. Upon payment in full of the outstanding principal balance of this Note and accrued and unpaid interest thereon, this Note will be automatically cancelled and the Company’s payment obligations hereunder will be extinguished.
     1.4 Priority. Notwithstanding anything to the contrary contained herein, the Company agrees, and the Holder agrees by accepting this Note, that the principal amount of the indebtedness evidenced by this Note, together with any interest (including any interest accruing after the commencement of any action or proceeding under any bankruptcy, insolvency or other similar law, and any interest that would have accrued but for the commencement of any such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), and premium and any other amount (including any fee or expense) due hereon or payable, if any, with respect hereto, including any such amounts payable by any guarantor hereof, is subordinate and junior in right of payment to all Senior Debt to the extent provided in this Note and in the manner and to the extent set forth in that certain Subordination Agreement, dated as of May 5, 2006 (or as set forth in any successor subordination agreement), among Angiotech, Venture Lending & Leasing IV, Inc. (“VLL”) and Costella Kirsch IV, L.P. (“Costella Kirsch”). For purposes of this Note, “Senior Debt” shall mean the principal amount of any indebtedness of the Company now outstanding or hereafter amended, refinanced, created or incurred pursuant to the Loan and Security Agreement, dated as of November 2, 2004, by and among the Company, Venture Lending & Leasing IV, Inc. and Costella Kirsch IV, L.P., on the terms and conditions currently in effect thereunder, together with any interest (including any interest accruing after the commencement of any action or proceeding under any bankruptcy, insolvency or other similar law, and any interest that would have accrued but for the commencement of any such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding) and premium or other amount (including any fee or expense) due thereon or payable with respect thereto.
ARTICLE 2: CONVERSION.
     2.1 Automatic Conversion. Upon the consummation of any Bona Fide Equity Financing, this Note and the Repayment Amount owed hereunder shall automatically and simultaneously be converted into such number of shares of Company capital stock of the same class and series issued in such Bona Fide Equity Financing (the “Financing Shares”) that shall be equal to the quotient obtained by dividing (a) the Repayment Amount by (b) a price per share equal to 1.10 times the price per share paid for the Financing Shares in the Bona Fide Equity Financing (the “Conversion Price”); provided, however, that if the number of shares of Company capital stock issuable upon such conversion, together with any other shares of Company capital stock beneficially owned by the Holder (other than shares of Company capital stock issuable under this Note or any other convertible debt security), would in the aggregate exceed 19.99% of the outstanding shares of Common Stock on an as-converted basis, then this Note and the Repayment Amount owed hereunder shall not be automatically converted in connection with such Bona Fide Equity Financing, although this Note and the Repayment Amount hereunder shall be convertible in connection with any subsequent Bona Fide Equity Financing, subject to the foregoing proviso. For purposes of this Note, “Bona Fide Equity Financing” shall mean an issuance by Athersys for its own account of its capital stock, in a single transaction or a series of related transactions, in exchange for cash and as part of a bona fide equity financing of Athersys with financial investors in an aggregate amount equal to or greater than Fifteen Million Dollars ($15,000,000.00), excluding (x) the issuance of its capital stock upon the exercise of any rights, options, warrants or other securities exercisable for its capital stock, (y) the issuance of its capital stock upon conversion of securities convertible into its capital stock and (z) the issuance of its securities that do not constitute capital stock that are exercisable for or convertible into its capital stock.
     2.2 Mechanics of Conversion. As promptly as practicable, but in no event later than three (3) business days following the consummation of the Bona Fide Equity Financing, subject to Section 3.3, the Company shall issue and deliver to the Holder (a) a certificate for the number of shares of Company capital stock issuable upon the conversion of this Note, and (b) a cash payment in respect of any fractional shares of Company capital stock pursuant to Section 2.3.
     2.3 Fractional Shares. No fractional shares of Company capital stock will be issued in connection with any conversion hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor in an amount equal to the product obtained by multiplying (a) the Conversion Price by (b) such fractional number of shares.
     2.4 Taxes on Conversion. The Company shall pay any documentary, stamp, or similar issue or transfer tax due on the issue of shares of its capital stock upon the conversion of this Note.

     2.5 No Impairment. The Company will not, by amended of its certificate of incorporation or bylaws (collectively, the “Constituent Documents”) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Note by the Company, but will at all times in good faith assist in the carrying out, to the extent possible, of all of the provisions of this Article 2 and in the taking of any and all action(s) as may be necessary or advisable in order to protect the rights of the Holder against impairment. This provision shall not restrict the Company from otherwise amending and/or restating its Constituent Documents in accordance with applicable law.
ARTICLE 3: SECURITIES MATTERS.
     3.1 Restricted Securities. By acceptance hereof, the Holder understands and agrees that this Note and the shares of Company capital stock issuable upon repayment or conversion hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering under the Securities Act of 1933 (the “Securities Act”) and that under such laws and applicable regulations such securities may be resold in the absence of registration under the Securities Act only in certain limited circumstances.
     3.2 Legends. It is understood that this Note and each certificate evidencing shares of Company capital stock issued upon repayment or conversion shall bear appropriate legends pursuant to the Securities Act.
     3.3 Stockholders’ Agreement. By acceptance hereof, the Holder understands and agrees that before any shares of Company capital stock shall be issued to the Holder in connection with any conversion of this Note pursuant to Article 2, as a condition precedent to the issuance of any such shares of capital stock, the Company may require that the Holder (a) execute a joinder agreement to that certain Amended and Restated Stockholders’ Agreement, dated as of April 28, 2000, as amended, by and among the Company and its stockholders (the “Stockholders’ Agreement”) pursuant to which the Holder agrees to bound by the terms and conditions of the Stockholders’ Agreement and (b) agree to be bound by any additional stockholders’ agreement, right of first refusal, co-sale agreement, voting agreement, investor rights agreement, registration rights agreement or any other agreement among all or certain stockholders of the Company that may then be in effect. Holder shall be entitled to all of the rights, benefits and privileges, if any, provided for under such agreements for the holders of the Financing Shares.
ARTICLE 4: TRANSFER RESTRICTIONS
     4.1 The Holder shall not sell, assign, transfer, pledge or dispose of all or any part of this Note, by operation of law or otherwise; provided, however, that notwithstanding anything to the contrary in the Purchase Agreement or this Note, the Holder may pledge as collateral this Note or the Financing Shares issued to Holder without the consent of the Company, as may be required by the Holder to satisfy the terms and conditions of any bona fide credit agreement, loan agreement or similar agreement or arrangement to which the Holder or any affiliate of the Holder is or may become a party.
     4.2 Notwithstanding anything in this Note to the contrary, the Holder may transfer all or any part of the Note to any person or corporation (profit or nonprofit), partnership, limited liability company, association, trust or other entity that controls, is controlled by, or under common control with, the Holder, so long as such transferee consents in writing to be bound by the terms and conditions of this Note.
ARTICLE 5: EVENTS OF DEFAULT.
     The occurrence of any of the following events with respect to the Company shall constitute an event of default under this Note (an “Event of Default”). The Company shall notify the Holder in writing within five (5) business days following the occurrence of any Event of Default.
     5.1 The Company fails to make any payment of principal or interest as required hereunder.
     5.2 Pursuant to or within the meaning of applicable law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Company (a) commences a voluntary case or proceeding, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official, (d) makes an assignment for the benefit of its creditors, or (e) admits in writing its inability to pay its debts as they become due.
     5.3 A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company in an involuntary case, (b) appoints a trustee, receiver, assignee, liquidator or similar official for the Company’s properties, or (c) orders the liquidation of the Company, and in each case the order or decree is not dismissed within forty-five (45) days.
     5.4 (a) Angiotech terminates that certain Strategic Alliance Agreement, dated as of May 5, 2006, by and between the Company and Angiotech (the “Alliance Agreement”) pursuant to Section 16.2(a) of the Alliance Agreement and (b) Angiotech is not continuing the development and commercialization of any “Clinical Development Candidates” or “Cell Therapy Products” (as each term is defined in the Alliance Agreement) pursuant to Article 6 of the Alliance Agreement.
     5.5 (a) (i) The Regents of the University of Minnesota (the “University”) terminate that certain Exclusive License Agreement, dated as of May 17, 2002, by and between the University and the Company (as assignee of ReGenesys, LLC, the successor to MCL LLC) (the “License”), pursuant to Section 8.1 of the License or (ii) the Company terminates the License pursuant to Section 8.2 of the License and (b) the Company shall have been unable to obtain the letter agreement with the University described in Section 8.2(f) of that certain Sublicense Agreement, dated as of May 5, 2006, by and between the Company and Angiotech.

ARTICLE 6: REMEDIES IN THE EVENT OF DEFAULT.
     6.1 Upon the occurrence of an Event of Default, the Holder may, at its option, declare the aggregate amount of principal and interest outstanding under this Note immediately due and payable by providing written notice to the Company; provided, that such demand will be in addition to all other rights and remedies of the Holder under this Note and under applicable law.
     6.2 The Company shall pay all costs and expenses incurred by or on behalf of the Holder in connection with the Holder’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.
     6.3 In the case of any Event of Default under this Note that is continuing and has not been waived in writing by the Holder, this Note will continue to bear interest at the interest rate otherwise in effect hereunder plus 1% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).
ARTICLE 7: MISCELLANEOUS.
     7.1 Advice of Counsel. Angiotech and the Company have each consulted, or have the opportunity to consult, counsel of their choice regarding this Note and have participated in the drafting of this Note, and each acknowledges and agrees that this Note shall not be deemed to have been drafted by one of Angiotech or the Company and will be construed accordingly.
     7.2 Severability. In the event that any provisions of this Note are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Note shall remain in full force and effect without such provision. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     7.3 Waivers and Amendments; Preservation of Remedies. No waiver by the Holder of any right or remedy under this Note shall be effective unless in a writing signed by the Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by the Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of the Holder arising out of this Note may be discharged by the Holder, in whole or in part, by a waiver or renunciation of the claim or right unless in writing, signed by the Holder; (b) no waiver that may be given by the Holder will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on the Company will be deemed to be a waiver of any obligation of the Company or of the right of the Holder to take further action without notice or demand as provided in this Note. The Company hereby waives presentment, demand, protest and notice of dishonor, protest, diligence, filing suit, nonpayment and all other notice. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

     7.4 Headings. The captions to the several Articles and Sections hereof are not a part of this Note, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.
     7.5 Merger, Etc. In case of (a) any merger or consolidation of the Company with or into another entity, (b) any transaction or series of related transactions in which 50% or more of the voting power of the Company is transferred or sold, either by the Company or its stockholders (other than in connection with an Equity Financing) or (c) any transaction or series of related transactions in which all or substantially all the assets of the Company are sold, transferred or disposed of (any such merger, consolidation or transaction or series of related transactions described in (a), (b) or (c) above, an “Extraordinary Transaction”), in each case prior to the conversion of this Note pursuant to Article 2, then such successor entity, if other than the Company, or purchasing entity shall assume all of the obligations of the Company under this Note, and such successor or purchasing entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company; provided, however, that, at the Holder’s sole election, if the Company is not the successor entity and, in case of a merger or consolidation, the holders of shares of voting capital stock of the Company outstanding immediately prior to such merger or consolidation do not continue to hold at least a majority of the total voting power represented by the shares of voting capital stock of the surviving entity outstanding immediately after such merger or consolidation, the Holder may convert all of the Repayment Amount immediately prior to the consummation of any such Extraordinary Transaction into (x) if an Equity Financing has occurred after the Original Issue Date, such number of shares of Company capital stock of the same class and series issued in the Company’s most recent Equity Financing that shall be equal to the quotient obtained by dividing (i) the Repayment Amount by (ii) a price per share equal to the price per share paid for the shares of capital stock issued in the Company’s most recent Equity Financing or (y) if an Equity Financing has not occurred after the Original Issue Date, such number of shares of Common Stock that shall be equal to the quotient obtained by dividing (i) 120% of the Repayment Amount by (ii) the Extraordinary Transaction’s implied price per share as determined by the Company in good faith taking into account all transaction consideration (including any debt and other liabilities assumed) divided by all common stock equivalents, including options, warrants and other securities convertible into Common Stock, reasonably expected to be converted prior to the close of such transaction. In the event that the Company and the Holder disagree on the Extraordinary Transaction’s implied price per common stock equivalent, then, at the Holder’s request, the Company and the Holder shall select a mutually acceptable investment bank to determine the implied price per share. For purposes of this Note, “Equity Financing” shall mean an issuance by Athersys for its own account of its capital stock, in a single transaction or a series of related transactions, in exchange for cash and as part of a bona fide equity financing of Athersys with financial investors, excluding (i) the issuance of its capital stock upon the exercise of any rights, options, warrants or other securities exercisable for its capital stock, (ii) the issuance of its capital stock upon conversion of securities convertible into its capital stock and (iii) the issuance of its securities that do not constitute capital stock that are exercisable for or convertible into its capital stock. The Company shall provide the Holder with written notice of any such transaction or series of transactions not less than twenty (20) calendar days prior to the consummation thereof.

     7.6 Successors. This Note shall be binding upon the Company and its successors and permitted assigns.
     7.7 Governing Law. This Note will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.
     7.8 Notices. Any notice required or permitted to be given hereunder shall be given in accordance with the Purchase Agreement.
[Signature page follows]

     IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this Note on the date first above written.

ATHERSYS, INC.
By:
	Name:	Gil Van Bokkelen
	Title:	President and Chief Executive Officer

[Signature Page to Convertible Promissory Note]

Exhibit B
May 5, 2006
Angiotech Pharmaceuticals, Inc.
1618 Station St.
Vancouver, British Columbia
Canada V6A 1B6
Re: $5,000,000 Convertible Promissory Note of Athersys, Inc.
Ladies and Gentlemen:
          We have acted as counsel for Athersys, Inc., a Delaware corporation (the “Company”), in connection with the purchase from the Company by Angiotech Pharmaceuticals, Inc. (“Angiotech”), pursuant to the Note Purchase Agreement, dated as of May 5, 2006 (the “Purchase Agreement”), by and between the Company and Angiotech, of a convertible promissory note in the aggregate principal amount of $5,000,000 (the “Note”). This letter is furnished to Angiotech pursuant to Section 2.1(a)(v) of the Purchase Agreement. Except as otherwise defined herein, terms used in this letter but not otherwise defined herein are used as defined in the Purchase Agreement.
          In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.	The Company is a corporation existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as now conducted. The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction and as of the dates listed on Exhibit A attached hereto.

2.	The authorized capital stock of the Company as of the date hereof consisted of 53,432,350 shares, consisting of (i) 40,000,000 shares of common stock, par value $.01 per share (“Common Stock”), (ii) 3,939,000 shares of Class A Convertible Preferred Stock, par value $.01 per share (“Class A Preferred”), (iii) 319,800 shares of Class B Convertible Preferred Stock, par value $.01 per share (“Class B Preferred”), (iv) 4,116,000 shares of Class C Convertible Preferred Stock, par value $.01 per share (“Class C Preferred”), (v) 150,000 shares of Class D Convertible Preferred Stock, par value $.01 per share (“Class D Preferred”), (vi) 18,100 shares of Class E Convertible Preferred Stock, par value $.01 per share

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May 5, 2006

JONES DAY
(“Class E Preferred”), (vii) 4,000,000 shares of Class F Convertible Preferred Stock, par value $.01 per share (“Class F Preferred”), (viii) 639,450 shares of Class G Convertible Preferred Stock, par value $.01 per share (“Class G Preferred”), and (ix) 250,000 shares of preferred stock, par value $.01 per share (“Blank Check Preferred”). All of the issued and outstanding shares of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class F Preferred and Class G Preferred have been authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable. The 730,770 shares of Common Stock issued on November 4, 2003 pursuant to the terms of the Agreement and Plan of Merger, dated as of November 3, 2003, by and among the Company, ReGenesys, LLC, MCL LLC and Leo T. Furcht, M.D. have been authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable. To our Actual Knowledge, except as identified on Exhibit B attached hereto, there are no preemptive rights, options, warrants, conversion privileges or other rights outstanding to purchase or otherwise obtain from the Company any capital stock of the Company.
3.	The Purchase Agreement has been authorized by all necessary corporate action of, and executed and delivered by, the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.	The Note has been authorized by all necessary corporate action of, and executed by, the Company, and, when the Note is delivered against payment therefor in accordance with the terms of the Purchase Agreement, will have been validly issued and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.	No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Purchase Agreement or in connection with the issuance or sale of the Note by the Company to Angiotech, except as may be required under (i) state securities or blue sky laws or (ii) the Securities Act of 1933 (the “Securities Act”).

6.	The execution, delivery and performance of the Purchase Agreement by the Company and the issuance and sale of the Note by the Company will not violate any law or regulation known to us to be generally applicable to transactions of this type, or any order or decree of any court, arbitrator or governmental agency that is binding upon the Company or its property or violate or result in a default under

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May 5, 2006

JONES DAY
any of the terms and provisions of the certificate of incorporation or by-laws of the Company or any agreement to which the Company is a party or bound (this opinion being limited (i) to those orders and decrees identified in the Company’s Disclosures Schedules to the Purchase Agreement, which orders and decrees are identified on Exhibit C attached hereto, and to those agreements identified on Exhibit D attached hereto and (ii) in that we express no opinion with respect to any violation (a) not readily ascertainable from the face of any such order, decree or agreement, (b) arising under or based upon any cross default provision insofar as it relates to a default under an agreement not identified on Exhibit D attached hereto, or (c) arising as a result of any violation of any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).
7.	It is not necessary in connection with the offer and sale of the Note to Angiotech under the Purchase Agreement to register the Note under the Securities Act.
          We are not acting as counsel for the Company in any pending litigation in which the Company is a party, and we have not had referred to us by the Company for legal representation any matter that we believe might be deemed to be overtly threatened litigation in which the Company may become a party.
          The statement set forth in the preceding sentence is limited to those matters that the Company has referred to us for legal representation or about which the Company has consulted us as counsel and with respect to which we have given substantive attention subsequent to January 1, 2005. We have identified those matters by making inquiry of lawyers presently in our firm who, according to our records, have been engaged in legal services on behalf of the Company during that period and by examining certain current records that we maintain for our internal operations. In that process, we have not undertaken any independent review of documents or records concerning the Company that are in our possession.
          The opinions set forth above are subject to the following limitations, qualifications and assumptions:
          We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. For the purposes of the opinions expressed herein, we also have assumed that Angiotech has authorized, executed and delivered the documents to which it is a party and that each of such documents is the valid, binding and enforceable obligation of Angiotech.
          As to any facts relevant to our opinions, we have relied upon and assume the accuracy of certificates of officers of the Company, and we have also relied upon and assume the

Angiotech Pharmaceuticals, Inc.
May 5, 2006

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accuracy of the representations and warranties contained in the Purchase Agreement from the Company and Angiotech, and compliance on the part of the Company and Angiotech with their respective covenants and agreements contained therein.
          The opinions expressed in paragraph 1 above with respect to the existence, good standing and foreign qualification to do business of the Company are based solely on certificates of public officials as to factual matters or legal conclusions set forth therein.
          Our opinions set forth in paragraphs 3 and 4 above with respect to the enforceability of the documents or securities referred to in such opinions are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally; (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity; (iii) the qualification that we express no opinion as to the validity, binding effect or enforceability of any provision in any document (A) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, (B) relating to forum selection to the extent the forum is a federal court, (C) relating to forum selection to the extent that any relevant action or proceeding does not arise out of or relate to such document or to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of Delaware, (D) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of Delaware or may be subject to constitutional limitations, (E) waiving any rights to trial by jury or (F) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such documents; and (iv) the effect of applicable rules of law that (A) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected, (B) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable, and (C) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs.
          In rendering the opinions set forth in paragraph 7 above, we have assumed (i) that the offer and sale of the Note will be conducted solely in the manner contemplated by the Purchase Agreement and (ii) the accuracy and completeness of the respective representations and warranties of the Company and Angiotech and compliance with their respective covenants and

Angiotech Pharmaceuticals, Inc.
May 5, 2006

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agreements as set forth in the Purchase Agreement, it being understood that no opinion is hereby expressed as to any resale of the Note.
          We express no opinion as to the Company’s capital stock that may be issued upon repayment or conversion of the Note (the “Conversion Shares”), including the authorization or issuance of the Conversion Shares. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.
          In rendering the opinions set forth in paragraphs 4, 5 and 6 above, we have assumed that (i) the Conversion Shares, prior to issuance, will have authorized by all necessary corporate action of the Company and reserved for issuance from the applicable class of capital stock of the Company within the limits of such class of capital stock then remaining authorized but unreserved and unissued, (ii) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the issuance of the Conversion Shares and (iii) the issuance of the Conversion Shares will not violate any law or regulation or violate or result in a default under any of the terms and provisions of the certificate of incorporation or by-laws of the Company.
          Insofar as matters herein are stated to be to our Actual Knowledge or refer to the state of our knowledge, our “Actual Knowledge” means the actual knowledge of any lawyer in the Covered Lawyer Group; and the “Covered Lawyer Group” means Christopher M. Kelly, Michael Solecki, R. Jason Oblander and Katherine M. Serevitch, those persons being the lawyers currently in our firm who have given substantive legal attention to the representation of the Company in connection with the Purchase Agreement and the transactions contemplated thereby.
          The opinions expressed herein are limited to (i) the federal securities laws of the United States of America and (ii) the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.
          This letter is furnished by us to you solely with respect to the purchase of the Note from the Company, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.
Very truly yours,

Exhibit A
Athersys, Inc.
Foreign Qualifications To Do Business

State	Date of Good Standing

California	May 4, 2006

Minnesota	May 5, 2006

Ohio	May 5, 2006

Exhibit B
Preemptive Rights, Options, Warrants, Conversion Privileges and Other Rights
1.	The rights of first refusal and preemptive rights set forth in the Amended and Restated Stockholders’ Agreement, dated as of April 28, 2000, by and among Athersys, Inc. and certain of its stockholders, as amended.

2.	The conversion privileges of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Preferred, Class F Preferred and Class G Preferred.

3.	Outstanding warrants to purchase Common Stock.

4.	Outstanding options to purchase Common Stock.

5.	The right to receive options to purchase Common Stock upon the achievement of specified performance objectives pursuant to the terms set forth in (a) the Employment Agreement, dated as of October 3, 2003, by and between Advanced Biotherapeutics, Inc. and Robert Deans, Ph.D. and (b) the Employment Agreement, dated as of January 1, 2004, by and between Advanced Biotherapeutics, Inc. and William Lehmann.

6.	The right to receive Common Stock upon the achievement of specified milestones pursuant to the terms set forth in the Agreement and Plan of Merger, dated as of November 3, 2003, by and among Athersys, Inc., ReGenesys, LLC, MCL LLC and Leo T. Furcht, M.D.

7.	The right to receive Common Stock in lieu of cash upon the occurrence of certain events pursuant to the terms set forth in the Loan and Security Agreement, and Supplement thereto, dated as of November 2, 2004, by and among Athersys, Inc., Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

8.	The right to receive securities of Athersys, Inc. upon the occurrence of certain events pursuant to the terms set forth in the Loan and Security Agreement, and Supplement thereto, dated as of November 2, 2004, by and among Athersys, Inc., Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

Exhibit C
Orders and Decrees
None.

Exhibit D
Agreements
1.	Amended and Restated Stockholders’ Agreement, dated as of April 28, 2000, by and among Athersys, Inc. and certain of its stockholders, as amended.

2.	Amended and Restated Registration Rights Agreement, dated as of April 28, 2000, as amended as of January 29, 2002 and as of November 19, 2002, by and among Athersys, Inc. and certain of its stockholders.

3.	Athersys, Inc. Registration Rights Agreement, dated as of October 21, 1999, by and between Athersys, Inc. and Elan International Services, Ltd.

4.	Warrant Agreement, dated as of October 30, 1998, by and among Athersys, Inc. and certain of its stockholders.

5.	Warrant Certificate, dated as of March 18, 2004, by and among Athersys, Inc. and BioEnterprise.

6.	Stock Purchase and Stock Exchange Agreement, dated as of March 19, 1996, by and between Athersys, Inc. and Michael Gallo.

7.	1995 Incentive Plan of Athersys, Inc., as amended.

8.	2000 Stock Incentive Plan of Athersys, Inc.

9.	Form of Stock Option Agreement for employees and consultants.

10.	Form of Employee Stockholder Agreement for employees.

11.	Form of Optionee Stockholder Agreements for board members and consultants.

12.	Asset Contribution and Assumption of Liabilities Agreement, dated as of March 30, 2000, by and between Athersys, Inc. and Advanced Biotherapeutics, Inc.

13.	Intercompany Loan Agreement, dated as of September 18, 2002, by and between Athersys, Inc. and Advanced Biotherapeutics, Inc., as amended July 18, 2005.

14.	Technology and Contract Assignment and Assumption Agreement, effective as of May 5, 2006, by and between Athersys, Inc. and ReGenesys, LLC.

15.	Services Agreement, dated as of November 4, 2003, by and between Athersys, Inc. and ReGenesys, LLC.

16.	Intellectual Property Rights and Confidentiality Agreement, dated as of November 4, 2003, by and between Athersys, Inc. and Advanced Biotherapeutics, Inc.

17.	Material Transfer and Intellectual Property Disposition Agreement, dated as of April 5, 2004, by and between Athersys, Inc. and the Cleveland Clinic Foundation, as amended.

18.	Research and Material Transfer Agreement, dated as of June 30, 2005, by and between Athersys, Inc., Advanced Biotherapeutics, Inc., and Case Western Reserve University, through its faculty member Dr. Jerry Silver.

19.	Master Agreement by and between MPI research, Inc. and Athersys, Inc., dated as of October 13, 2005, and various Service Agreement Addendums.

20.	Authorization to Proceed agreement, dated as of February 17, 2006, by and between Athersys, Inc. and Cambrex Bio Science Walkersville, Inc.

21.	Confidentiality and Material Transfer Agreement, dated as of August 4, 2004, by and between Athersys, Inc. and the Regents of the University of Minnesota, as represented by Principal Investigator Catherine Verfaillie, MD and the University’s Stem Cell Institute.

22.	Material Transfer Agreement, dated as of April 11, 2006, by and between Athersys, Inc. and the Regents of the University of Minnesota, through its faculty members Drs. Rosenberg and Gupta.

23.	Research Agreement, dated as of April 29, 2003, by and between MCL LLC and the Regents of the University of Minnesota, assumed by ReGenesys, LLC through operation of merger on November 4, 2003, and Amendment No. 1 dated as of May 1, 2004, Amendment No. 2 dated as of July 1, 2004, Amendment No. 3 dated as of February 1, 2005, and Amendment No. 4 dated as of April 25, 2005 (effective as of January 1, 2005).

24.	Exclusive License Agreement, dated as of May 17, 2002, by and between Regents of the University of Minnesota and MCL LLC, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

25.	Ownership Agreement, dated as of May 17, 2002, by and between Regents of the University of Minnesota and MCL LLC, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

26.	Confidential Research Agreement, dated as of November 15, 2004, by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and the Medical College of Georgia.

Research Institute, Inc., as amended on January 9, 2005.

27.	Confidential Research Agreement, dated as of November 1, 2005, by and between Athersys, Inc. and the Medical College of Georgia Research Institute, Inc.

28.	Research Agreement, dated as of October 22, 2004, by and between Athersys, Inc. and Oregon Health and Sciences University, as amended on April 13, 2005.

29.	Collaboration Agreement, dated as of May 25, 2004, by and between Athersys, Inc. and the Juvenile Diabetes Research Foundation International.

30.	Collaboration Agreement, dated as of July 10, 2003, by and between Athersys, Inc. and Case Western Reserve University, related to the Biomedical Research and Technology Transfer (BRTT) Trust Funds grant.

31.	Cooperative Research and Development Agreement, dated as of April 22, 2004, by and between Athersys, Inc. and the Public Heath Service (NHLBI), as amended on September 7, 2005.

32.	Notices of Grant Awards to Company from National Institutes of Health under its Small Business Innovation Research Program.

33.	Research Agreement, dated as of March 30, 2005, by and between Athersys, Inc. and the Regents of the University of Minnesota, with Principal Investigator Dr. Wagner.

34.	Multi-Lineage Progenitor Cell Research License, dated as of August 23, 2005, by and between Athersys, Inc. and BIOE, Inc.

35.	License and Supply Agreement, dated as of August 8, 2005, by and between Mercator, Inc. (formerly EndoBionics, Inc.) and Athersys, Inc.

36.	Service Agreement, dated as of December 9, 2005, by and between Athersys, Inc. and Perry Scientific Inc.

37.	Agreement and Plan of Merger, dated as of November 3, 2003, by and among Athersys, Inc., ReGenesys, LLC, MCL LLC, and Leo T. Furcht, M.D.

38.	Agreement, dated as of November 2, 1999, by and among MCL LLC, Catherine Verfaillie, Morayma Reyes, and Leo T. Furcht, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

39.	Waiver Regarding the Inventor’s Agreement, dated as of January 2, 2003, by and among MCL LLC, Morayma Reyes, and Athersys, Inc.

40.	Waiver Regarding the Inventor’s Agreement, dated as of October 27, 2002, by and among MCL LLC, Catherine Verfaillie, Leo T. Furcht, and Athersys, Inc.

41.	Loan Agreement, dated as of November 3, 2003, by and between Athersys, Inc. and Leo T. Furcht, M.D.

42.	Tax Matters Agreement, dated as of October 27, 2002, by and between Athersys, Inc. and Leo T. Furcht, M.D.

43.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 60/147,324 and 60/164,650, dated as of January 31, 2001 by and between Dr. Catherine Verfaillie, Dr. Leo T. Furcht, Dr. Morayma Reyes, and MCL LLC.

44.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 60/504,100, dated as of October 23, 2003 by and between Dr. Catherine Verfaillie, MCL LLC, and the Regents of the University of Minnesota.

45.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 10/048,757 dated as of October 17, 2003 by and between Dr. Catherine Verfaillie, Dr. Leo T. Furcht, Dr. Morayma Reyes, MCL LLC. and the Regents of the University of Minnesota.

46.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 10/467,963 dated as of October 17, 2003 by and between Dr. Catherine Verfaillie, Dr. Leo T. Furcht, Dr. Morayma Reyes, MCL LLC and the Regents of the University of Minnesota.

47.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 60/268,786 dated as of April 13, 2001 by and between Catherine Verfaillie, Leo T. Furcht, and MCL LLC.

48.	Assignment Agreement in the application for United States Letters Patent, identified by United States Serial No. 60/269,062 dated as of April 13, 2001 by and between Catherine Verfaillie, Leo T. Furcht, and MCL LLC.

49.	Assignment Agreement for provisional application identified by United States Serial No. 60/429,631 dated as of October 23, 2003 by and between Dr. Catherine Verfaillie, and MCL LLC.

50.	Assignment Agreement for provisional application identified by United States Serial No. 60/504,125 dated as of October 23, 2003 by and between Dr. Catherine Verfaillie, and MCL LLC.

51.	Research Collaboration and License Agreement, dated as of December 8, 2000, by and between Athersys, Inc. and Bristol-Myers Squibb Company.

52.	Cell Line Collaboration and License Agreement, dated as of July 1, 2002, by and between Athersys, Inc. and Bristol-Myers Squibb Company, as amended as of January 1, 2006.

53.	Extended Collaboration and License Agreement, dated as of January 1, 2006, by and between Athersys, Inc. and Bristol-Myers Squibb Company.

54.	Research Collaboration and License Agreement, dated as of November 7, 2001, by and between Athersys, Inc. and Pfizer Inc.

55.	Research Agreement, dated as of October 2, 2001, by and between Athersys, Inc. and the University of Rochester, as amended on November 10, 2003 and September 1, 2005.

56.	Cooperative Research and Development Agreement, dated as of September 21, 2000, by and among Athersys, Inc., the Board of Trustees of the University of Alabama at Birmingham for the University of Alabama at Birmingham, and The UAB Research Foundation, as amended.

57.	Mutual Termination and Release Agreement, and License Agreement, dated as of December 19, 2003, by and between Athersys, Inc. and 3-Dimensional Pharmaceuticals Inc.

58.	Cross-License Agreement, dated as of September 5, 2003, by and between Athersys, Inc. and Lexicon Genetics Incorporated.

59.	License Agreement, dated as of November 1, 1995, by and between Case Western Reserve University and Athersys, Inc.

60.	Memorandum Agreement, dated as of October 22, 1997, by and between Case Western Reserve University and Athersys, Inc.

61.	License Agreement, dated as of September 2, 2000, by and between Athersys, Inc. and the University of Iowa.

62.	License Agreement, dated as of April 10, 2002, by and between Athersys, Inc. and PE Corporation, through its Applied Biosystems Group.

63.	Assignment of License Right, dated as of April 10, 2002, by and between Athersys, Inc. and Dr. John Harrington, Dr. Chih-Lin Hsieh and Dr. Michael Lieber, as amended.

64.	Joint Venture Agreement, dated as of November 30, 2000, by and between Athersys, Inc. and President Life Sciences Co., Ltd.

65.	Subscription, Joint Development and Operating Agreement, dated as of October 21, 1999, by and among Elan Corporation, plc, Elan International Services, Ltd., Elan Pharma International Limited, Athersys, Inc. and Athersys Newco Ltd.

66.	License Agreement, dated as of October 21, 1999, by and between Athersys, Inc. and Athersys Newco Ltd.

67.	Funding Agreement, dated as of October 21, 1999, by and among Elan Pharma International Limited, Elan Corporation, plc, Elan International Services, Ltd. and Athersys, Inc.

68.	Settlement Agreement, dated as of July 2, 2003, by and between Oculus Pharmaceuticals, Inc. and Athersys, Inc.

69.	Master Services Agreement, dated as of May 2, 2005, by and between Athersys, Inc., Advanced Biotherapeutics Inc., and SCYNEXIS, Inc.

70.	Master Agreement, dated as of August 11, 2005, between Athersys, Inc. and Inveresk Research International Limited/Charles River Laboratories, and various Contract and Protocol Addendums.

71.	Laboratory Services and Confidentiality Agreement, dated as of April 4, 2004, between Athersys, Inc. and Charles River Laboratories.

72.	Consultancy Services Agreement, dated as of November 30, 2005, between Athersys, Inc. and Charles River Laboratories Clinical Services International Limited.

73.	Material Transfer Agreement, MGH Ref. 1790, dated as of May 2, 2005, by and between Athersys, Inc., Advanced Biotherapeutics Inc., and The General Hospital Corporation d.b.a. Massachusetts General Hospital.

74.	Non-Exclusive Option Agreement, MGH Case No. 1790, dated as of May 2, 2005, by and between Athersys, Inc., Advanced Biotherapeutics Inc., and The General Hospital Corporation d.b.a. Massachusetts General Hospital.

75.	Agreement of Quotation and Protocols, dated as of December 22, 2005, by and between Athersys, Inc. and Toxicon Corporation.

76.	Biological Materials License Agreement, dated as of December 21, 2000, by and between Athersys, Inc. and Molecular Devices Corporation.

77.	License Agreement, dated as of June 11, 2001, by and between Athersys, Inc. and Brookhaven Science Associates, LLC.

78.	Collaborative Research and Development Agreement, dated as of February 9, 2005, by and between Athersys, Inc. and The Ohio State University.

79.	Various Notices of Grant Awards to Company from National Institutes of Health under its Small Business Innovation Research Program.

80.	Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among Athersys, Inc., Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

81.	Promissory Notes made by Athersys, Inc. and Advanced Biotherapeutics, Inc., on behalf of Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P., dated November 12, 2004 (numbers CK-001 and 4035-001), and dated December 29, 2004 (numbers CK-002 and 4035-002).

82.	Intellectual Property Security Agreement, dated as of February 14, 2006, by and between Athersys, Inc. and Venture Lending & Leasing IV, Inc.

83.	Control Agreement Concerning Deposit Accounts, dated as of November 2, 2004, by and among Athersys, Inc., Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., Costella Kirsch IV, L.P., and National City Bank.

84.	Account Control Agreement, dated as of November 2, 2004, by and among Athersys, Inc., Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., Costella Kirsch IV, L.P., and NatCity Investments.

85.	Engagement Letter, dated as of October 3, 2005, by and between Athersys, Inc. and Kaufman & Company, LLC.

86.	Engagement Letter, dated as of October 31, 2005, by and between Athersys, Inc. and Merrill Lynch & Co.

87.	Consulting Agreement, dated as of May 27, 2004, by and between Athersys, Inc., Advanced Biotherapeutics, Inc., and Jim Shook Research, Inc., as extended.

88.	Consulting Agreement, dated as of October 27, 2002, by and between Athersys, Inc. and Dr. Catherine Verfaillie, as amended on March 4, 2003.

89.	Consulting Agreement, dated as of February 22, 2005, by and between Athersys, Inc., Advanced Biotherapeutics, Inc., and Dr. Pascal Goldschmidt.

90.	Consulting Agreement, dated as of March 6, 2005, by and between Athersys, Inc., Advanced Biotherapeutics, Inc., and Dr. Jianyi Zhang.

91.	Consulting Agreement, dated as of March 6, 2005, by and between Athersys, Inc., Advanced Biotherapeutics, Inc., and Dr. Ken Walsh.

92.	Consulting Agreement, dated as of March 25, 2005, by and between Athersys, Inc., Advanced Biotherapeutics, Inc., and Dr. Michael Simons.

93.	Consulting Agreement, dated as of February 1, 2005, by and between Athersys, Inc., Advanced Biotherapeutics, Inc., and Dr. Brian Annex.

94.	Consulting Agreement, dated as of May 10, 2004, by and between Athersys, Inc., Advanced Biotherapeutics, Inc., and Dr. Gilbert Clincke, as extended on September 28, 2005.

95.	Consulting Agreement, dated as of January 6, 2005, by and between Athersys, Inc., Advanced Biotherapeutics, Inc., and Dr. Xavier Pi-Sunyer.

96.	Consulting Agreement, dated as of May 1, 2005, by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and Dr. Thomas Caskey.

97.	Consulting Agreement, dated as of November 4, 2005, by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and Charles E. Piper (CEP Consulting).

98.	Consulting Agreement, dated as of February 7, 2006, by and between Athersys, Inc. and Biologics Consulting Group, Inc.

99.	Master Service Agreement, dated as of March 9, 2004, by and between Athersys, Inc., and CATO Research, as extended.

100.	Letter Agreement, dated as of January 22, 2003, by and between Athersys, Inc. and Dr. George Milne, Jr.

101.	Form of D&O Indemnification Agreement.

102.	Form of Incentive Agreement for employees.

103.	Form of Separation and General Release Agreements for terminated employees.

104.	Promissory Note made by Gil Van Bokkelen on behalf of Advanced Biotherapeutics, Inc., dated May 20, 2002.

105.	Lease Agreement, dated as of March 23, 2000, by and between Athersys, Inc. and Sherry E. Greer and James C. Comella, Trustees, under T/A/D December 21, 1991, as amended, and notices of lease extensions.

106.	Facilities Use Agreement, dated as of February 18, 2002, by and between Athersys, Inc. and The MetroHealth System, as amended.

107.	Employment Agreement, dated as of December 1, 1998, by and between Athersys, Inc. and Gil Van Bokkelen, Ph.D.

108.	Employment Agreement, dated as of December 1, 1998, by and between Athersys, Inc. and John J. Harrington, Ph.D.

109.	Employment Agreement, dated as of May 22, 1998, by and between Athersys, Inc. and Laura K. Campbell.

110.	Employment Agreement, dated as of May 22, 1998, by and between Athersys, Inc. and Robert Perry.

111.	Employment Agreement, dated as of May 22, 1998, by and between Athersys, Inc. and Rakesh Ramachandran.

112.	Employment Agreement, dated as of May 22, 1998, by and between Athersys, Inc. and Bruce Sherf.

113.	Employment Agreement, dated as of October 3, 2003, by and between Advanced Biotherapeutics, Inc. and Robert Deans, Ph.D.

114.	Employment Agreement, dated as of January 1, 2004, by and between Advanced Biotherapeutics, Inc. and Anne Brown.

115.	Employment Agreement, dated as of January 1, 2004, by and between Advanced Biotherapeutics, Inc. and William Lehmann.

116.	Employment Agreement, dated as of January 1, 2005, by and between Advanced Biotherapeutics, Inc. and Judith Hubbard.

Exhibit B
License Agreement
See Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (Commission No. 000-52108) filed with the SEC on June 14, 2007.

Exhibit C
Sublicense Agreement
See Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (Commission No. 000-52108) filed with the SEC on June 14, 2007.